EXHIBIT 4

================================================================================

                    SECURITIZED ASSET BACKED RECEIVABLES LLC,
                                   Depositor,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                    Servicer,

                             NC CAPITAL CORPORATION,
                               Responsible Party,

                  OFFICETIGER GLOBAL REAL ESTATE SERVICES INC.,
                            Loan Performance Advisor,

                         U.S. BANK NATIONAL ASSOCIATION,
                                    Trustee,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                            Securities Administrator

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                    Custodian

                         -------------------------------
                         POOLING AND SERVICING AGREEMENT

                             Dated as of May 1, 2006
                         -------------------------------

             SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-NC2

                       MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-NC2

================================================================================

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans..............
Section 2.03  Representations, Warranties and Covenants of the
                Responsible Party and the Servicer; Remedies for
                Breaches of Representations and Warranties with Respect
                to the Mortgage Loans......................................
Section 2.04  [Reserved]...................................................
Section 2.05  Execution and Delivery of Certificates.......................
Section 2.06  REMIC Matters................................................
Section 2.07  Representations and Warranties of the Depositor..............

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01  Servicer to Service Mortgage Loans...........................
Section 3.02  Subservicing Agreements between the Servicer and
                Subservicers...............................................
Section 3.03  Successor Subservicers.......................................
Section 3.04  Liability of the Servicer....................................
Section 3.05  No Contractual Relationship between Subservicers and the
                Trustee or the Securities Administrator....................
Section 3.06  Assumption or Termination of Subservicing Agreements by
                Trustee....................................................
Section 3.07  Collection of Certain Mortgage Loan Payments.................
Section 3.08  Subservicing Accounts........................................
Section 3.09  Collection of Taxes, Assessments and Similar Items;
                Escrow Accounts............................................
Section 3.10  Collection Account...........................................
Section 3.11  Withdrawals from the Collection Account......................
Section 3.12  Investment of Funds in the Collection Account, Escrow
                Accounts and the Distribution Account......................
Section 3.13  Maintenance of Hazard Insurance and Errors and Omissions
                and Fidelity Coverage......................................
Section 3.14  Enforcement of Due-On-Sale Clauses; Assumption Agreements....
Section 3.15  Realization upon Defaulted Mortgage Loans....................
Section 3.16  Release of Mortgage Files....................................
Section 3.17  Title, Conservation and Disposition of REO Property..........
Section 3.18  Notification of Adjustments..................................
Section 3.19  Access to Certain Documentation and Information Regarding
                the Mortgage Loans.........................................
Section 3.20  Documents, Records and Funds in Possession of the
                Servicer to Be Held for the Securities Administrator.......
Section 3.21  Servicing Compensation.......................................
Section 3.22  Annual Statement as to Compliance............................
Section 3.23  Annual Reports on Assessment of Compliance with Servicing
                Criteria; Annual Independent Public Accountants'
                Attestation Report.........................................
Section 3.24  Trustee to Act as Servicer...................................
Section 3.25  Compensating Interest........................................
Section 3.26  Credit Reporting; Gramm-Leach-Bliley Act.....................

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

Section 4.01  Advances.....................................................
Section 4.02  Priorities of Distribution...................................
Section 4.03  Monthly Statements to Certificateholders.....................
Section 4.04  Certain Matters Relating to the Determination of LIBOR.......
Section 4.05  Allocation of Applied Realized Loss Amounts..................
Section 4.06  Supplemental Interest Account................................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.............................................
Section 5.02  Certificate Register; Registration of Transfer and
                Exchange of Certificates...................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.04  Persons Deemed Owners........................................
Section 5.05  Access to List of Certificateholders' Names and Addresses....
Section 5.06  Maintenance of Office or Agency..............................

                                   ARTICLE VI

                           THE DEPOSITOR, THE SERVICER
                        AND THE LOAN PERFORMANCE ADVISOR

Section 6.01  Respective Liabilities of the Depositor and the Servicer.....
Section 6.02  Merger or Consolidation of the Depositor or the Servicer.....
Section 6.03  Limitation on Liability of the Depositor, the Servicer
                and Others.................................................
Section 6.04  Limitation on Resignation of the Servicer....................
Section 6.05  Additional Indemnification by the Servicer; Third Party
               Claims......................................................
Section 6.06  Duties of the Loan Performance Advisor.......................
Section 6.07  Loan Performance Advisor's Fees..............................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default............................................
Section 7.02  Trustee to Act; Appointment of Successor.....................
Section 7.03  Notification to Certificateholders...........................

                                  ARTICLE VIII

                    CONCERNING THE TRUSTEE AND THE CUSTODIAN

Section 8.01  Duties of the Trustee........................................
Section 8.02  Certain Matters Affecting the Custodian and the Trustee......
Section 8.03  Trustee and Custodian Not Liable for Certificates or
               Mortgage Loans..............................................
Section 8.04  Trustee May Own Certificates.................................
Section 8.05  Trustee's and Custodian's Fees and Expenses..................
Section 8.06  Eligibility Requirements for the Trustee.....................
Section 8.07  Resignation and Removal of the Trustee.......................
Section 8.08  Successor Trustee............................................
Section 8.09  Merger or Consolidation of the Trustee.......................
Section 8.10  Appointment of Co-Trustee or Separate Trustee................
Section 8.11  Tax Matters..................................................
Section 8.12  Periodic Filings.............................................
Section 8.13  Tax Classification of the Excess Reserve Fund Account,
                the Supplemental Interest Account, the Interest Rate
                Swap Agreement and the Cap Agreement.......................
Section 8.14  Custodial Responsibilities...................................
Section 8.15  Limitations on Custodial Responsibilities....................

                                   ARTICLE IX

                     CONCERNING THE SECURITIES ADMINISTRATOR

Section 9.01  Duties of Securities Administrator...........................
Section 9.02  Certain Matters Affecting the Securities Administrator.......
Section 9.03  Securities Administrator Not Liable for Certificates or
                Mortgage Loans.............................................
Section 9.04  Securities Administrator May Own Certificates................
Section 9.05  Securities Administrator's Fees and Expenses.................
Section 9.06  Eligibility Requirements for Securities Administrator........
Section 9.07  Resignation and Removal of Securities Administrator..........
Section 9.08  Successor Securities Administrator...........................
Section 9.09  Merger or Consolidation of Securities Administrator..........
Section 9.10  Assignment or Delegation of Duties by the Securities
                Administrator..............................................

                                    ARTICLE X

                                   TERMINATION

Section 10.01 Termination upon Liquidation or Purchase of the Mortgage
                Loans......................................................
Section 10.02 Final Distribution on the Certificates.......................
Section 10.03 Additional Termination Requirements..........................

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment....................................................
Section 11.02 Recordation of Agreement; Counterparts.......................
Section 11.03 Governing Law................................................
Section 11.04 Intention of Parties.........................................
Section 11.05 Notices......................................................
Section 11.06 Severability of Provisions...................................
Section 11.07 Assignment...................................................
Section 11.08 Limitation on Rights of Certificateholders...................
Section 11.09 Inspection and Audit Rights..................................
Section 11.10 Certificates Nonassessable and Fully Paid....................
Section 11.11 Assignment; Sales; Advance Facilities........................
Section 11.12 Rule of Construction.........................................
Section 11.13 Waiver of Jury Trial.........................................
Section 11.14 Rights of the Swap Provider..................................
Section 11.15 Regulation AB Compliance; Intent of the Parties;
                Reasonableness.............................................
Section 11.16 Third Party Rights...........................................

SCHEDULES

Schedule I        Mortgage Loan Schedule

Schedule II Representations and Warranties of Wells Fargo Bank, National Association, as Servicer

Schedule III Representations and Warranties of the Responsible Party as to the NC Capital Mortgage Loans

Schedule IV       Representations and Warranties as to the Responsible Party

Schedule V Representations and Warranties of the Depositor as to the Mortgage Loans

Schedule VI Representations and Warranties of Deutsche Bank National Trust Company, as Custodian

EXHIBITS

Exhibit A         Form of Class A, Class M and Class B Certificates

Exhibit B         Form of Class P Certificate

Exhibit C         Form of Class R Certificate

Exhibit D         Form of Class X Certificate

Exhibit E         Form of Initial Certification of Custodian

Exhibit F         Form of Document Certification and Exception Report of
                  Custodian

Exhibit G         Form of Residual Transfer Affidavit

Exhibit H         Form of Transferor Certificate

Exhibit I         Form of Rule 144A Letter

Exhibit J         Form of Request for Release

Exhibit K         Form of Contents for Each Mortgage File

Exhibit L         Form of Certification to be provided with Form 10-K

Exhibit M         Form of Securities Administrator's Certification to be
                  provided to Depositor

Exhibit N         Form of Servicer's Certification to be provided to Depositor

Exhibit O         Servicing Criteria

Exhibit P         Additional Form 10-D Disclosure

Exhibit Q         Additional Form 10-K Disclosure

Exhibit R         Form 8-K Disclosure Information

Exhibit S         Interest Rate Swap Agreement

Exhibit T         Cap Agreement

Exhibit U         [Reserved]

Exhibit V         Servicer Remittance Report Format

Exhibit W         Additional Disclosure Notification

Exhibit X         Assignment Agreement

Exhibit Y         WMC Purchase Agreement Mortgage Loan Representations and
                  Warranties

            THIS POOLING AND SERVICING AGREEMENT, dated as of May 1, 2006, among SECURITIZED ASSET BACKED RECEIVABLES LLC, a Delaware limited liability company, as depositor (the "Depositor"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as servicer (the "Servicer"), NC CAPITAL CORPORATION, as responsible party (the "Responsible Party"), OFFICETIGER GLOBAL REAL ESTATE SERVICES INC., as loan performance advisor (the "Loan Performance Advisor"), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as securities administrator, and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as custodian (the "Custodian").

                              W I T N E S S E T H:

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

            The Securities Administrator shall elect that four segregated asset pools within the Trust Fund (exclusive of (i) the Prepayment Charges, (ii) the Interest Rate Swap Agreement and the Cap Agreement, (iii) the Supplemental Interest Account, (iv) the Excess Reserve Fund Account, and (v) the right of the LIBOR Certificates to receive Upper Tier Carry Forward Amounts and, without duplication, Basis Risk Carry Forward Amounts and the obligation to pay Class IO Shortfalls) be treated for federal income tax purposes as comprising four REMICs (each, a "Trust REMIC" or, in the alternative, Pooling Tier REMIC-1, Pooling Tier REMIC-2, the Lower Tier REMIC and the Upper Tier REMIC, respectively). Each Class of Certificates (other than the Class P and Class R Certificates), other than the right of each Class of LIBOR Certificates to receive Upper Tier Carry Forward Amounts and, without duplication, Basis Risk Carry Forward Amounts and the obligation to pay Class IO Shortfalls and the right of the Class X Certificates to receive payments from the Interest Rate Swap Agreement, the Cap Agreement and the Class IO Shortfalls, represents ownership of a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions. The Class R Certificates represent ownership of the sole class of residual interest in each of Pooling Tier REMIC-1, Pooling Tier REMIC-2, the Lower Tier REMIC and the Upper Tier REMIC for purposes of the REMIC Provisions. The Startup Day for each Trust REMIC is the Closing Date. The latest possible maturity date for each regular interest is the latest date referenced in Section 2.06.

            The Upper Tier REMIC shall hold as assets the several classes of uncertificated Lower Tier REMIC Regular Interests, set out below. The Lower Tier REMIC shall hold as assets the several classes of uncertificated Pooling Tier REMIC-2 Regular Interests. Pooling Tier REMIC-2 shall hold as assets the several classes of uncertificated Pooling Tier REMIC-1 Regular Interests. Pooling Tier REMIC-1 shall hold as assets the assets of the Trust Fund (exclusive of (i) the Prepayment Premiums, (ii) the Interest Rate Swap Agreement and the Cap Agreement, (iii) the Supplemental Interest Account, (iv) the Excess Reserve Fund Account, and (v) the right of the LIBOR Certificates to receive Upper Tier Carry Forward Amounts and, without duplication, Basis Risk Carry Forward Amounts and the obligation to pay Class IO Shortfalls).

            For federal income tax purposes, the Class P Certificates represent beneficial ownership of the Prepayment Charges, each Class of LIBOR Certificates represents beneficial ownership of a regular interest in the Upper Tier REMIC and the right to receive Upper-Tier Carry Forward Amounts and, without duplication, Basis Risk Carry Forward Amounts, and the Class X Certificates represent beneficial ownership of two regular interests in the Upper Tier REMIC and the right to receive payments from the Class IO Shortfalls, the Excess Reserve Fund Account, the Supplemental Interest Account, the Interest Rate Swap Agreement and the Cap Agreement, which portions of the Trust Fund shall be treated as a grantor trust.

                              Pooling Tier REMIC-1

            Pooling Tier REMIC-1 shall issue the following interests in Pooling Tier REMIC-1, and each such interest, other than the Class PT1-R Interest, is hereby designated as a regular interest in the Pooling Tier REMIC-1. Pooling Tier REMIC-1 shall also issue the Class PT1-R Interest, which shall be represented by the Class R Certificates. The Class PT1-R Interest is hereby designated as the sole class of residual interest in Pooling Tier REMIC-1.

                                                  Initial Pooling
                                 Pooling Tier           Tier
        Pooling Tier REMIC-1   REMIC-1 Interest       REMIC-1
             Interest               Rate          Principal Amount
        --------------------   ----------------   ----------------
        Class PT1-1                  (1)           $11,923,477.00
        Class PT1-2A                 (2)           $ 8,964,892.50
        Class PT1-2B                 (3)           $ 8,964,892.50
        Class PT1-3A                 (2)           $ 9,209,471.00
        Class PT1-3B                 (3)           $ 9,209,471.00
        Class PT1-4A                 (2)           $ 9,424,498.50
        Class PT1-4B                 (3)           $ 9,424,498.50
        Class PT1-5A                 (2)           $ 9,609,141.50
        Class PT1-5B                 (3)           $ 9,609,141.50
        Class PT1-6A                 (2)           $ 9,762,734.00
        Class PT1-6B                 (3)           $ 9,762,734.00
        Class PT1-7A                 (2)           $ 9,884,781.00
        Class PT1-7B                 (3)           $ 9,884,781.00
        Class PT1-8A                 (2)           $10,068,938.00
        Class PT1-8B                 (3)           $10,068,938.00
        Class PT1-9A                 (2)           $10,123,109.50
        Class PT1-9B                 (3)           $10,123,109.50
        Class PT1-10A                (2)           $10,144,991.00
        Class PT1-10B                (3)           $10,144,991.00
        Class PT1-11A                (2)           $10,134,787.50
        Class PT1-11B                (3)           $10,134,787.50
        Class PT1-12A                (2)           $10,004,806.00
        Class PT1-12B                (3)           $10,004,806.00
        Class PT1-13A                (2)           $ 9,574,121.00
        Class PT1-13B                (3)           $ 9,574,121.00
        Class PT1-14A                (2)           $ 9,096,996.00
        Class PT1-14B                (3)           $ 9,096,996.00
        Class PT1-15A                (2)           $ 8,644,063.50
        Class PT1-15B                (3)           $ 8,644,063.50
        Class PT1-16A                (2)           $ 8,214,076.50
        Class PT1-16B                (3)           $ 8,214,076.50
        Class PT1-17A                (2)           $ 7,805,850.00
        Class PT1-17B                (3)           $ 7,805,850.00
        Class PT1-18A                (2)           $ 7,422,367.00
        Class PT1-18B                (3)           $ 7,422,367.00
        Class PT1-19A                (2)           $ 7,055,908.50
        Class PT1-19B                (3)           $ 7,055,908.50
        Class PT1-20A                (2)           $ 7,103,217.50
        Class PT1-20B                (3)           $ 7,103,217.50
        Class PT1-21A                (2)           $13,262,500.50
        Class PT1-21B                (3)           $13,262,500.50
        Class PT1-22A                (2)           $13,330,911.00
        Class PT1-22B                (3)           $13,330,911.00
        Class PT1-23A                (2)           $11,642,626.00
        Class PT1-23B                (3)           $11,642,626.00
        Class PT1-24A                (2)           $10,177,615.50
        Class PT1-24B                (3)           $10,177,615.50
        Class PT1-25A                (2)           $ 8,891,529.50
        Class PT1-25B                (3)           $ 8,891,529.50
        Class PT1-26A                (2)           $ 7,431,193.00
        Class PT1-26B                (3)           $ 7,431,193.00
        Class PT1-27A                (2)           $ 6,201,814.50
        Class PT1-27B                (3)           $ 6,201,814.50
        Class PT1-28A                (2)           $ 5,245,787.50
        Class PT1-28B                (3)           $ 5,245,787.50
        Class PT1-29A                (2)           $ 4,492,861.00
        Class PT1-29B                (3)           $ 4,492,861.00
        Class PT1-30A                (2)           $ 3,888,693.00
        Class PT1-30B                (3)           $ 3,888,693.00
        Class PT1-31A                (2)           $ 3,397,003.00
        Class PT1-31B                (3)           $ 3,397,003.00
        Class PT1-32A                (2)           $ 2,991,897.50
        Class PT1-32B                (3)           $ 2,991,897.50
        Class PT1-33A                (2)           $ 2,656,564.50
        Class PT1-33B                (3)           $ 2,656,564.50
        Class PT1-34A                (2)           $ 2,375,015.50
        Class PT1-34B                (3)           $ 2,375,015.50
        Class PT1-35A                (2)           $ 2,136,386.50
        Class PT1-35B                (3)           $ 2,136,386.50
        Class PT1-36A                (2)           $ 1,932,072.50
        Class PT1-36B                (3)           $ 1,932,072.50
        Class PT1-37A                (2)           $ 1,757,462.00
        Class PT1-37B                (3)           $ 1,757,462.00
        Class PT1-38A                (2)           $ 1,648,202.00
        Class PT1-38B                (3)           $ 1,648,202.00
        Class PT1-39A                (2)           $ 1,558,326.00
        Class PT1-39B                (3)           $ 1,558,326.00
        Class PT1-40A                (2)           $ 1,473,335.50
        Class PT1-40B                (3)           $ 1,473,335.50
        Class PT1-41A                (2)           $ 1,393,203.50
        Class PT1-41B                (3)           $ 1,393,203.50
        Class PT1-42A                (2)           $ 1,317,513.50
        Class PT1-42B                (3)           $ 1,317,513.50
        Class PT1-43A                (2)           $ 1,246,006.50
        Class PT1-43B                (3)           $ 1,246,006.50
        Class PT1-44A                (2)           $ 1,103,272.00
        Class PT1-44B                (3)           $ 1,103,272.00
        Class PT1-45A                (2)           $ 1,043,709.00
        Class PT1-45B                (3)           $ 1,043,709.00
        Class PT1-46A                (2)           $   987,416.00
        Class PT1-46B                (3)           $   987,416.00
        Class PT1-47A                (2)           $   934,226.00
        Class PT1-47B                (3)           $   934,226.00
        Class PT1-48A                (2)           $   883,952.50
        Class PT1-48B                (3)           $   883,952.50
        Class PT1-49A                (2)           $   836,434.00
        Class PT1-49B                (3)           $   836,434.00
        Class PT1-50A                (2)           $   791,516.00
        Class PT1-50B                (3)           $   791,516.00
        Class PT1-51A                (2)           $   749,053.50
        Class PT1-51B                (3)           $   749,053.50
        Class PT1-52A                (2)           $   708,878.00
        Class PT1-52B                (3)           $   708,878.00
        Class PT1-53A                (2)           $   670,930.50
        Class PT1-53B                (3)           $   670,930.50
        Class PT1-54A                (2)           $   635,052.00
        Class PT1-54B                (3)           $   635,052.00
        Class PT1-55A                (2)           $ 8,798,070.00
        Class PT1-55B                (3)           $ 8,798,070.00
        Class PT1-56A                (3)           $11,923,477.00
        Class PT1-56B                (4)           $ 8,964,892.50
        Class PT1-57A                (3)           $ 8,964,892.50
        Class PT1-57B                (4)           $ 9,209,471.00
        Class PT1-R                  (4)                N/A

---------------

(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-1 Interest Rate") equal to the Pooling Tier REMIC-1 Net WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-1 Interest Rate") equal to the product of
      (i) 2 and (ii) the Pooling Tier REMIC-1 Net WAC Rate, subject to a maximum rate of 10.674%.

(3) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-1 Interest Rate") equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Pooling Tier REMIC-1 Net WAC Rate over (B) 10.674%.

(4) The Class PT1-R Interest shall not have a principal balance and shall not bear interest.

            On each Distribution Date, the Securities Administrator shall first pay from the Trust Fund and charge as an expense of Pooling Tier REMIC-1 all expenses of the Trust for such Distribution Date. Such expense, other than Servicing Fees, Loan Performance Advisor Fees and Securities Administrator Fees, shall be allocated in the same manner as Realized Losses.

            On each Distribution Date, the interest distributable in respect of the Mortgage Loans for such Distribution Date shall be deemed to be distributed to the Pooling Tier REMIC-1 Regular Interests at the rates shown above.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Mortgage Loans (including, for the first Distribution Date only, the Closing Date Deposit Amount) shall be allocated to the outstanding Pooling Tier REMIC-1 Regular Interest with the lowest numerical denomination until the Pooling Tier REMIC-1 Principal Amount of such interest or interests, as the case may be, is reduced to zero, provided that, with respect to Pooling Tier REMIC-1 Regular Interests with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling Tier REMIC-1 Regular Interests.

                              Pooling-Tier REMIC-2

            Pooling-Tier REMIC-2 shall issue the following interests in Pooling-Tier REMIC-2, and each such interest, other than the Class PT2-R Interest, is hereby designated as a regular interest in Pooling-Tier REMIC-2. The Class PT2-R Interest is hereby designated as the sole class of residual interest in Pooling-Tier REMIC-2 and shall be represented by the Class R Certificates.


                                   Pooling-Tier                      Corresponding     Corresponding
                   Pooling-Tier      REMIC-2        Corresponding    Pooling-Tier        Scheduled
                     REMIC-2         Initial        Pooling-Tier        REMIC-1          Crossover
  Pooling-Tier      Interest        Principal        REMIC-2 IO         Regular        Distribution
REMIC-2 Interest      Rate            Amount          Interest         Interest            Date
----------------   ------------   --------------   --------------   ---------------    -------------
Class PT2-1            (1)        $11,923,477.00         N/A              N/A               N/A
Class PT2-2A           (2)        $ 8,964,892.50   Class PT2-IO-2         N/A               N/A
Class PT2-2B           (3)        $ 8,964,892.50         N/A              N/A               N/A
Class PT2-3A           (2)        $ 9,209,471.00   Class PT2-IO-3         N/A               N/A
Class PT2-3B           (3)        $ 9,209,471.00         N/A              N/A               N/A
Class PT2-4A           (2)        $ 9,424,498.50   Class PT2-IO-4         N/A               N/A
Class PT2-4B           (3)        $ 9,424,498.50         N/A              N/A               N/A
Class PT2-5A           (2)        $ 9,609,141.50   Class PT2-IO-5         N/A               N/A
Class PT2-5B           (3)        $ 9,609,141.50         N/A              N/A               N/A
Class PT2-6A           (2)        $ 9,762,734.00   Class PT2-IO-6         N/A               N/A
Class PT2-6B           (3)        $ 9,762,734.00         N/A              N/A               N/A
Class PT2-7A           (2)        $ 9,884,781.00   Class PT2-IO-7         N/A               N/A
Class PT2-7B           (3)        $ 9,884,781.00         N/A              N/A               N/A
Class PT2-8A           (2)        $10,068,938.00   Class PT2-IO-8         N/A               N/A
Class PT2-8B           (3)        $10,068,938.00         N/A              N/A               N/A
Class PT2-9A           (2)        $10,123,109.50   Class PT2-IO-9         N/A               N/A
Class PT2-9B           (3)        $10,123,109.50         N/A              N/A               N/A
Class PT2-10A          (2)        $10,144,991.00   Class PT2-IO-10        N/A               N/A
Class PT2-10B          (3)        $10,144,991.00         N/A              N/A               N/A
Class PT2-11A          (2)        $10,134,787.50   Class PT2-IO-11        N/A               N/A
Class PT2-11B          (3)        $10,134,787.50         N/A              N/A               N/A
Class PT2-12A          (2)        $10,004,806.00   Class PT2-IO-12        N/A               N/A
Class PT2-12B          (3)        $10,004,806.00         N/A              N/A               N/A
Class PT2-13A          (2)        $ 9,574,121.00   Class PT2-IO-13        N/A               N/A
Class PT2-13B          (3)        $ 9,574,121.00         N/A              N/A               N/A
Class PT2-14A          (2)        $ 9,096,996.00   Class PT2-IO-14        N/A               N/A
Class PT2-14B          (3)        $ 9,096,996.00         N/A              N/A               N/A
Class PT2-15A          (2)        $ 8,644,063.50   Class PT2-IO-15        N/A               N/A
Class PT2-15B          (3)        $ 8,644,063.50         N/A              N/A               N/A
Class PT2-16A          (2)        $ 8,214,076.50   Class PT2-IO-16        N/A               N/A
Class PT2-16B          (3)        $ 8,214,076.50         N/A              N/A               N/A
Class PT2-17A          (2)        $ 7,805,850.00   Class PT2-IO-17        N/A               N/A
Class PT2-17B          (3)        $ 7,805,850.00         N/A              N/A               N/A
Class PT2-18A          (2)        $ 7,422,367.00   Class PT2-IO-18        N/A               N/A
Class PT2-18B          (3)        $ 7,422,367.00         N/A              N/A               N/A
Class PT2-19A          (2)        $ 7,055,908.50   Class PT2-IO-19        N/A               N/A
Class PT2-19B          (3)        $ 7,055,908.50         N/A              N/A               N/A
Class PT2-20A          (2)        $ 7,103,217.50   Class PT2-IO-20        N/A               N/A
Class PT2-20B          (3)        $ 7,103,217.50         N/A              N/A               N/A
Class PT2-21A          (2)        $13,262,500.50   Class PT2-IO-21        N/A               N/A
Class PT2-21B          (3)        $13,262,500.50         N/A              N/A               N/A
Class PT2-22A          (2)        $13,330,911.00   Class PT2-IO-22        N/A               N/A
Class PT2-22B          (3)        $13,330,911.00         N/A              N/A               N/A
Class PT2-23A          (2)        $11,642,626.00   Class PT2-IO-23        N/A               N/A
Class PT2-23B          (3)        $11,642,626.00         N/A              N/A               N/A
Class PT2-24A          (2)        $10,177,615.50   Class PT2-IO-24        N/A               N/A
Class PT2-24B          (3)        $10,177,615.50         N/A              N/A               N/A
Class PT2-25A          (2)        $ 8,891,529.50   Class PT2-IO-25        N/A               N/A
Class PT2-25B          (3)        $ 8,891,529.50         N/A              N/A               N/A
Class PT2-26A          (2)        $ 7,431,193.00   Class PT2-IO-26        N/A               N/A
Class PT2-26B          (3)        $ 7,431,193.00         N/A              N/A               N/A
Class PT2-27A          (2)        $ 6,201,814.50   Class PT2-IO-27        N/A               N/A
Class PT2-27B          (3)        $ 6,201,814.50         N/A              N/A               N/A
Class PT2-28A          (2)        $ 5,245,787.50   Class PT2-IO-28        N/A               N/A
Class PT2-28B          (3)        $ 5,245,787.50         N/A              N/A               N/A
Class PT2-29A          (2)        $ 4,492,861.00   Class PT2-IO-29        N/A               N/A
Class PT2-29B          (3)        $ 4,492,861.00         N/A              N/A               N/A
Class PT2-30A          (2)        $ 3,888,693.00   Class PT2-IO-30        N/A               N/A
Class PT2-30B          (3)        $ 3,888,693.00         N/A              N/A               N/A
Class PT2-31A          (2)        $ 3,397,003.00   Class PT2-IO-31        N/A               N/A
Class PT2-31B          (3)        $ 3,397,003.00         N/A              N/A               N/A
Class PT2-32A          (2)        $ 2,991,897.50   Class PT2-IO-32        N/A               N/A
Class PT2-32B          (3)        $ 2,991,897.50         N/A              N/A               N/A
Class PT2-33A          (2)        $ 2,656,564.50   Class PT2-IO-33        N/A               N/A
Class PT2-33B          (3)        $ 2,656,564.50         N/A              N/A               N/A
Class PT2-34A          (2)        $ 2,375,015.50   Class PT2-IO-34        N/A               N/A
Class PT2-34B          (3)        $ 2,375,015.50         N/A              N/A               N/A
Class PT2-35A          (2)        $ 2,136,386.50   Class PT2-IO-35        N/A               N/A
Class PT2-35B          (3)        $ 2,136,386.50         N/A              N/A               N/A
Class PT2-36A          (2)        $ 1,932,072.50   Class PT2-IO-36        N/A               N/A
Class PT2-36B          (3)        $ 1,932,072.50         N/A              N/A               N/A
Class PT2-37A          (2)        $ 1,757,462.00   Class PT2-IO-37        N/A               N/A
Class PT2-37B          (3)        $ 1,757,462.00         N/A              N/A               N/A
Class PT2-38A          (2)        $ 1,648,202.00   Class PT2-IO-38        N/A               N/A
Class PT2-38B          (3)        $ 1,648,202.00         N/A              N/A               N/A
Class PT2-39A          (2)        $ 1,558,326.00   Class PT2-IO-39        N/A               N/A
Class PT2-39B          (3)        $ 1,558,326.00         N/A              N/A               N/A
Class PT2-40A          (2)        $ 1,473,335.50   Class PT2-IO-40        N/A               N/A
Class PT2-40B          (3)        $ 1,473,335.50         N/A              N/A               N/A
Class PT2-41A          (2)        $ 1,393,203.50   Class PT2-IO-41        N/A               N/A
Class PT2-41B          (3)        $ 1,393,203.50         N/A              N/A               N/A
Class PT2-42A          (2)        $ 1,317,513.50   Class PT2-IO-42        N/A               N/A
Class PT2-42B          (3)        $ 1,317,513.50         N/A              N/A               N/A
Class PT2-43A          (2)        $ 1,246,006.50   Class PT2-IO-43        N/A               N/A
Class PT2-43B          (3)        $ 1,246,006.50         N/A              N/A               N/A
Class PT2-44A          (2)        $ 1,103,272.00   Class PT2-IO-44        N/A               N/A
Class PT2-44B          (3)        $ 1,103,272.00         N/A              N/A               N/A
Class PT2-45A          (2)        $ 1,043,709.00   Class PT2-IO-45        N/A               N/A
Class PT2-45B          (3)        $ 1,043,709.00         N/A              N/A               N/A
Class PT2-46A          (2)        $   987,416.00   Class PT2-IO-46        N/A               N/A
Class PT2-46B          (3)        $   987,416.00         N/A              N/A               N/A
Class PT2-47A          (2)        $   934,226.00   Class PT2-IO-47        N/A               N/A
Class PT2-47B          (3)        $   934,226.00         N/A              N/A               N/A
Class PT2-48A          (2)        $   883,952.50   Class PT2-IO-48        N/A               N/A
Class PT2-48B          (3)        $   883,952.50         N/A              N/A               N/A
Class PT2-49A          (2)        $   836,434.00   Class PT2-IO-49        N/A               N/A
Class PT2-49B          (3)        $   836,434.00         N/A              N/A               N/A
Class PT2-50A          (2)        $   791,516.00   Class PT2-IO-50        N/A               N/A
Class PT2-50B          (3)        $   791,516.00         N/A              N/A               N/A
Class PT2-51A          (2)        $   749,053.50   Class PT2-IO-51        N/A               N/A
Class PT2-51B          (3)        $   749,053.50         N/A              N/A               N/A
Class PT2-52A          (2)        $   708,878.00   Class PT2-IO-52        N/A               N/A
Class PT2-52B          (3)        $   708,878.00         N/A              N/A               N/A
Class PT2-53A          (2)        $   670,930.50   Class PT2-IO-53        N/A               N/A
Class PT2-53B          (3)        $   670,930.50         N/A              N/A               N/A
Class PT2-54A          (2)        $   635,052.00   Class PT2-IO-54        N/A               N/A
Class PT2-54B          (3)        $   635,052.00         N/A              N/A               N/A
Class PT2-55A          (2)        $ 8,798,070.00   Class PT2-IO-55        N/A               N/A
Class PT2-55B          (3)        $ 8,798,070.00         N/A              N/A               N/A
Class PT2-IO-2         (4)             (4)               N/A         Class PT1-2A        June 2006
Class PT2-IO-3         (4)             (4)               N/A         Class PT1-3A        July 2006
Class PT2-IO-4         (4)             (4)               N/A         Class PT1-4A       August 2006
Class PT2-IO-5         (4)             (4)               N/A         Class PT1-5A     September 2006
Class PT2-IO-6         (4)             (4)               N/A         Class PT1-6A      October 2006
Class PT2-IO-7         (4)             (4)               N/A         Class PT1-7A      November 2006
Class PT2-IO-8         (4)             (4)               N/A         Class PT1-8A      December 2006
Class PT2-IO-9         (4)             (4)               N/A         Class PT1-9A      January 2007
Class PT2-IO-10        (4)             (4)               N/A         Class PT1-10A     February 2007
Class PT2-IO-11        (4)             (4)               N/A         Class PT1-11A      March 2007
Class PT2-IO-12        (4)             (4)               N/A         Class PT1-12A      April 2007
Class PT2-IO-13        (4)             (4)               N/A         Class PT1-13A       May 2007
Class PT2-IO-14        (4)             (4)               N/A         Class PT1-14A       June 2007
Class PT2-IO-15        (4)             (4)               N/A         Class PT1-15A       July 2007
Class PT2-IO-16        (4)             (4)               N/A         Class PT1-16A      August 2007
Class PT2-IO-17        (4)             (4)               N/A         Class PT1-17A    September 2007
Class PT2-IO-18        (4)             (4)               N/A         Class PT1-18A     October 2007
Class PT2-IO-19        (4)             (4)               N/A         Class PT1-19A     November 2007
Class PT2-IO-20        (4)             (4)               N/A         Class PT1-20A     December 2007
Class PT2-IO-21        (4)             (4)               N/A         Class PT1-21A     January 2008
Class PT2-IO-22        (4)             (4)               N/A         Class PT1-22A     February 2008
Class PT2-IO-23        (4)             (4)               N/A         Class PT1-23A      March 2008
Class PT2-IO-24        (4)             (4)               N/A         Class PT1-24A      April 2008
Class PT2-IO-25        (4)             (4)               N/A         Class PT1-25A       May 2008
Class PT2-IO-26        (4)             (4)               N/A         Class PT1-26A       June 2008
Class PT2-IO-27        (4)             (4)               N/A         Class PT1-27A       July 2008
Class PT2-IO-28        (4)             (4)               N/A         Class PT1-28A      August 2008
Class PT2-IO-29        (4)             (4)               N/A         Class PT1-29A    September 2008
Class PT2-IO-30        (4)             (4)               N/A         Class PT1-30A     October 2008
Class PT2-IO-31        (4)             (4)               N/A         Class PT1-31A     November 2008
Class PT2-IO-32        (4)             (4)               N/A         Class PT1-32A     December 2008
Class PT2-IO-33        (4)             (4)               N/A         Class PT1-33A     January 2009
Class PT2-IO-34        (4)             (4)               N/A         Class PT1-34A     February 2009
Class PT2-IO-35        (4)             (4)               N/A         Class PT1-35A      March 2009
Class PT2-IO-36        (4)             (4)               N/A         Class PT1-36A      April 2009
Class PT2-IO-37        (4)             (4)               N/A         Class PT1-37A       May 2009
Class PT2-IO-38        (4)             (4)               N/A         Class PT1-38A       June 2009
Class PT2-IO-39        (4)             (4)               N/A         Class PT1-39A       July 2009
Class PT2-IO-40        (4)             (4)               N/A         Class PT1-40A      August 2009
Class PT2-IO-41        (4)             (4)               N/A         Class PT1-41A    September 2009
Class PT2-IO-42        (4)             (4)               N/A         Class PT1-42A     October 2009
Class PT2-IO-43        (4)             (4)               N/A         Class PT1-43A     November 2009
Class PT2-IO-44        (4)             (4)               N/A         Class PT1-44A     December 2009
Class PT2-IO-45        (4)             (4)               N/A         Class PT1-45A     January 2010
Class PT2-IO-46        (4)             (4)               N/A         Class PT1-46A     February 2010
Class PT2-IO-47        (4)             (4)               N/A         Class PT1-47A      March 2010
Class PT2-IO-48        (4)             (4)               N/A         Class PT1-48A      April 2010
Class PT2-IO-49        (4)             (4)               N/A         Class PT1-49A       May 2010
Class PT2-IO-50        (4)             (4)               N/A         Class PT1-50A       June 2010
Class PT2-IO-51        (4)             (4)               N/A         Class PT1-51A       July 2010
Class PT2-IO-52        (4)             (4)               N/A         Class PT1-52A      August 2010
Class PT2-IO-53        (4)             (4)               N/A         Class PT1-53A    September 2010
Class PT2-IO-54        (4)             (4)               N/A         Class PT1-54A     October 2010
Class PT2-IO-55        (4)             (4)               N/A         Class PT1-55A     November 2010
Class PT2-R            (5)             (5)               N/A              N/A               N/A


---------------

(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the Pooling-Tier REMIC-1 Net WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests and having an "A" in their class designation, provided that, on each Distribution Date on which interest is distributable on the Corresponding Pooling-Tier REMIC-2 IO Interest, this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Swap LIBOR subject to a maximum rate equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests and having an "A" in their class designation.

(3) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests and having a "B" in their class designation.

(4) Each Pooling-Tier REMIC-2 IO Interest is an interest-only interest and does not have a principal balance but has a notional balance ("Pooling-Tier REMIC-2 IO Notional Balance") equal to the Pooling-Tier REMIC-1 Principal Amount of the Corresponding Pooling-Tier REMIC-1 Regular Interest. From the Closing Date through and including the Corresponding Scheduled Crossover Distribution Date, each Pooling-Tier REMIC-2 IO Interest shall be entitled to receive interest that accrues on the Corresponding Pooling-Tier REMIC-1 Regular Interest at a rate equal to the excess, if any, of (i) the Pooling-Tier REMIC-1 Interest Rate for the Corresponding Pooling-Tier REMIC-1 Regular Interest over (ii) Swap LIBOR. After the related Corresponding Scheduled Crossover Distribution Date, the Pooling-Tier REMIC-2 IO Interest shall not accrue interest.

(5) The Class PT2-R Interest shall not have a principal balance and shall not bear interest.

            On each Distribution Date, the interest distributable in respect of the Mortgage Loans for such Distribution Date shall be distributed to the Pooling-Tier REMIC-2 Regular Interests at the Pooling-Tier REMIC-2 Interest Rates shown above.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Mortgage Loans (including, for the first Distribution Date only, the Closing Date Deposit Amount) shall be allocated to the then outstanding Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests) with the lowest numerical denomination until the Pooling-Tier REMIC-2 Principal Amount of such interest or interests, as the case may be, is reduced to zero, provided that, for Pooling-Tier REMIC-2 Regular Interests Mortgage Loans with the same numerical denomination, such Realized Losses, Subsequent Recoveries and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-2 Regular Interests.

                                Lower Tier REMIC

            The Lower-Tier REMIC shall issue the following interests, and each such interest, other than the Class LT-R Interest, is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-R Interest is hereby designated as the sole class of residual interest in the Lower-Tier REMIC and shall be represented by the Class R Certificates.


                                                                   Corresponding
                      Lower Tier                                     Upper Tier
Lower Tier REMIC       REMIC            Initial Lower Tier         REMIC Regular
Class Designation   Interest Rate     REMIC Principal Amount         Interest
-----------------   -------------   ----------------------------   -------------
Class LT-A-1             (1)        1/2 Corresponding Upper Tier        A-1
                                    REMIC Regular Interest
                                    initial Class Principal
                                    Balance
Class LT-A-2             (1)        1/2 Corresponding Upper Tier        A-2
                                    REMIC Regular Interest
                                    initial Class Principal
                                    Balance
Class LT-A-3             (1)        1/2 Corresponding Upper Tier        A-3
                                    REMIC Regular Interest
                                    initial Class Principal
                                    Balance
Class LT-M-1             (1)        1/2 Corresponding Upper Tier        M-1
                                    REMIC Regular Interest
                                    initial Class Principal
                                    Balance
Class LT-M-2             (1)        1/2 Corresponding Upper Tier        M-2
                                    REMIC Regular Interest
                                    initial Class Principal
                                    Balance
Class LT-M-3             (1)        1/2 Corresponding Upper Tier        M-3
                                    REMIC Regular Interest
                                    initial Class Principal
                                    Balance
Class LT-B-1             (1)        1/2 Corresponding Upper Tier        B-1
                                    REMIC Regular Interest
                                    initial Class Principal
                                    Balance
Class LT-B-2             (1)        1/2 Corresponding Upper Tier        B-2
                                    REMIC Regular Interest
                                    initial Class Principal
                                    Balance
Class LT-B-3             (1)        1/2 Corresponding Upper Tier        B-3
                                    REMIC Regular Interest
                                    initial Class Principal
                                    Balance
Class LT-B-4             (1)        1/2 Corresponding Upper Tier        B-4
                                    REMIC Regular Interest
                                    initial Class Principal
                                    Balance
Class LT-B-5             (1)        1/2 Corresponding Upper Tier        B-5
                                    REMIC Regular Interest
                                    initial Class Principal
                                    Balance
Class LT-Accrual         (1)        1/2 Pool Stated Principal           N/A
                                    Balance plus 1/2 Subordinated
                                    Amount
Class LT-IO              (2)                     (2)                    N/A
Class LT-R               (3)                     (3)                    N/A


---------------

(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the Lower Tier REMIC Net WAC Rate.

(2) This Lower-Tier Regular Interest is an interest-only interest and does not have a Lower-Tier REMIC Principal Amount. On each Distribution Date, this Lower-Tier Regular Interest shall be entitled to receive all interest distributable on the Pooling-Tier REMIC-2 IO Interests.

(3) The Class LT-R Interest is the sole class of residual interest in the Lower Tier REMIC and it does not have a principal amount or an interest rate.

            Each Lower Tier REMIC Regular Interest is hereby designated as a regular interest in the Lower Tier REMIC. The Class LT-A-1, Class LT-A-2, Class LT-A-3, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-B-1, Class LT-B-2, Class LT-B-3, Class LT-B-4 and Class LT-B-5 Interests are hereby designated the LT Accretion Directed Classes (the "LT Accretion Directed Classes").

            On each Distribution Date, 50% of the increase in the Subordinated Amount shall be payable as a reduction of the Lower Tier REMIC Principal Amount of the LT Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Subordinated Amount that is attributable to a reduction in the Class Certificate Balance of its Corresponding Class) and shall be accrued and added to the Lower Tier REMIC Principal Amount of the Class LT-Accrual Interest. On each Distribution Date, the increase in the Lower Tier REMIC Principal Amount of the Class LT-Accrual Interest may not exceed interest accruals for such Distribution Date for the Class LT-Accrual Interest. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans (including, for the first Distribution Date only, the Closing Date Deposit Amount) and all Subsequent Recoveries allocable to principal shall be allocated (i) 50% to the Class LT-Accrual Interest and (ii) 50% to the LT Accretion Directed Classes (such principal payments and Subsequent Recoveries shall be allocated among such LT Accretion Directed Classes in an amount equal to 50% of the principal amounts and Subsequent Recoveries allocated to their respective Corresponding Classes), until paid in full. Notwithstanding the above, principal payments allocated to the Class X Interest that result in the reduction in the Subordinated Amount shall be allocated to the Class LT-Accrual Interest (until paid in full).

            Reductions to Lower Tier REMIC Principal Amounts as a result of Realized Losses and increases in Lower Tier REMIC Principal Amounts as a result of Subsequent Recoveries shall be applied so that after all distributions have been made on each Distribution Date (i) the Lower Tier REMIC Principal Amount of each LT Accretion Directed Class is equal to 50% of the Class Certificate Balance of its Corresponding Class and (ii) the Class LT-Accrual Interest is equal to 50% of the aggregate Stated Principal Balance of the Mortgage Loans plus 50% of the Subordinated Amount.

                                Upper-Tier REMIC

            The Upper Tier REMIC shall issue the following classes of Upper Tier REMIC Regular Interests and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper Tier REMIC. The Class UT-R Interest is hereby designated as the sole class of residual interests in the Upper Tier REMIC and shall be represented by the Class R Certificates.

                                        Initial Upper     Corresponding
Upper Tier REMIC    Upper Tier REMIC      Tier REMIC        Class of
Class Designation    Interest Rate     Principal Amount   Certificates
-----------------   ----------------   ----------------   ------------
Class A-1                 (1)            $271,162,000      Class A-1
Class A-2                 (1)            $113,015,000      Class A-2
Class A-3                 (1)            $ 97,194,000      Class A-3
Class M-1                 (1)            $ 49,702,000      Class M-1
Class M-2                 (1)            $ 32,214,000      Class M-2
Class M-3                 (1)            $  9,511,000      Class M-3
Class B-1                 (1)            $  8,590,000      Class B-1
Class B-2                 (1)            $  6,443,000      Class B-2
Class B-3                 (1)            $  6,136,000      Class B-3
Class B-4                 (1)            $  4,295,000      Class B-4
Class B-5                 (1)            $  6,136,000      Class B-5
Class IO                  (2)                 (4)
Class X                   (3)            $  9,205,037      Class X (3)
Class UT-R                (4)            $          0      Class R

---------------

(1) For any Distribution Date (and the related Interest Accrual Period), this interest shall bear interest at the lesser of (i) the Pass-Through Rate (determined without regard to the Net WAC Rate Cap) for the Corresponding Class of Certificates and (ii) the Upper-Tier REMIC Net WAC Rate.

(2) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date, the Class IO Interest shall be entitled to receive all interest distributable on the Class LT-IO Interest. This interest shall be beneficially owned by the holders of the Class X Certificates and shall be held as an asset of the Supplemental Interest Account.

(3) The Class X Interest has an initial principal balance of $9,205,037 but it will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class X Interest shall have a notional principal balance equal to the aggregate of the Lower Tier Principal Amounts of the Lower Tier REMIC Regular Interests (other than the Class LT-IO Interest) as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class X Interest shall bear interest at a rate equal to the excess, if any, of the Lower Tier REMIC Net WAC Rate over the product of (i) 2 and
      (ii) the weighted average Lower Tier REMIC Interest Rate of the Lower Tier REMIC Regular Interests (other than Class LT-IO Interest), where the Lower Tier REMIC Interest Rate on the Class LT-Accrual Interest is subject to a cap equal to zero and each LT-Accretion Directed Class is subject to a cap equal to the Upper Tier Interest Rate on its Corresponding Class of Upper Tier Regular Interest. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class X Interest shall be deferred in an amount equal to any increase in the Subordinated Amount on such Distribution Date. Such deferred interest shall not itself bear interest.

(4) The Class UT-R Interest does not have an interest rate or a principal balance.

            On each Distribution Date, interest distributable in respect of the Lower-Tier Interests for such Distribution Date shall be deemed to be distributed on the interests in the Upper-Tier REMIC at the rates shown above, provided that the Class IO Interest shall be entitled to receive interest before any other interest in the Upper-Tier REMIC.

            On each Distribution Date, all Realized Losses, Subsequent Recoveries and all payments of principal shall be allocated to the Upper-Tier Interests until the outstanding principal balance of each such interest equals the outstanding Class Certificate Balance of the Corresponding Class of Certificates as of such Distribution Date.

                                  Certificates

                    Class Pass-Through   Class Certificate
Class Designation         Rate                Balance
-----------------   ------------------   -----------------
Class A-1 (5)              (1)             $271,162,000
Class A-2 (5)              (1)             $113,015,000
Class A-3 (5)              (1)             $ 97,194,000
Class M-1 (5)              (2)             $ 49,702,000
Class M-2 (5)              (2)             $ 32,214,000
Class M-3 (5)              (2)             $  9,511,000
Class B-1 (5)              (2)             $  8,590,000
Class B-2 (5)              (2)             $  6,443,000
Class B-3 (5)              (2)             $  6,136,000
Class B-4 (5)              (2)             $  4,295,000
Class B-5 (5)              (2)             $  6,136,000
Class X                    (3)                  (3)
Class R                    (4)             $          0

---------------

(1) The Class A-1, Class A-2 and Class A-3 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) LIBOR plus the applicable Pass-Through Margin and (ii) the Net WAC Rate Cap.

(2) The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) LIBOR plus the applicable Pass-Through Margin and (ii) the Net WAC Rate Cap.

(3) The Class X Certificates will represent beneficial ownership of the Class X Interest, the Class IO Interest, the right to receive Class IO Shortfalls, the Cap Agreement, amounts in the Supplemental Interest Account, subject to the obligation to pay Net Swap Payments to the Swap Provider and Upper Tier Carry Forward Amounts to the LIBOR Certificates and, without duplication, Basis Risk Carry Forward Amounts to the LIBOR Certificates and amounts in the Excess Reserve Fund Account, subject to the obligation to make payments from the Excess Reserve Fund Account in respect of Basis Risk Carry Forward Amounts to the LIBOR Certificates. For federal income tax purposes, the Securities Administrator will treat a Class X Certificateholder's obligation to make payments of Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts to the LIBOR Certificates from the Excess Reserve Fund Account and the Supplemental Interest Account to the LIBOR Certificateholders as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders in favor of each Class of LIBOR Certificates. Such rights of the Class X Certificateholders and LIBOR Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code. The Class X Certificates do not have a Class Certificate Balance.

(4) The Class R Certificates do not have a principal balance or an interest rate.

(5) Each of these Certificates will represent not only the ownership of the Corresponding Class of Upper Tier REMIC Regular Interest but also the right to receive payments from the Excess Reserve Fund Account and Supplemental Interest Account in respect of any Basis Risk Carry Forward Amounts and, without duplication, from the Supplemental Interest Account in respect of Upper Tier Carry Forward Amounts. Each of these Certificates will also be subject to the obligation to pay Class IO Shortfalls as described in Section 8.13. For federal income tax purposes, any amount distributed on the LIBOR Certificates on any such Distribution Date in excess of the amount distributable on their Corresponding Class of Upper Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Account, as applicable, and any amount distributable on such Corresponding Class of Upper Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Corresponding Class of Certificates on such Distribution Date shall be treated as having been paid to the Supplemental Interest Account, all pursuant to, and as further provided in Section 8.13. For federal income tax purposes, the Securities Administrator will treat a LIBOR Certificateholder's right to receive payments from the Excess Reserve Fund Account and Supplemental Interest Account as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders.

            The minimum denomination for each Class of Certificates, other than the Class P, Class R and the Class X Certificates, will be $25,000 with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount. The minimum denomination for each of the Class P and Class X Certificates will be a 1% Percentage Interest in such Class, and the minimum denomination for the Class R Certificates shall be 100% Percentage Interest in such Class.

            Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates...... All Classes of Certificates other than the
                              Physical Certificates.

Class A Certificates......... Class A-1, Class A-2 and Class A-3 Certificates.

Class B Certificates......... Class B-1, Class B-2, Class B-3, Class B-4 and
                              Class B-5 Certificates.

Class M Certificates......... Class M-1, Class M-2 and Class M-3 Certificates.

Delay Certificates........... None.

ERISA-Restricted
  Certificates............... Class B-4, Class B-5, Class R, Class P and Class X
                              Certificates; any certificate with a rating below the lowest applicable permitted rating under the Underwriters' Exemption.

LIBOR Certificates........... Class A and Subordinated Certificates.

Non-Delay Certificates....... Class A, Class X and Subordinated Certificates.

Offered Certificates......... All Classes of Certificates other than the Private
                              Certificates.

Physical Certificates........ Class P, Class X and Class R Certificates.

Private Certificates......... Class B-4, Class B-5, Class X and Class R
                              Certificates.

Rating Agencies.............. Moody's, Fitch, Standard & Poor's and DBRS.

Regular Certificates......... All Classes of Certificates other than the Class P and Class R Certificates.

Residual Certificates........ Class R Certificates.

Subordinated Certificates.... Class M and Class B Certificates.

                                    ARTICLE I

                                   DEFINITIONS

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            10-K Filing Deadline: As defined in Section 8.12(c).

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices set forth in Section 3.01(a) of this Agreement.

            Account: Any of the Collection Account, the Distribution Account, any Escrow Account, the Supplemental Interest Account or the Excess Reserve Fund Account. Each Account shall be an Eligible Account.

            Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of LIBOR Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class' share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date allocated to such Class pursuant to Section 4.02.

            Additional Disclosure Notification: As defined in Section 8.12(c).

            Additional Form 10-D Disclosure: As defined in Section 8.12(b).

            Additional Form 10-K Disclosure: As defined in Section 8.12(c).

            Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan.

            Adjusted Net Mortgage Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Rate less the Expense Fee Rate.

            Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Due Date on which the related Mortgage Rate adjusts as set forth in the related Mortgage Note and each Due Date thereafter on which the Mortgage Rate adjusts as set forth in the related Mortgage Note.

            Advance: Any P&I Advance or Servicing Advance.

            Advance Facility: A financing or other facility as described in
Section 11.11.

            Advancing Person: The Person to whom the Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances have been assigned pursuant to Section 11.11.

            Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

            Amount Held for Future Distribution: As to the Certificates on any Distribution Date, the aggregate amount held in the Collection Account at the close of business on the related Determination Date on account of (i) Principal Prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries on the Mortgage Loans received after the end of the related Prepayment Period and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Due Period.

            Analytics Company: Intex Solutions, Inc., or any other bond analytics service provider identified to the Securities Administrator by the Depositor.

            Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the LIBOR Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

            Assignment Agreement: The Assignment and Recognition Agreement, dated as of the Closing Date, between Barclays Bank PLC and the Depositor, relating to the WMC Mortgage Loans, a copy of which is attached hereto as
Exhibit X.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

            Available Funds: With respect to any Distribution Date and the Mortgage Loans, to the extent received by the Securities Administrator (x) the sum of (i) all scheduled installments of interest (net of the related Expense
Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received by the Servicer on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries received by the Servicer during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received by the Servicer during the related Prepayment Period together with all Compensating Interest paid by the Servicer in connection therewith (excluding any Prepayment Charges); (iv) all Substitution Adjustment Amounts with respect to substitutions of Mortgage Loans that occur on or prior to the related Determination Date; (v) all amounts received with respect to such Distribution Date as the Repurchase Price in respect of a Mortgage Loan repurchased on or prior to the related Determination Date; and (vi) the proceeds with respect to the termination of the Trust Fund pursuant to clause (a) of Section 10.01; reduced by (y) amounts in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts as to which the Servicer, the Depositor, the Custodian or the Trustee are entitled to be paid or reimbursed pursuant to this Agreement.

            Balloon Loan: Any Mortgage Loan that requires only payments of interest until the stated maturity date of the Mortgage Loan or Scheduled Payments of principal (not including the payment due on its stated maturity date) that are based on an amortization schedule that would be insufficient to fully amortize the principal thereof by the stated maturity date of the Mortgage Loan.

            Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Excess Subordinated Amount, if any, for such Distribution Date.

            Basis Risk Carry Forward Amount: With respect to each Class of LIBOR Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of LIBOR Certificates is based upon the Net WAC Rate Cap, the excess of (i) the Accrued Certificate Interest Distribution Amount such Class of Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of LIBOR and the applicable Pass-Through Margin on such Class of Certificates for such Distribution Date, over (ii) the Accrued Certificate Interest Distribution Amount payable on such Class of Certificates at the Net WAC Rate Cap for such Distribution Date and (B) the portion of any such excess described in clause (A) for such Class of Certificates from all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the sum of LIBOR and the applicable Pass-Through Margin for such Class of Certificates for such Distribution Date.

            Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Basis Risk Carry Forward Amounts for such Distribution Date and (ii) the Class X Distributable Amount (prior to any reduction for (x) amounts paid from the Excess Reserve Fund Account to pay any Basis Risk Carry Forward Amount or (y) any Defaulted Swap Termination Payment).

            Best's: Best's Key Rating Guide, as the same shall be amended from time to time.

            Book-Entry Certificates: As specified in the Preliminary Statement.

            Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the State of New York, California, New Jersey or Delaware, (b) the State in which the Servicer's servicing operations are located, or (c) any State in which the Corporate Trust Office is located, are authorized or obligated by law or executive order to be closed.

            Cap Agreement: The interest rate cap agreement, dated May 31, 2006, between the Cap Provider and the Securities Administrator, a copy of which is attached hereto as Exhibit T.

            Cap Provider: Barclays Bank PLC, a bank authorized and regulated by the United Kingdom's Financial Services Authority and a member of the London Stock Exchange, and its successors in interest.

            Certificate: Any one of the Certificates executed by the Securities Administrator in substantially the forms attached hereto as exhibits.

            Certificate Balance: With respect to any Class of Certificates, other than the Class X, Class P or Class R Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any Certificates, reduced by any Applied Realized Loss Amounts allocated to such Class of Certificates pursuant to Section 4.05; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Unpaid Realized Loss Amount for such Class or Classes for such Distribution Date). The Class P, Class X and Class R Certificates have no Certificate Balance.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

            Certificate Register: The register maintained pursuant to Section 5.02.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Securities Administrator is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

            Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

            Class A Certificates: As specified in the Preliminary Statement.

            Class A Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balances of the Class A Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 56.90% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $3,068,015.

            Class A-1 Certificates: All Certificates bearing the class designation of "Class A-1".

            Class A-2 Certificates: All Certificates bearing the class designation of "Class A-2".

            Class A-3 Certificates: All Certificates bearing the class designation of "Class A-3".

            Class B Certificates: As specified in the Preliminary Statement.

            Class B-1 Certificates: All Certificates bearing the class designation of "Class B-1".

            Class B-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date) and (E) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 89.50% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $3,068,015.

            Class B-2 Certificates: All Certificates bearing the class designation of "Class B-2".

            Class B-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date) and (I) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 91.60% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $3,068,015.

            Class B-3 Certificates: All Certificates bearing the class designation of "Class B-3".

            Class B-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date), (I) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for such Distribution Date) and (J) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 93.60% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $3,068,015.

            Class B-4 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (d) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (e) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date), (f) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for such Distribution Date), (g) the Class Certificate Balance of the Class B-3 Certificates (after taking into account the distribution of the Class B-3 Principal Distribution Amount for such Distribution Date) and (h) Class Certificate Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of (a) 95.00% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $3,068,015.

            Class B-5 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (d) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (e) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date), (f) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for such Distribution Date), (g) the Class Certificate Balance of the Class B-3 Certificates (after taking into account the distribution of the Class B-3 Principal Distribution Amount for such Distribution Date), (h) the Class Certificate Balance of the Class B-4 Certificates (after taking into account the distribution of the Class B-4 Principal Distribution Amount for such Distribution Date) and (i) Class Certificate Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(a) 97.00% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $3,068,015.

            Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

            Class IO Interest: As specified in the Preliminary Statement.

            Class IO Shortfalls: As defined in Section 8.13. For the avoidance of doubt, the Class IO Shortfall for any Distribution Date shall equal the amount payable to the Class X Certificates in respect of amounts due to the Swap Provider on such Distribution Date (other than Defaulted Swap Termination Payments) in excess of the amount payable on the Class X Interest (prior to reduction for any Basis Risk Payments or Defaulted Swap Termination Payments) on such Distribution Date, all as further provided in Section 8.13.

            Class LT-R Interest: The sole class of "residual interest" in the Lower Tier REMIC evidenced by the Class R Certificates.

            Class M Certificates: As specified in the Preliminary Statement.

            Class M-1 Certificates: All Certificates bearing the class designation of "Class M-1".

            Class M-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 73.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $3,068,015.

            Class M-2 Certificates: All Certificates bearing the class designation of "Class M-2".

            Class M-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 83.60% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $3,068,015.

            Class M-3 Certificates: All Certificates bearing the class designation of "Class M-3".

            Class M-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date) and (D) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 86.70% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $3,068,015.

            Class P Certificates: All Certificates bearing the class designation of "Class P".

            Class PT1-R Interest: The residual interest in Pooling-Tier REMIC-1 as described in the Preliminary Statement and the related footnote thereto.

            Class PT2-R Interest: The residual interest in Pooling-Tier REMIC-2 as described in the Preliminary Statement and the related footnote thereto.

            Class R Certificates: All Certificates bearing the class designation of "Class R".

            Class UT-R Interest: The sole class of "residual interest" in the Upper Tier REMIC evidenced by the Class R Certificate.

            Class X Certificates: All Certificates bearing the class designation of "Class X".

            Class X Distributable Amount: On any Distribution Date, the sum of
(i) as a distribution in respect of interest, the amount of interest that has accrued on the Class X Interest (as set forth in the Preliminary Statement) and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus (without duplication) (ii) as a distribution in respect of principal, any portion of the principal balance of the Class X Interest which is distributable as a Subordination Reduction Amount, minus (iii) any Swap Termination Payment payable to the Swap Provider and any amounts paid from the Excess Reserve Fund Account to pay any Basis Risk Carry Forward Amount.

            Class X Interest: The Upper Tier REMIC Regular Interest represented by the Class X Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

            Closing Date: May 31, 2006.

            Closing Date Deposit Amount: $0 (all of which is allocable to principal) deposited by the Depositor into the Distribution Account on the Closing Date.

            Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

            Collection Account: As defined in Section 3.10(a).

            Combined Loan-to-Value Ratio or CLTV: As of any date and as to any Second-Lien Mortgage Loan, the ratio (expressed as a percentage) of the (a) sum of (i) the outstanding principal balance of the Second-Lien Mortgage Loan and
(ii) the outstanding principal balance as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Second-Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) (i) in the case of a purchase, the lesser of (A) the sale price of the Mortgaged Property and
(B) its appraised value at the time of sale or (ii) in the case of a refinancing or modification, the appraised value of the Mortgaged property at the time of the refinancing or modification.

            Commission: The United States Securities and Exchange Commission.

            Compensating Interest: For any Distribution Date, the lesser of (a) the amount, if any, by which the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to voluntary Principal Prepayments (excluding any payments made upon liquidation of any Mortgage Loan) exceeds all Prepayment Interest Excesses for such Distribution Date, and (b) the amount of the Servicing Fee payable to the Servicer for such Distribution Date.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

            Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Corporate Trust Office: (i) When used with respect to the Trustee, the designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604, Attention: Corporate Trust Services, SABR 2006-NC2, and which is the office to which notices to and correspondence with the Trustee should be directed, and (ii) when used with respect to the Securities Administrator, the designated office of the Securities Administrator located (i) for purposes of Certificate transfers, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Client Manager - SABR 2006-NC2 and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager-SABR 2006-NC2, facsimile no. (410) 715-2380, and which is the address to which notices to and correspondence with the Securities Administrator should be directed.

            Corresponding Class: The class of interests in the Lower-Tier REMIC or Upper-Tier REMIC created under this Agreement that corresponds to the Class of interests in the other such REMIC, as applicable, or to a Class of Certificates in the manner set out below:

              Corresponding       Corresponding
            Lower Tier REMIC    Upper Tier REMIC   Corresponding Class of
            Class Designation   Regular Interest       Certificates
            -----------------   ----------------   ----------------------
              Class LT-A-1          Class A-1            Class A-1
              Class LT-A-2          Class A-2            Class A-2
              Class LT-A-3          Class A-3            Class A-3
              Class LT-M-1          Class M-1            Class M-1
              Class LT-M-2          Class M-2            Class M-2
              Class LT-M-3          Class M-3            Class M-3
              Class LT-B-1          Class B-1            Class B-1
              Class LT-B-2          Class B-2            Class B-2
              Class LT-B-3          Class B-3            Class B-3
              Class LT-B-4          Class B-4            Class B-4
              Class LT-B-5          Class B-5            Class B-5
                   N/A               Class X              Class X

            Corresponding Pooling-Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

            Corresponding Pooling-Tier REMIC-2 IO Interest: As described in the Preliminary Statement.

            Corresponding Scheduled Crossover Distribution Date: The Distribution Date in the month and year specified in the Preliminary Statement corresponding to a Pooling-Tier REMIC-2 IO Interest.

            Corresponding Upper Tier REMIC Regular Interest: As defined in the Preliminary Statement.

            Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

            Cumulative Loss Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the calendar month preceding the month in which such Distribution Date occurs and the denominator of which is the Cut-off Date Pool Principal Balance of the Mortgage Loans.

            Cumulative Loss Trigger Event: If, with respect to any Distribution Date, the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period, divided by (y) the Cut-off Date Pool Principal Balance, exceeds the applicable Cumulative Loss Percentages set forth below with respect to such Distribution Date:

     Distribution Date
        Occurring In                   Cumulative Loss Percentage
--------------------------    ------------------------------------------
June 2008 through May 2009    1.300% for the first month, plus an
                              additional 1/12th of 1.600% for each month thereafter (e.g., 2.100% in December 2008)

June 2009 through May 2010    2.900% for the first month, plus an
                              additional 1/12th of 1.650% for each month thereafter (e.g., 3.725% in December 2009)

June 2010 through May 2011    4.550% for the first month, plus an
                              additional 1/12th of 1.350% for each month thereafter (e.g., 5.225% in December 2010)

June 2011 through May 2012    5.900% for the first month, plus an
                              additional 1/12th of 0.700% for each month thereafter (e.g., 6.250% in December 2011)

June 2012 and thereafter      6.600%

            Custodial File: As defined in Section 2.01(b).

            Custodian: Deutsche Bank National Trust Company, and its successors and assigns, in its capacity as Custodian hereunder, and if any successor custodian is appointed hereunder, such successor.

            Cut-off Date: May 1, 2006.

            Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balances of all Mortgage Loans as of the Cut-off Date.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

            Data Tape Information: With respect to each Mortgage Loan, the following information as of the Cut-off Date provided by the Responsible Party to the Sponsor: (1) the applicable Originator's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgagor is self-employed; (5) as to each Mortgage Loan, the Stated Principal Balance as of the Cut-off Date; (6) the Index; (7) a code indicating whether the Mortgaged Property is owner-occupied; (8) the number and type of residential units constituting the Mortgaged Property; (9) the original stated months to maturity; (10) the original amortization months to maturity; (11) the stated maturity date; (12) the amount of the Scheduled Payment as of the Cut-off Date; (13) the first date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (14) the "paid through date" based on payments received from the related Mortgagor; (15) the original principal amount of the Mortgage Loan; (16) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate;
(17) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate; (18) with respect to each Adjustable Rate Mortgage Loan, the initial Periodic Mortgage Rate Cap; (19) with respect to each Adjustable Rate Mortgage Loan, the subsequent Periodic Mortgage Rate Cap; (20) with respect to each Adjustable Rate Mortgage Loan, the first payment Adjustment Date immediately following the Cut-off Date; (21) with respect to each Adjustable Rate Mortgage Loan, the first Interest Rate Adjustment Date immediately following the Cut-off Date; (22) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;
(23) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Rate adjustment period; (24) the type of Mortgage Loan (i.e., Fixed Rate or Adjustable Rate Mortgage Loan); (25) lien position (i.e., First-Lien or Second-Lien Mortgage Loan); (26) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (27) the credit risk score (FICO score); (28) the loan credit grade classification (as described in the underwriting guidelines); (29) the Mortgage Rate at origination; (30) the value of the Mortgaged Property; (31) a code indicating the term and amount of Prepayment Charges applicable to such Mortgage Loan (including any prepayment penalty term), if any; (32) with respect to each First Lien Mortgage Loan, the Loan-to-Value Ratio at origination, and with respect to each Second-Lien Mortgage Loan, the Combined Loan-to-Value Ratio at origination;
(33) the documentation level; (34) the date of origination; (35) a code indicating whether the Mortgage Loan is a Balloon Loan; (36) the Due Date for the first Scheduled Payment; (37) the original Scheduled Payment due; (38) the debt-to-income ratio with respect to the Mortgage Loan; (39) the Mortgage Rate calculation method (i.e., 30/360, simple interest, other); (40) a code indicating whether the Mortgage Loan is Home Loan; (41) appraisal verification (Y/N); (42) type of appraisal verification, if any; (43) with respect to Second-Lien Mortgage Loans, the outstanding principal balance of the superior lien at origination; and (44) the applicable Originator's name. With respect to the Mortgage Loans in the aggregate, the Data Tape Information shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

            DBRS: Dominion Bond Rating Service. If DBRS is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.05(c) the address for notices to DBRS shall be Dominion Bond Rating Service, 55 Broadway, 15th Floor, New York, New York 10006, Attention: Quincy Tang, or such other address as DBRS may hereafter furnish to the Depositor, the Trustee, the Securities Administrator and the Servicer.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

            Deemed Material and Adverse Representation: Each representation and warranty identified as such on Schedule III to this Agreement.

            Defaulted Swap Termination Payment: Any Swap Termination Payment required to be paid by the Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) with respect to which the Swap Provider is the defaulting party or a Termination Event (as defined in the Interest Rate Swap Agreement) (other than Illegality or a Tax Event that is not a Tax Event Upon Merger (each as defined in the Interest Rate Swap Agreement )) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

            Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

            Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

            Delay Certificates: As specified in the Preliminary Statement.

            Deleted Mortgage Loan: As defined in Section 2.03.

            Delinquency Trigger Event: With respect to any Distribution Date, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of 60+ Day Delinquent Mortgage Loans, divided by (y) the aggregate unpaid principal balance of the Mortgage Loans, as of the last day of the related Due Period, equals or exceeds 37.00% of the prior period's Senior Enhancement Percentage.

            Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

            Depositor: Securitized Asset Backed Receivables LLC, a Delaware limited liability company, and its successors in interest.

            Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

            Depository Institution: Any depository institution or trust company, including the Trustee and the Securities Administrator, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated "P-1" by Moody's, "F1+" by Fitch, "A-1" by Standard & Poor's and, if rated by DBRS, "R-1" by DBRS (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement).

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: With respect to each Remittance Date, the 15th day (or if such day is not a Business Day, the immediately preceding Business
Day) in the calendar month in which such Remittance Date occurs.

            Disqualified Non-U.S. Person: With respect to a Class R Certificate,
(i) any Non-U.S. Person or agent thereof other than a Non-U.S. Person that holds the Class R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Securities Administrator with an effective IRS Form W-8ECI, (ii) any domestic entity classified as a partnership under the Code, any of its direct or indirect partners (other than through a U.S. corporation) which are Disqualified Non-U.S. Persons, unless such Person described in (i) or (ii) above has delivered to both the transferor, the Securities Administrator and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R Certificate will not be disregarded for federal income tax purposes.

            Distribution Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.07(d) in the name of the Securities Administrator for the benefit of the Certificateholders and designated "Wells Fargo Bank, National Association in trust for registered holders of Securitized Asset Backed Receivables LLC Trust 2006-NC2 Mortgage Pass-Through Certificates, Series 2006-NC2". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Distribution Account Deposit Date: As to any Distribution Date, 12:00 noon New York City time on the third Business Day immediately preceding such Distribution Date.

            Distribution Date: The 25th day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day, commencing in June 2006.

            Document Certification and Exception Report: The report attached to Exhibit F hereto.

            Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

            Eligible Account: Either (i) an account maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution, (ii) an account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Securities Administrator. Each Eligible Account shall be a separate account.

            Eligible Institution: A federal or state-chartered depository institution or trust company the commercial paper, short-term debt obligations, or other short-term deposits of which are rated "A-1+" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days (or at least "A-2" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 30 days), or the long-term unsecured debt obligations of which are rated at least "AA-" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days, and the commercial paper, short-term debt obligations or other short-term deposits of which are rated at least "P-1" by Moody's and "F1+" by Fitch (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicer and the Securities Administrator) (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement).

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

            ERISA-Restricted Certificate: As specified in the Preliminary Statement.

            Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.09(b).

            Escrow Payments: As defined in Section 3.09(b).

            Event of Default: As defined in Section 7.01.

            Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Sections 3.07(b) and 3.07(c) in the name of the Securities Administrator for the benefit of the Regular Certificateholders and designated "Wells Fargo Bank, National Association in trust for registered holders of Securitized Asset Backed Receivables LLC Trust 2006-NC2, Mortgage Pass-Through Certificates, Series 2006-NC2". Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

            Excess Subordinated Amount: With respect to any Distribution Date, the excess, if any, of (a) the Subordinated Amount on such Distribution Date over (b) the Specified Subordinated Amount for such Distribution Date.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate, the Securities Administrator Fee Rate and the Loan Performance Advisor Fee Rate.

            Expense Fees: As to each Mortgage Loan, the sum of the Servicing Fee, the Securities Administrator Fee and the Loan Performance Advisor Fee.

            Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Subordination Deficiency for such Distribution Date.

            Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

            Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments or additions thereto.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Responsible Party as contemplated by this Agreement), a determination made by the Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

            Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date occurring in March 2036.

            Fitch: Fitch, Inc., or any successor thereto. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.05(c) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: MBS Monitoring - Securitized Asset Backed Receivables LLC Trust 2006-NC2, or such other address as Fitch may hereafter furnish to the Depositor, the Securities Administrator, the Trustee and the Servicer.

            Fixed Rate Mortgage Loan: A fixed rate Mortgage Loan.

            Form 8-K Disclosure Information: As defined in Section 8.12(g).

            Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Rate.

            High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a "high cost home," "threshold," "covered," "high risk home," or "predatory" loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary.

            Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

            Index: As to each Adjustable Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

            Initial Certification: As defined in Section 2.02.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Accrual Period: With respect to each Class of Non-Delay Certificates and the Corresponding Class of Lower Tier REMIC Regular Interests and each Pooling-Tier REMIC-1 Regular Interest and Pooling-Tier REMIC-2 Regular Interest and any Distribution Date, the period commencing on the Distribution Date occurring in the month preceding the month in which the current Distribution Date occurs and ending on the day immediately preceding the current Distribution Date (or, in the case of the first Distribution Date, the period from and including the Closing Date to but excluding such first Distribution
Date). For purposes of computing interest accruals on each Class of Non-Delay Certificates, each Interest Accrual Period has the actual number of days in such month and each year is assumed to have 360 days.

            Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Rate is adjusted.

            Interest Rate Cap Payment: With respect to the Cap Agreement and for any Distribution Date, the amount, if any, required to be paid by the Cap Provider on such Distribution Date under the Cap Agreement.

            Interest Rate Swap Agreement: The interest rate swap agreement, dated as of May 31, 2006, between the Swap Provider and the Securities Administrator, a copy of which is attached hereto as Exhibit S.

            Interest Remittance Amount: With respect to any Distribution Date and the Mortgage Loans, that portion of Available Funds attributable to interest relating to Mortgage Loans.

            Investment Account: As defined in Section 3.12(a).

            IRS: The Internal Revenue Service.

            Late Collections: With respect to any Mortgage Loan and any Due Period, all amounts received after the Determination Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Subsequent Recoveries or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

            LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Securities Administrator on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Securities Administrator shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks.

            LIBOR Certificates: As specified in the Preliminary Statement.

            LIBOR Determination Date: With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified to the Trustee that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Cash received in connection with the liquidation of a Liquidated Mortgage Loan, whether through a trustee's sale, foreclosure sale or otherwise.

            Loan Performance Advisor: OfficeTiger Global Real Estate Services Inc., a Delaware corporation, and its successors in interest, and if a successor loan performance advisor is appointed hereunder, such successor.

            Loan Performance Advisor Agreement: The Loan Performance Advisor Agreement, dated as of February 1, 2005, by and between the Sponsor and the Loan Performance Advisor.

            Loan Performance Advisor Fee: As to any Distribution Date, an amount equal to the product of (a) one-twelfth of the Loan Performance Advisor Fee Rate and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the preceding Distribution Date or, in the case of the first Distribution Date, the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; provided, however that the Loan Performance Advisor Fee for any Distribution Date shall not be lower than $1,500.

            Loan Performance Advisor Fee Rate: With respect to each Mortgage Loan, either (a) 0.015% per annum or (b) if the Loan Performance Advisor Fee is the amount calculated pursuant to the proviso in the definition of "Loan Performance Advisor Fee", a per annum rate determined by dividing such fee by the average of the aggregate Stated Principal Balance of the Mortgage Loans as of the preceding Distribution Date.

            Loan-to-Value Ratio or LTV: As of any date and as to any First-Lien Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal balance of the First-Lien Mortgage Loan to (a) in the case of a purchase, the lesser of (i) the sale price of the Mortgaged Property and (ii) the lesser of (y) its appraised value at the time of sale or (z) the appraised value determined by a review appraisal conducted by the Responsible Party, or
(b) in the case of a refinancing or modification, the lesser of (i) the appraised value of the Mortgaged Property at the time of the refinancing or modification or (ii) the appraised value determined by a review appraisal conducted by the Responsible Party.

            London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

            Lower Tier REMIC Interest Rate: As described in the Preliminary Statement.

            Lower Tier REMIC Regular Interest: Each of the Class LT-A-1, Class A-2, Class LT-A-3, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-B-1, Class LT-B-2, Class LT-B-3, Class LT-B-4, Class LT-B-5, Class LT-IO and Class LT-Accrual Interests as described in the Preliminary Statement.

            Lower Tier REMIC: As described in the Preliminary Statement.

            Lower-Tier REMIC Principal Amount: The principal balance of each Lower Tier REMIC Regular Interest, determined as set forth in the Preliminary Statement. The Lower-Tier REMIC Principal Amount shall be computed to at least eight (8) decimal places.

            Lower Tier REMIC Net WAC Rate: A per annum variable rate equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests).

            Majority Class X Certificateholder: The Holder or Holders of a majority of the Percentage Interests in the Class X Certificates.

            Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that (i) is set forth on the Data Tape Information and in the related Mortgage Note and (ii) is the maximum interest rate to which the Mortgage Rate on such Adjustable Rate Mortgage Loan may be increased during the lifetime of such Adjustable Rate Mortgage Loan.

            Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that (i) is set forth on the Data Tape Information and in the related Mortgage Note and (ii) is the minimum interest rate to which the Mortgage Rate on such Adjustable Rate Mortgage Loan may be decreased during the lifetime of such Adjustable Rate Mortgage Loan.

            Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.03.

            Moody's: Moody's Investors Service, Inc. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.05(c) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor, the Securities Administrator, the Trustee and the Servicer.

            Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

            Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

            Mortgage Loan: An individual Mortgage Loan that is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Subsequent Recoveries, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Charges, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

            Mortgage Loan Schedule: A schedule of Mortgage Loans delivered to the Trustee and the Securities Administrator and referred to as Schedule I, such schedule setting forth the Data Tape Information with respect to each Mortgage Loan.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

            Mortgage Rate: The annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time in the case of an Adjustable Rate Mortgage Loan.

            Mortgage Rate Caps: With respect to an Adjustable Rate Mortgage Loan, the Periodic Mortgage Rate Cap, the Maximum Mortgage Rate, and the Minimum Mortgage Rate for such Mortgage Loan.

            Mortgaged Property: With respect to each Mortgage Loan, the real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by the related Mortgage Note.

            Mortgagor: The obligor(s) on a Mortgage Note.

            NC Capital Mortgage Loans: The Mortgage Loans purchased by the Sponsor pursuant to the Purchase Agreement for which NC Capital is identified as Originator on the Mortgage Loan Schedule.

            Net Monthly Excess Cash Flow: For any Distribution Date, the amount remaining for distribution pursuant to Section 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

            Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls for such Distribution Date exceeds Compensating Interest payments made with respect to such Distribution Date.

            Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) payable by the Trust to the Swap Provider on the related Fixed Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

            Net Swap Receipt: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the Swap Provider to the Trust on the related Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement), or any amount withdrawn from the reserve account referred to in the third full paragraph of Section 4.06 that is required under that paragraph be treated as a Net Swap Receipt for purposes of determining the distributions from the Supplemental Interest Account.

            Net WAC Rate Cap: With respect to the Mortgage Loans as of any Distribution Date, the product of a per annum rate equal to (i) the weighted average of the Adjusted Net Mortgage Rates for the Mortgage Loans then in effect on the beginning of the related Due Period, minus the product of (A) the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap Provider, if any, expressed as a percentage equal to a fraction, the numerator of which is equal to the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of such Due Period and (B) 12 and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period. With respect to the first Due Period and first Distribution Date only, the Net WAC Cap shall be reduced by a fraction, the numerator of which is the Closing Date Deposit Amount and the denominator of which is the Cut-off Date Pool Principal Balance.

            NIM Issuer: The entity established as the issuer of the NIM Securities.

            NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class X and Class P Certificates that are rated by any Rating Agency.

            NIM Trustee: The trustee for the NIM Securities.

            Non-Delay Certificates: As specified in the Preliminary Statement.

            Non-Permitted Transferee: A Person other than a Permitted
Transferee.

            Nonrecoverable P&I Advance: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related Late Collections on such Mortgage Loan or REO Property as provided herein.

            Nonrecoverable Servicing Advance: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in accordance with Accepted Servicing Practices, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections.

            Non-U.S. Person: A person that is not a U.S. Person.

            Notice of Final Distribution: The notice to be provided pursuant to
Section 10.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

            Offered Certificates: As specified in the Preliminary Statement.

            Officer's Certificate: A certificate signed by an officer of the Servicer with responsibility for the servicing of the Mortgage Loans and listed on a list delivered to the Trustee and the Securities Administrator pursuant to this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for the Servicer or any Subservicer, reasonably acceptable to the Persons to whom such opinion is to be delivered in accordance with the provisions of this Agreement, provided, that any Opinion of Counsel relating to
(a) qualification of any Trust REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer of the Mortgage Loans or in an Affiliate of the Servicer and (iii) is not connected with the Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

            Optional Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Cut-off Date Pool Principal Balance.

            Originator: NC Capital Corporation, a California corporation, and its successors in interest, or WMC Mortgage Corp., a California corporation, and its successors in interest.

            OTS: Office of Thrift Supervision, and any successor thereto.

            Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

                  (i) Certificates theretofore canceled by the Securities
            Administrator or delivered to the Securities Administrator for cancellation; and

                  (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

            Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

            Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            P&I Advance: As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Remittance Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.01.

            Pass-Through Margin: With respect to each Class of Regular Certificates, the following percentages: Class A-1 Certificates, 0.040%; Class A-2 Certificates, 0.150%; Class A-3 Certificates, 0.240%; Class M-1 Certificates, 0.280%; Class M-2 Certificates, 0.360%; Class M-3 Certificates, 0.460%; Class B-1 Certificates, 0.880%; Class B-2 Certificates, 1.000%; Class B-3 Certificates, 1.870%; Class B-4 Certificates, 2.250%; and Class B-5 Certificates, 2.250%. On the first Distribution Date after the Optional Termination Date, the Pass-Through Margins shall increase to: Class A-1 Certificates, 0.080%; Class A-2 Certificates, 0.300%; Class A-3 Certificates, 0.480%; Class M-1 Certificates, 0.420%; Class M-2 Certificates, 0.540%; Class M-3 Certificates, 0.690%; Class B-1 Certificates, 1.320%; Class B-2 Certificates, 1.500%; Class B-3 Certificates, 2.805%; Class B-4 Certificates, 3.375%; and Class B-5 Certificates, 3.375%.

            Pass-Through Rate: For each Class of Certificates and each Class of Upper Tier REMIC Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

            PCAOB: The Public Company Accounting Oversight Board.

            Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

            Periodic Mortgage Rate Cap: With respect to an Adjustable Rate Mortgage Loan, the periodic limit on each Mortgage Rate adjustment as set forth in the related Mortgage Note.

                  Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Trustee, the Securities Administrator or any of their respective Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution and rated "F1+" by Fitch, "A-1+" by Standard & Poor's, "P-1" by Moody's and "R-1 by DBRS (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement);

                  (iii) repurchase obligations with respect to any security
            described in clause (i) above entered into with a Depository Institution (acting as principal);

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by S&P and Moody's (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement), and by each other Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing
            discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by S&P and Moody's (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement), and by each other Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds, including money market funds managed or advised by the Depositor, the Trustee, the Securities Administrator or an Affiliate thereof, that have been rated "Aaa" by Moody's, "AAAm" or "AAAm-G" by Standard & Poor's and, if rated by Fitch, at least "AAA" by Fitch and "R-1" by DBRS (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement); and

                  (vii) if previously confirmed in writing to the Securities
            Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each of the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is a Disqualified Non-U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person, (vi) an "electing large partnership" within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

            Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

            Physical Certificates: As specified in the Preliminary Statement.

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

            Pooling-Tier REMIC-1: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Interest Rate: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Net WAC Rate: With respect to the Mortgage Loans as of any Distribution Date, a per annum rate equal to (a) the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Mortgage Loans multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period. With respect to the first Due Period and first Distribution Date only, the Pooling Tier REMIC-1 Net WAC Rate shall be reduced by a fraction, the numerator of which is the Closing Date Deposit Amount and the denominator of which is the Cut-off Date Pool Principal Balance.

            Pooling-Tier REMIC-1 Principal Amount: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Interest Rate: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 IO Interest: Any of the Pooling-Tier REMIC-2 Regular Interests with the designation "IO" in its name.

            Pooling-Tier REMIC-2 IO Notional Balance: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Principal Amount: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Regular Interest: As described in the Preliminary Statement.

            Prepayment Charge: Any prepayment premium, penalty or charge collected by the Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any Principal Prepayment pursuant to the terms of the related Mortgage Note.

            Prepayment Interest Excess: With respect to any Distribution Date, any interest collected by the Servicer with respect to any Mortgage Loan serviced by the Servicer as to which a Principal Prepayment in Full occurs from the 1st day of the month through the 15th day of the month in which such Distribution Date occurs and that represents interest that accrues from the 1st day of such month to the date of such Principal Prepayment in Full.

            Prepayment Interest Shortfall: With respect to any Distribution Date, the sum of, for each Mortgage Loan that was, during the portion of the related Prepayment Period from the first day of such Prepayment Period through the last day of the month preceding the month in which such Distribution Date occurs, the subject of a Principal Prepayment which is not accompanied by an amount equal to one month of interest that would have been due on such Mortgage Loan on the Due Date that occurs during such Prepayment Period and which was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding such Due Date, an amount equal to the product of (a) the Mortgage Rate net of the Servicing Fee Rate for such Mortgage Loan,
(b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and
(d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the calendar month in which the related Prepayment Period begins.

            Prepayment Period: With respect to any Distribution Date and any Principal Prepayments in Full, the period from and including the 16th day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from the Cut-off Date) to and including the 15th day of the month in which such Distribution Date occurs. With respect to each Distribution Date and Principal Prepayments that are not Principal Prepayments in Full, the calendar month preceding the month in which the related Distribution Date occurs.

            Principal Distribution Amount: For any Distribution Date, the sum of
(i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

            Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date, excluding any Prepayment Charge thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

            Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each Scheduled Payment of principal on a Mortgage Loan due during such Due Period and received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date, (ii) all Principal Prepayments received during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal, and all Subsequent Recoveries, actually collected by the Servicer during the related Prepayment Period; (iv) the portion of the Repurchase Price allocable to principal with respect to each Mortgage Loan repurchased on or prior to the related Determination Date; (v) all Substitution Adjustment Amounts allocable to principal with respect to the substitutions of Mortgage Loans that occur on or prior to the related Determination Date; (vi) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 10.01 (to the extent such proceeds relate to principal) and (vii) with respect to the Distribution Date in June 2006 only, the Closing Date Deposit Amount.

            Private Certificates: As specified in the Preliminary Statement.

            Prospectus Supplement: The Prospectus Supplement, dated May 23, 2006, relating to the Offered Certificates.

            PTCE 95-60: As defined in Section 5.02(b).

            PUD: A planned unit development.

            Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of January 1, 2006, between the Responsible Party and the Sponsor.

            Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and the Securities Administrator. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 11.05(c), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as such Rating Agency may hereafter furnish to the Depositor, the Securities Administrator, the Trustee and the Servicer.

            Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

            Record Date: With respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date; provided, however, that, for any Certificate issued in definitive form, the Record Date shall be the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs.

            Reference Bank: As defined in Section 4.04.

            Regular Certificates: As specified in the Preliminary Statement.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act or any similar state statutes.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

            Remittance Date: With respect to any Distribution Date, the third Business Day immediately preceding such Distribution Date.

            REO Disposition: The final sale by the Servicer of any REO Property.

            REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.17 by any income from the REO Property treated as a recovery of principal).

            REO Mortgage Loan: A Mortgage Loan where title to the related Mortgaged Property has been obtained by the Servicer in the name of the Trustee on behalf of the Certificateholders.

            REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Reportable Event: As defined in Section 8.12(g).

            Repurchase Price: With respect to any Mortgage Loan, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Rate from the last date through which interest has been paid to the end of the month in which such repurchase occurs, (iii) all unreimbursed Servicing Advances and (iv) all expenses incurred by the Securities Administrator arising out of the Securities Administrator's enforcement of any repurchase obligation of the Responsible Party or the Depositor hereunder.

            Request for Release: The Request for Release submitted by the Servicer to the Custodian, substantially in the form of Exhibit J.

            Residual Certificates: As specified in the Preliminary Statement.

            Responsible Officer: When used with respect to the Trustee or the Securities Administrator, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate, or any other officer of the Trustee or the Securities Administrator customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

            Responsible Party: NC Capital Corporation, a California corporation, and its successors in interest.

            Rule 144A Letter: As defined in Section 5.02(b).

            Sarbanes Certification: As defined in Section 8.12(c).

            Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Second-Lien Mortgage Loan: A Mortgage Loan secured by a second-lien Mortgage on the related Mortgaged Property.

            Securities Act: The Securities Act of 1933, as amended.

            Securities Administrator: Wells Fargo Bank, National Association, a national banking association, and its successors and assigns, in its capacity as Securities Administrator hereunder and, if a successor securities administrator is appointed hereunder, such successor.

            Securities Administrator Fee: With respect to any Distribution Date, an amount equal to the product of (a) one-twelfth of the Securities Administrator Fee Rate and (b) the Stated Principal Balance of the Mortgage Loans as of the prior Distribution Date (or as of the Cut-off Date in the case of the first Distribution Date).

            Securities Administrator Fee Rate: With respect to each Mortgage Loan, 0.002% per annum.

            Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Subordinated Amount (in each case after taking into account the distribution of the Principal Distribution Amount and any principal payments on such Classes from the Supplemental Interest Account for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Senior Specified Enhancement Percentage: As of any date of determination, 43.10%.

            Servicer: Wells Fargo Bank, National Association, a national banking association, and its successors in interest, and if a successor servicer is appointed hereunder, such successor.

            Servicer Remittance Report: As defined in Section 4.03(d).

            Servicing Advances: The reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property,
(ii) any enforcement or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Sections 3.01, 3.09,
3.13 and 3.15. The Servicing Advances shall also include any reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any satisfaction or foreclosure in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement. The Servicer shall not be required to make any Nonrecoverable Servicing Advances.

            Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, which as of the Closing Date are listed on Exhibit P hereto.

            Servicing Fee: With respect to each Mortgage Loan and for any calendar month, an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly for any month during which the Mortgage Loan is serviced by the Servicer under this Agreement. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Subsequent Recoveries, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties) of such Scheduled Payment collected by the Servicer, or as otherwise provided under
Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan, 0.50%.

            Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Custodian in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit K hereto.

            Servicing Function Participant: As defined in Section 3.23(a).

            Servicing Officer: Any employee or officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee and the Securities Administrator by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

            Similar Law: As defined in Section 5.02(b).

            60+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period (not including a Mortgage Loan that became a Liquidated Mortgage Loan after such last day of the prior Due Period and on or prior to the end of the Prepayment Period in which such Due Period ends), two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, each Mortgage Loan related to REO Property and each Mortgage Loan where the related Mortgagor has filed for bankruptcy.

            Specified Subordinated Amount: Prior to the Stepdown Date, an amount equal to 1.50% of the Cut-off Date Pool Principal Balance. On and after the Stepdown Date, an amount equal to 3.00% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, to a minimum amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; provided, however, that if, on any Distribution Date, a Trigger Event exists, the Specified Subordinated Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans until the Distribution Date on which a Trigger Event no longer exists. When the Class Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

            Sponsor: Sutton Funding LLC, a Delaware limited liability company, and its successors in interest.

            Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. If Standard & Poor's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.05(c) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention: Residential Mortgage Surveillance Group - Securitized Asset Backed Receivables LLC Trust 2006-NC2, or such other address as Standard & Poor's may hereafter furnish to the Depositor, the Securities Administrator, the Trustee and the Servicer.

            Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary, as may be in effect from time to time.

            Startup Day: The Closing Date.

            Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has been liquidated during the related Prepayment Period shall be zero.

            Stepdown Date: The later to occur of (i) the earlier to occur of (a) the Distribution Date in June 2009 and (b) the Distribution Date following the Distribution Date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans applied to reduce the Stated Principal Balance of the Mortgage Loans for the applicable Distribution Date but prior to any applications of Principal Distribution Amount to the Certificates on such Distribution Date) is greater than or equal to the Senior Specified Enhancement Percentage.

            Subcontractor: Any third-party or Affiliated vendor, subcontractor or other Person utilized by the Servicer, a Subservicer or the Securities Administrator, as applicable, that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to any of the Mortgage Loans.

            Subordinated Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the LIBOR Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

            Subordinated Certificates: As specified in the Preliminary
Statement.

            Subordination Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Subordinated Amount applicable to such Distribution Date over (b) the Subordinated Amount applicable to such Distribution Date.

            Subordination Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Subordinated Amount and
(b) the Net Monthly Excess Cash Flow.

            Subsequent Recovery: With respect to any Mortgage Loan or related Mortgaged Property that became a Liquidated Mortgage Loan or was otherwise disposed of, all amounts received in respect of such Liquidated Mortgage Loan after an Applied Realized Loss Amount related to such Mortgage Loan or Mortgaged Property is allocated to reduce the Class Certificate Balance of any Class of Subordinated Certificates. Any Subsequent Recovery that is received during a Prepayment Period will be included as part of the Principal Remittance Amount for the related Distribution Date.

            Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB.

            Subservicing Account: As defined in Section 3.08.

            Subservicing Agreements: As defined in Section 3.02(a).

            Substitute Mortgage Loan: A Mortgage Loan substituted by the Responsible Party for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit J, (i) have a Stated Principal Balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate not lower than and not more than 1% higher than that of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan; and (v) comply with each representation and warranty set forth in Section 2.03.

            Substitution Adjustment Amount: As defined in Section 2.03.

            Supplemental Interest Account: The trust account created pursuant to
Section 4.06 of this Agreement consisting of the Cap Agreement, the Interest Rate Swap Agreement, the Class IO Interest and the right to receive Class IO Shortfalls, subject to the obligation to pay amounts specified in Section 4.06.

            Swap LIBOR: With respect to any Distribution Date (and the related Interest Accrual Period), the product of (i) USD-LIBOR-BBA (as used in the Interest Rate Swap Agreement), (ii) two, and (iii) the quotient of (a) the actual number of days in the Interest Accrual Period for the LIBOR Certificates divided by (b) 30.

            Swap Provider: Barclays Bank PLC, a bank authorized and regulated by the United Kingdom's Financial Services Authority and a member of the London Stock Exchange, and its successors in interest.

            Swap Termination Payment: Any payment payable by the Trust or the Swap Provider upon termination of the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) or a Termination Event (as defined in the Interest Rate Swap Agreement).

            Tax Matters Person: The Holder of the Class R Certificates designated as "tax matters person" of each Trust REMIC, in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

            Tax Service Contract: As defined in Section 3.09(a).

            Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

            Termination Price: As defined in Section 10.01.

            Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess, if any, of (i) the interest on the Mortgage Loans (other than Prepayment Interest Excesses) received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date (net of Expense Fees) over (ii) the sum of (A) the amounts payable to the Certificates pursuant to Section 4.02(a)(i) on such Distribution Date, (B) any Net Swap Payments to the Swap Provider and (C) any Swap Termination Payment (other than a Defaulted Swap Termination Payment) to the Swap Provider.

            Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            Transfer Affidavit: As defined in Section 5.02(c).

            Transferor Certificate: As defined in Section 5.02(b).

            Trigger Event: Either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

            Trust: The express trust created hereunder in Section 2.01(c).

            Trust Fund: The corpus of the trust created hereunder consisting of
(i) the Mortgage Loans and all interest and principal with respect thereto received on or after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or prior to the related Cut-off Date; (ii) the Collection Account, Excess Reserve Fund Account, the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Cap Agreement;
(v) the Interest Rate Swap Agreement; (vi) the Supplemental Interest Account;
(vii) the Closing Date Deposit Amount; (viii) the Assignment Agreement; and (ix) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

            Trust REMIC: Any of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC or the Upper-Tier REMIC, as applicable.

            Trustee: U.S. Bank National Association, a national banking association, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

            Underwriters' Exemption: Any exemption listed under footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487
(2002), or any successor exemption.

            Underwriting Guidelines: The underwriting guidelines attached to the Purchase Agreement.

            Unpaid Interest Amount: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date and (b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

            Unpaid Realized Loss Amount: With respect to any Class of Subordinated Certificates and as to any Distribution Date, is the excess of (i) the Applied Realized Loss Amounts with respect to such Class over (ii) the sum of (a) all distributions in reduction of such Applied Realized Loss Amounts on all previous Distribution Dates, and (b) the amount by which the Class Certificate Balance of such Class has been increased due to the distribution of any Subsequent Recoveries on all previous Distribution Dates. Any amounts distributed to a Class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of such Class.

            Upper Tier Carry Forward Amount: With respect to each Class of LIBOR Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Upper Tier REMIC Interest Rate for the Corresponding Class of Upper Tier REMIC Regular Interest is based upon the Upper-Tier REMIC Net WAC Rate, the excess, if any, of (i) the Accrued Certificate Interest Distribution Amount such Class of LIBOR Certificates would otherwise be entitled to receive on such Distribution Date taking into account the Net WAC Rate Cap, over (ii) the Accrued Certificate Interest Distribution Amount such Class of Upper-Tier REMIC Regular Interest on such Distribution Date taking into account the Upper Tier REMIC Net WAC Rate and (B) the Upper Tier Carry Forward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Upper Tier REMIC Interest Rate for such Class of Certificates for such Distribution Date, without giving effect to the Upper-Tier REMIC Net WAC Rate.

            Upper Tier REMIC: As described in the Preliminary Statement.

            Upper Tier REMIC Net WAC Rate: For any Distribution Date, the weighted average of the Lower Tier REMIC Interest Rate of the Lower-Tier REMIC Regular Interests (other than the Class LT-IO Interest), weighted on the basis of the Lower Tier REMIC Principal Amounts.

            Upper Tier REMIC Regular Interest: As described in the Preliminary Statement.

            U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any, and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            WMC: WMC Mortgage Corp., a California corporation.

            WMC Mortgage Loans: The Mortgage Loans purchased by the Sponsor pursuant to the WMC Purchase Agreement for which WMC is identified as Originator on the Mortgage Loan Schedule.

            WMC Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of August 1, 2005, between the Barclays Bank PLC and WMC, a copy of which has been furnished to the Trustee, which includes the representations and warranties of WMC attached hereto as Exhibit Y.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund. On the Closing Date, the Depositor shall pay, without any right of reimbursement from the Trust, to the Cap Provider the "Fixed Amount" (as defined in the related Cap Agreement) due and payable to the Cap Provider pursuant to the terms of each Cap Agreement.

            (b) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Custodian for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note bearing all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee, endorsed "Pay to the order of _____________, without recourse" and signed (which may be by facsimile signature) in the name of the last endorsee. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge;

            (ii) the original of any guarantee executed in connection with the Mortgage Note, if provided;

            (iii) the original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If, in connection with any Mortgage Loan, the original Mortgage cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Responsible Party shall deliver or cause to be delivered to the Custodian a photocopy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the Responsible Party (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Responsible Party; or (B) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (iv) the originals of all assumption, modification, consolidation and extension agreements, if any, with evidence of recording thereon;

            (v) the original Assignment of Mortgage for each Mortgage Loan endorsed in blank;

            (vi) the originals of all intervening assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of Mortgage, the Responsible Party shall deliver or cause to be delivered a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the Responsible Party or a certificate from an escrow company, a title company or a closing attorney stating that such intervening assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of Mortgage or a copy of such intervening assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Responsible Party; or (B) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (vii) the original mortgagee title insurance policy or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company;

            (viii) the original or, if unavailable, a copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided); and

            (ix) if any of the above documents has been executed by a person holding a power of attorney, an original or photocopy of such power certified by the Responsible Party to be a true and correct copy of the original.

            To the extent not previously delivered to the Sponsor pursuant to the Purchase Agreement, the Responsible Party shall promptly upon receipt from the respective recording office cause to be delivered to the Custodian the original recorded document described in (iii), (iv) and (vi) above.

            From time to time, the Responsible Party, the Depositor or the Servicer, as applicable, shall forward to the Custodian, additional original documents and additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan, in accordance with the terms of this Agreement upon receipt of such documents. All such mortgage documents held by the Custodian as to each Mortgage Loan shall constitute the "Custodial File".

            To the extent not previously delivered to the Sponsor pursuant to the Purchase Agreement, on or prior to the Closing Date, the Responsible Party shall deliver to the Custodian, Assignments of Mortgages, in blank, for each Mortgage Loan. No later than thirty (30) Business Days following the later of the Closing Date and the date of receipt by the Servicer of the complete recording information for a Mortgage, the Servicer shall promptly submit or cause to be submitted for recording, at the expense of the Responsible Party and at no expense to the Trust Fund, the Custodian or the Depositor, in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(b)(v). Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if the Custodian and each Rating Agency have received an Opinion of Counsel, at the expense of the Trust and satisfactory in form and substance to the Custodian and each Rating Agency, to the effect that the recordation of such Assignments of Mortgage in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage Note. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned by the Responsible Party, at the expense of the Responsible Party, to "U.S. Bank National Association, as trustee under the Pooling and Servicing Agreement dated as of May 1, 2006, Securitized Asset Backed Receivables LLC Trust 2006-NC2". In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Responsible Party shall promptly cause to be delivered a substitute Assignment of Mortgage to cure such defect and thereafter cause each such assignment to be duly recorded at no expense to the Trust Fund.

            On or prior to the Closing Date, the Depositor shall deliver to the Custodian a copy of the Data Tape Information in electronic, machine readable medium in a form mutually acceptable to the Depositor and the Custodian. Within ten (10) Business Days of the Closing Date, the Depositor shall deliver a copy of the complete Mortgage Loan Schedule to the Custodian.

            In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Custodian within 180 days (or such other time period as may be required by any Rating Agency) following the Closing Date, and in the event that the Responsible Party does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Depositor, the related Mortgage Loan shall, upon the request of the Depositor, be repurchased by the Responsible Party at the price and in the manner specified in Section 2.03. The foregoing repurchase obligation shall not apply in the event that the Responsible Party cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the Responsible Party shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of the Responsible Party, confirming that such document has been accepted for recording.

            Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the Responsible Party shall be deemed to have been satisfied upon delivery by the Responsible Party to the Custodian, prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

            (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "Securitized Asset Backed Receivables LLC Trust 2006-NC2" and U.S. Bank National Association is hereby appointed as Trustee in accordance with the provisions of this Agreement. The parties hereto acknowledge and agree that it is the policy and intention of the Trust to acquire only Mortgage Loans meeting the requirements set forth in this Agreement, including without limitation, the representation and warranty set forth in paragraph (ccc) of Schedule III. The Trust's fiscal year is the calendar year.

            (d) The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans, the Cap Agreement and the Interest Rate Swap Agreement) pursuant to Section 2.01(a). The Securities Administrator on behalf of the Trust is hereby authorized to enter into the Cap Agreement and the Interest Rate Swap Agreement.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. The Custodian shall acknowledge, on the Closing Date, receipt by it on behalf of the Trustee, of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E ("Initial Certification"), and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, in trust for the exclusive use and benefit of all present and future Certificateholders. The Custodian shall maintain possession of the related Mortgage Notes in the State of California, unless otherwise permitted by the Rating Agencies.

            In connection with the Closing Date, the Custodian shall be required to deliver via facsimile (with original to follow the next Business Day) to the Depositor an Initial Certification prior to the Closing Date, or, as the Depositor agrees on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan. The Custodian shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            Within 90 days after the Closing Date, the Custodian shall ascertain that all documents identified in the Document Certification and Exception Report in the form attached hereto as Exhibit F are in its possession, and shall deliver to the Depositor and the Servicer a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents identified in the Document Certification and Exception Report and required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2), (3), (15), (22) and (29) of the Data Tape Information respecting such Mortgage Loan is correct; and (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement. The Custodian shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            The Custodian shall retain possession and custody of each Custodial File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Custodian, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the Servicer from time to time.

            The Responsible Party shall deliver to the Servicer copies of all trailing documents required to be included in the Custodial File at the same time the original or certified copies thereof are delivered to the Custodian, including but not limited to such documents as the title insurance policy and any other Mortgage Loan documents upon return from the public recording office. The documents shall be delivered by the Responsible Party at the Responsible Party's expense to the Servicer.

            Section 2.03 Representations, Warranties and Covenants of the Responsible Party and the Servicer; Remedies for Breaches of Representations and Warranties with Respect to the Mortgage Loans. (a) Wells Fargo Bank, National Association hereby makes the representations and warranties set forth in
Schedule II hereto to the Depositor and the Trustee, as of the Closing Date.

            (b) NC Capital Corporation, in its capacity as Responsible Party, hereby makes the representations and warranties, set forth in Schedule III and
Schedule IV hereto, to the Depositor, the Securities Administrator and the Trustee, as of the Closing Date. The Depositor hereby makes the representations and warranties set forth in Schedule V hereto to the Trustee and Securities Administrator as of the dates set forth in such Schedule. The Custodian hereby makes the representations and warranties set forth in Schedule VI hereto to the Depositor, the Securities Administrator and the Trustee.

            (c) It is understood and agreed by the Servicer and the Responsible Party that the representations and warranties set forth in this Section 2.03 shall survive the transfer of the Mortgage Loans by the Depositor to the Trustee on the Closing Date, and shall inure to the benefit of the Depositor and the Trustee notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by any of the Responsible Party, the Securities Administrator, the Depositor, the Trustee, the Custodian or the Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

            (d) Within 30 days of the earlier of either discovery by or notice to the Responsible Party that any Mortgage Loan does not conform to the requirements as determined in the Custodian's review of the related Custodial File or within 60 days of the earlier of either discovery by or notice to the Responsible Party of any breach of a representation or warranty set forth in
Section 2.03(b) that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee, or the Certificateholders therein, the Responsible Party shall use its best efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File or promptly to cure such breach in all material respects and, if such defect or breach cannot be remedied, the Responsible Party shall, at the Depositor's option as specified in writing and provided to the Responsible Party, the Securities Administrator, the Custodian and the Trustee, (i) if such 30- or 60-day period, as applicable, expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section 2.03; or (ii) repurchase such Mortgage Loan at the Repurchase Price; provided, however, that any such substitution pursuant to clause (i) above shall not be effected prior to the delivery to the Custodian of a Request for Release substantially in the form of Exhibit J, and the delivery of the Custodial File to the Custodian for any such Substitute Mortgage Loan. Notwithstanding the foregoing, a breach (i) which causes a Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, (ii) by the Responsible Party of any of the representations and warranties identified as a Deemed Material and Adverse Representation on Schedule III will be deemed automatically to materially and adversely affect the value of such Mortgage Loan and the interests of the Trustee and Certificateholders in such Mortgage Loan. In the event that the Securities Administrator receives notice of a breach by the Responsible Party of any of the representations and warranties identified as a Deemed Material and Adverse Representation on Schedule III, the Securities Administrator shall give notice of such breach to the Responsible Party and request the Responsible Party to repurchase the Mortgage Loan at the Repurchase Price within sixty (60) days of receipt by the Responsible Party of such notice. The Responsible Party shall repurchase each such Mortgage Loan within 60 days of the earlier of discovery or receipt of notice with respect to each such Mortgage Loan.

            (e) With respect to any Substitute Mortgage Loan or Loans, the Responsible Party shall deliver to the Custodian for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by
Section 2.01. No substitution under this Agreement is permitted to be made with respect to any Distribution Date after the end of the related Prepayment Period. Scheduled Payments due with respect to Substitute Mortgage Loans in the Due Period of substitution shall not be part of the Trust Fund and will be retained by the Responsible Party on the next succeeding Distribution Date. For the Due Period of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for such Due Period and thereafter the Responsible Party shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

            (f) The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee, the Custodian and the Securities Administrator. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Responsible Party shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Custodian shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Responsible Party and the Trustee shall execute and deliver at the Responsible Party's direction such instruments of transfer or assignment prepared by the Responsible Party, in each case without recourse, as shall be necessary to vest title in the Responsible Party, of the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

            (g) For any month in which the Responsible Party substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate unpaid principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate unpaid principal balance of all such Deleted Mortgage Loans. The amount of such shortage plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans (collectively, the "Substitution Adjustment Amount") shall be remitted by the Responsible Party to the Servicer for deposit into the Collection Account on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

            (h) In addition to such repurchase or substitution obligation referred to in Section 2.03(d), the Responsible Party shall indemnify the Depositor, any of its Affiliates, the Servicer, the Trustee, the Securities Administrator and the Trust and hold such parties harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses (including, without limitation, any taxes payable by the Trust) resulting from any third party claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach by the Responsible Party of any of its representations and warranties or obligations contained in this Agreement.

            (i) [Reserved.]

            (j) In the event that a Mortgage Loan shall have been repurchased pursuant to this Agreement, the proceeds from such repurchase shall be deposited by the Servicer in the Collection Account pursuant to Section 3.10 on or before the Distribution Account Deposit Date for the Distribution Date in the month following the month during which the Responsible Party became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Repurchase Price, and receipt of a Request for Release in the form of Exhibit J hereto, the Custodian shall release within three Business Days the related Custodial File held for the benefit of the Certificateholders to such Person as directed by the Servicer, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. In accordance with Section 11.05(b), the Securities Administrator shall promptly notify each Rating Agency of a purchase of a Mortgage Loan pursuant to this
Section 2.03.

            It is understood and agreed that the obligation of the Responsible Party under this Agreement to cure, repurchase or substitute any Mortgage Loan as to which a breach of a representation and warranty has occurred and is continuing, together with any related indemnification obligations of the Responsible Party set forth in Section 2.03(h), shall constitute the sole remedies against such Person respecting such breach available to Certificateholders, the Depositor and any of its Affiliates, or the Trustee on their behalf.

            The provisions of this Section 2.03 shall survive delivery of the respective Custodial Files to the Custodian for the benefit of the Certificateholders.

            (k) With respect to each WMC Mortgage Loan, in the event of any breach of any of the representations and warranties made by WMC under the WMC Purchase Agreement or by Barclays Bank PLC under the Assignment Agreement, the Securities Administrator, upon receipt of notice of such breach, shall enforce it's the Trust's rights and remedies with respect to such breach under such agreement. If any such breach by Barclays Bank PLC is also a breach by WMC of any of its representations and warranties set forth in the WMC Purchase Agreement, the Securities Administrator shall first proceed against WMC to enforce the rights and remedies it may have against WMC under the Purchase Agreement. If WMC fails to cure, repurchase or substitute for the affected WMC Mortgage Loan within the time permitted under the WMC Purchase Agreement, the Securities Administrator shall then enforce the obligations of Barclays Bank PLC under the Assignment Agreement to cure such breach or to substitute or repurchase the related WMC Mortgage Loan from the Trust. In the event of a repurchase of any WMC Mortgage Loan by Barclays Bank PLC, the Custodian shall promptly deliver to Barclays Bank PLC or its designee the related Mortgage File and shall assign to Barclays Bank PLC all of the rights under the WMC Purchase Agreement, solely insofar as such rights relate to such WMC Mortgage Loans.

            Section 2.04 [Reserved].

            Section 2.05 Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Securities Administrator has executed and delivered to or upon the order of the Depositor, the Certificates in authorized Denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

            Section 2.06 REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The "Startup Day" of each Trust REMIC for purposes of the REMIC Provisions shall be the Closing Date. The "latest possible maturity date" of the regular interests in each Trust REMIC is the Distribution Date occurring in March 2036, which is the Distribution Date in the month following the month in which the latest Mortgage Loan maturity date occurs.

            Amounts distributable to the Class X Certificates (prior to any reduction for any Basis Risk Payment, Net Swap Payment or Swap Termination Payment), exclusive of any amounts received from the Swap Provider, shall be deemed paid from the Upper-Tier REMIC in respect of the Class X Interest and the Class IO Interest to the Holders of the Class X Certificates prior to distribution of any Basis Risk Payments to the LIBOR Certificates or Net Swap Payments or Swap Termination Payment to the Swap Provider.

            For federal income tax purposes, any amount distributed on the LIBOR Certificates on any Distribution Date in excess of the amount distributable on their Corresponding Class of Upper-Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Account, as applicable, and any amount distributable on such Corresponding Class of Upper-Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Corresponding Class of LIBOR Certificates on such Distribution Date shall be treated as having been paid to the Supplemental Interest Account, all pursuant to and as further provided in Section 8.13.

            Section 2.07 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee and the Servicer that as of the date of this Agreement or as of such date specifically provided herein:

            (a) The Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) The Depositor has the power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate transactions contemplated by, this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite company action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of, or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been received or obtained on or prior to the Closing Date;

            (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the certificate of formation or limited liability company agreement of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

            (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

            (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that would materially and adversely affect its performance hereunder; and

            (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of the Mortgage Note and the Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 11.04.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.07 shall survive delivery of the respective Custodial Files to the Custodian, and shall inure to the benefit of the Trustee.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. (a) For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

            (i) any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Mortgagor;

            (ii) the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

            (iii) the Servicer's obligation to make P&I Advances or Servicing Advances; or

            (iv) the Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

            To the extent consistent with the foregoing, if the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with Accepted Servicing Practices, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee. The Servicer shall at its own expense be responsible for preparing and recording all lien releases and mortgage satisfactions in accordance with state and local regulations. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.16, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Subservicer such documents provided to the Trustee as are necessary or appropriate to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee. The Trustee shall execute a separate power of attorney, furnished to it by the Servicer, in favor of the Servicer for the purposes described herein to the extent necessary or desirable to enable the Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney and shall be indemnified by Servicer for any costs, liabilities or expenses incurred by the Trustee in connection with the Servicer's misuse of such power of attorney.

            (b) Subject to Section 3.09(b), in accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09(b), and further as provided in Section 3.11. Any cost incurred by the Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            (c) Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01 and except for Servicing Advances) and the Servicer shall not (i) (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for a reduction of interest payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup day" under the REMIC Provisions, or (iii) except as provided in Section 3.07(a), waive any Prepayment Charges.

            (d) The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

            Section 3.02 Subservicing Agreements between the Servicer and Subservicers. (a) The Servicer may enter into subservicing agreements with Subservicers for the servicing and administration of the Mortgage Loans ("Subservicing Agreements"). The Servicer represents and warrants to the other parties hereto that no Subservicing Agreement is in effect as of the Closing Date with respect to any Mortgage Loans required to be serviced by it hereunder. The Servicer shall give notice to the Depositor, the Securities Administrator and the Trustee of any such Subservicer and Subservicing Agreement, which notice shall contain all information (including without limitation a copy of the Subservicing Agreement and any amendments or modifications thereof) reasonably necessary to enable the Securities Administrator, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act). No Subservicing Agreement shall be effective until 30 days after such written notice is received by the Depositor, the Securities Administrator and the Trustee. The Trustee shall not be required to review or consent to such Subservicing Agreements and shall have no liability in connection therewith.

            (b) The Servicer shall cause any Subservicer engaged by the Servicer (or by any Subservicer) for the benefit of the Depositor, the Securities Administrator and the Trustee to comply with the provisions of this Section 3.02 and with Sections 3.22, 3.23, 6.02 and 6.05 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 8.12 of this Agreement. The Servicer shall be responsible for obtaining from each such Subservicer and delivering to applicable Persons any servicer compliance statement required to be delivered by such Subservicer under Section 3.22 and any assessment of compliance report and related accountant's attestation required to be delivered by such Subservicer under Section 3.23, in each case as and when required to be delivered.

            (c) Subject to the conditions set forth in this Section 3.02(c), the Servicer and any Subservicer engaged by the Servicer is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. The Servicer shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by the Servicer or any such Subservicer, specifying, not later than the date specified for delivery of the annual report on assessment of compliance set forth in Section 3.23(b) (i) the identity of each such Subcontractor, if any, that is "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (i) of this paragraph. As a condition to the utilization by the Servicer or any such Subservicer of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any such Subservicer) for the benefit of the Depositor and the Securities Administrator to comply with the provisions of Section 3.23 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each such Subcontractor and delivering to the applicable Persons any assessment of compliance report and related accountant's attestation required to be delivered by such Subcontractor under Section 3.23, in each case as and when required to be delivered.

            Notwithstanding the foregoing, if the Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, the Servicer shall be responsible for determining whether such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and whether any such affiliate or third-party vendor meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB. If the Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Subservicer for purposes of this Agreement, the engagement of such Subservicer shall not be effective unless and until notice is given pursuant to Section 3.02(a).

            Section 3.03 Successor Subservicers. The Servicer shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement; provided, however, that the termination, resignation or removal of a Subservicer shall be not be effective until 30 days after written notice is received by both the Depositor and the Securities Administrator that contains all information reasonably necessary to enable the Securities Administrator, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act). In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Subservicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under
Section 3.02.

            Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor or the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to an Event of Default).

            Section 3.04 Liability of the Servicer. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

            Section 3.05 No Contractual Relationship between Subservicers and the Trustee or the Securities Administrator. Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and neither the Trustee (or any successor Servicer) nor the Securities Administrator shall be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.06 Assumption or Termination of Subservicing Agreements by Trustee. In the event the Servicer at any time shall for any reason no longer be the Servicer (including by reason of the occurrence of an Event of Default), the Trustee, or its designee or the successor Servicer if the successor is not the Trustee, shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, with copies thereof provided to the Trustee or the successor Servicer if the successor is not the Trustee, prior to the Trustee or the successor Servicer if the successor is not the Trustee, assuming such rights and obligations, unless the Trustee elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

            Upon such assumption, the Trustee, its designee or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be the Servicer and (ii) none of the Depositor, the Trustee, their designees or any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

            The Servicer at its expense shall, upon request of the Trustee, its designee or the successor Servicer deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

            Section 3.07 Collection of Certain Mortgage Loan Payments. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and Accepted Servicing Practices, the Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the Due Dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 360 days; provided, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which the Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances. Notwithstanding the foregoing, the Servicer may waive, in whole or in part, a Prepayment Charge only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (ii) such Prepayment Charge is not permitted to be collected by applicable law. If a Prepayment Charge is waived other than as permitted by the prior sentence, then the Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account from its own funds, without any right of reimbursement therefor, together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account; provided, however, that the Servicer shall not have an obligation to pay the amount of any uncollected Prepayment Charge if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan Schedule in effect at such time.

            (b) (i) The Securities Administrator shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class X Certificateholders, to receive any Basis Risk Payment and to secure their limited recourse obligation to pay to the LIBOR Certificateholders Basis Risk Carry Forward Amounts (prior to using any Interest Rate Cap Payments or Net Swap Receipts). For the avoidance of doubt, any Basis Risk Carry Forward Amounts shall be paid to the LIBOR Certificates first from the Excess Reserve Fund Account and then from the Supplemental Interest Account.

            (ii) On each Distribution Date, the Securities Administrator shall deposit the amount of any Basis Risk Payment for such date into the Excess Reserve Fund Account.

            (c) (i) On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class of Certificates, the Securities Administrator shall (1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii)(Q), the lesser of (x) the Class X Distributable Amount (without regard to the reduction in the definition thereof for any Basis Risk Carry Forward Amount or any Defaulted Swap Termination Payments (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)-(P)) and (y) the aggregate Basis Risk Carry Forward Amounts for such Distribution Date and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Certificates the Basis Risk Carry Forward Amount. Such payments shall be allocated to those Classes and paid in the priority set forth in Section 4.02(a)(iii)(R).

            (ii) The Securities Administrator shall account for the Excess Reserve Fund Account as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any REMIC created pursuant to this Agreement. The beneficial owners of the Excess Reserve Fund Account are the Class X Certificateholders. For all federal tax purposes, amounts transferred by the Upper Tier REMIC to the Excess Reserve Fund Account shall be treated as distributions by the Securities Administrator to the Class X Certificateholders.

            (iii) Any Basis Risk Carry Forward Amounts paid by the Securities Administrator to the LIBOR Certificateholders from the Excess Reserve Fund Account or the Supplemental Interest Account shall be accounted for by the Securities Administrator as amounts paid first to the Holders of the Class X Certificates (in respect of the Class X Interest or the Class IO Interest, respectively) and then to the respective Class or Classes of LIBOR Certificates. In addition, the Securities Administrator shall account for the LIBOR Certificateholders' rights to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account (along with payments of Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts from the Supplemental Interest Account) as rights in a limited recourse interest rate cap contract written by the Class X Certificateholders in favor of the LIBOR Certificateholders.

            (iv) Notwithstanding any provision contained in this Agreement, the Securities Administrator shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this
      Section 3.07(c) and Sections 4.02(a)(iii)(R), (S) and (T).

            (d) The Securities Administrator, on behalf of the Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Depositor shall cause to be deposited into the Distribution Account on the Closing Date the Closing Date Deposit Amount. The Securities Administrator shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Securities Administrator pursuant to Section 3.11;

            (ii) any amount deposited by the Servicer pursuant to Section 3.12(b) in connection with any losses on Permitted Investments; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

            In the event that the Servicer shall remit any amount not required to be remitted, it may at any time direct the Securities Administrator in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Securities Administrator which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by Securities Administrator on behalf of the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02. In no event shall the Securities Administrator incur liability for withdrawals from the Distribution Account at the direction of the Servicer.

            (e) The Securities Administrator may invest the funds in the Distribution Account in one or more Permitted Investments in accordance with
Section 3.12. The Securities Administrator may withdraw from the Distribution Account any income or gain earned from the investment of funds deposited therein for its own benefit.

            (f) The Servicer shall give notice to the Securities Administrator and the Securities Administrator shall give notice to each Rating Agency and the Depositor of any proposed change of the location of the Collection Account not later than 30 days and not more than 45 days prior to any change thereof.

            (g) In order to comply with its duties under the USA Patriot Act of 2001, the Securities Administrator shall comply with any Wells Fargo anti-money laundering policies, including, without limitation, any customer identification procedures.

            (h) To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Trustee may ask for documentation to verify its formation and existence as a legal entity. The Trustee may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

            Section 3.08 Subservicing Accounts. In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more segregated accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer's receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) The Servicer shall ensure that each of the Mortgage Loans shall be covered by a paid-in-full, life-of-the-loan tax service contract with a provider mutually acceptable to the Depositor and Servicer (each, a "Tax Service Contract"). Each Tax Service Contract shall be assigned to the Trustee, or its designee, at the Servicer's expense in the event that the Servicer is terminated as Servicer of the related Mortgage Loan.

            (b) To the extent that the services described in this paragraph (b) are not otherwise provided pursuant to the Tax Service Contracts described in paragraph (a) hereof, the Servicer undertakes to perform such functions. To the extent the related Mortgage provides for Escrow Payments, the Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated accounts (the "Escrow Accounts"), which shall be Eligible Accounts. The Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, all (i) collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the Mortgage Loans and (ii) all Condemnation Proceeds and Insurance Proceeds to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with applicable law and Accepted Servicing Practices, and the Servicer shall thereafter deposit such Escrow Payments in the Escrow Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.13 (with respect to hazard insurance);
(iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay itself any interest earned on the Escrow Account or, if required and as described below, to Mortgagors on balances in the Escrow Account; (v) clear and terminate the Escrow Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement; (vi) transfer such funds to a replacement Escrow Account that meets the requirements hereof; (vii) recover amounts deposited in error or (viii) to release Condemnation Proceeds or Insurance Proceeds to be applied to the restoration of the related Mortgaged Property or to the related Mortgagor in accordance with the applicable law and Accepted Servicing Practices. As part of its servicing duties, the Servicer or Subservicers shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall use its reasonable best efforts to determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments, including any payment required to be made in connection with a Mortgage Loan that does provide for Escrow Payments and is insufficient to make such payments; provided, however, that such advances are deemed to be Servicing Advances.

            Section 3.10 Collection Account. (a) On behalf of the Trustee and the Certificateholders, the Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated Eligible Accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee on behalf of the Certificateholders. On behalf of the Trustee, the Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, and shall thereafter deposit into the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

            (iii) all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with Accepted Servicing Practices, Liquidation Proceeds and Subsequent Recoveries;

            (iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

            (v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

            (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement;

            (vii) all Prepayment Charges collected by the Servicer or required to be paid by the Servicer pursuant to Section 3.07; and

            (viii) without duplication, all amounts required to be deposited pursuant to Section 3.27.

            The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by the Servicer in the Collection Account and shall, upon collection, belong to the Servicer as additional compensation for its servicing activities. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Servicer shall at its own expense be responsible for reviewing and reconciling the Collection Account in accordance with industry standards and shall act promptly to resolve any discrepancies related thereto.

            (b) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Servicer shall give notice to the Securities Administrator, and the Securities Administrator shall give notice to the Trustee and the Depositor, of the location of the Collection Account maintained by the Servicer when established and prior to any change thereof.

            Section 3.11 Withdrawals from the Collection Account. (a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.01:

            (i) on or prior to each Remittance Date, to remit to the Securities Administrator (A) the Securities Administrator Fee with respect to such Distribution Date and (B) all Available Funds in respect of the related Distribution Date together with all amounts representing Prepayment Charges (payable to the Class P Certificateholders) from the Mortgage Loans received during the related Prepayment Period;

            (ii) to reimburse the Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Scheduled Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

            (iii) to pay the Servicer or any Subservicer (A) any unpaid Servicing Fees or (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections or other amounts as may be collected by the Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO Property);

            (iv) to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on each Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

            (v) to pay to the applicable Person, with respect to each Mortgage Loan that has previously been repurchased or replaced by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

            (vi) to reimburse the Servicer for any P&I Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01;

            (vii) to pay, or to reimburse the Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.15;

            (viii) to reimburse the Servicer, the Depositor or the Trustee for expenses incurred by or reimbursable to the Servicer, the Depositor or the Trustee, as the case may be, pursuant to Section 6.03, Section 7.02 or
      Section 8.05;

            (ix) to reimburse the Servicer, the Securities Administrator or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation under this Agreement that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation, to the extent not otherwise paid pursuant to the terms hereof;

            (x) to withdraw any amounts deposited in the Collection Account in error; and

            (xi) to clear and terminate the Collection Account upon termination of this Agreement.

            (b) The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (v), (vi), (vii), (viii) and (ix) above. The Servicer shall provide written notification (as set forth in Section 4.01(d)) to the Securities Administrator, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (a)(vi) above.

            Section 3.12 Investment of Funds in the Collection Account, Escrow Accounts and the Distribution Account. (a) The Servicer may invest the funds in the Collection Account and the Escrow Accounts (to the extent permitted by law and the related Mortgage Loan documents) and the Securities Administrator may invest funds in the Distribution Account (for purposes of this Section 3.12, each such Account is referred to as an "Investment Account"), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement; provided, however, that any such Permitted Investment managed by or advised by the Securities Administrator or any of its Affiliates may mature, unless payable on demand, no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Servicer or the Securities Administrator, as applicable. The Servicer or the Securities Administrator, as applicable, shall be entitled to sole possession over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Servicer or the Securities Administrator or its agent, as applicable, together with any document of transfer necessary to transfer title to such investment to the Servicer or the Securities Administrator or its agent, as applicable. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer or the Securities Administrator, as applicable, may:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in an Investment Account.

            (b) All income and gain realized from the investment of funds deposited in the Collection Account or Escrow Account, as applicable, held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11. The Servicer shall deposit in the Collection Account or Escrow Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

            (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by the Securities Administrator, shall be for the benefit of the Securities Administrator, and shall be subject to the Securities Administrator's withdrawal in the manner set forth in Section 3.07(e). The Securities Administrator shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

            (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment of funds held in the Escrow Account or the Collection Account, or if a default occurs in any other performance required under any Permitted Investment of funds held in the Escrow Account or the Collection Account, the Servicer shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            Section 3.13 Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage. (a) The Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the outstanding principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts required to be deposited in the Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Securities Administrator, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the related Mortgaged Property or REO Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

            In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a general policy rating of A:X or better in Best's (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this
Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself and the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee and the Securities Administrator with copies of any such insurance policies and fidelity bond. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee and the Securities Administrator. The Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

            Section 3.14 Enforcement of Due-On-Sale Clauses; Assumption Agreements. The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if, in its sole business judgment, the Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into either (i) an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon or (ii) a substitution agreement as provided in the succeeding sentence. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption, modification or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Securities Administrator that any such substitution, modification or assumption agreement has been completed and shall forward to the Custodian the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Section 3.15 Realization upon Defaulted Mortgage Loans. The Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof. The Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Trustee, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage from an uninsured cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net Liquidation Proceeds of the related Mortgage Loan to the Trustee, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Subsequent Recoveries from the related Mortgaged Property, as contemplated in
Section 3.11. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof as contemplated in Section 3.11.

            The proceeds of any liquidation or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Subsequent Recoveries or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11 or 3.17; second, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Rate, to the date of the liquidation or REO Disposition, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a liquidation or REO Disposition; third, to reimburse the Servicer for any related unreimbursed P&I Advances, pursuant to Section 3.11; and fourth, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, as interest at the Mortgage Rate (net of the Servicing Fee Rate). The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Subservicer pursuant to Section 3.11 or 3.17. The portions of the recovery so allocated to interest at the Mortgage Rate (net of the Servicing Fee Rate) and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with Section 3.11 or 3.17, and second, to the Securities Administrator in accordance with the provisions of Section 4.02, subject to paragraph (g) of Section 3.17 with respect to certain excess recoveries from an REO Disposition.

            Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged Property, or if the Trustee otherwise requests, the Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer shall promptly provide the Trustee and the Depositor with a written report of the environmental inspection.

            In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Servicer proceeds with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Collection Account pursuant to Section 3.11. In the event the Servicer does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed from general collections for all Servicing Advances made with respect to the related Mortgaged Property from the Collection Account pursuant to Section 3.11.

            Section 3.16 Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will, within five (5) Business Days of the payment in full, notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to
Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File by submitting a Request for Release, which Request for Release may be in an electronic format in a form acceptable to the Custodian, to the Custodian. Upon receipt of such certification and Request for Release, the Custodian shall promptly release the related Custodial File to the Servicer within three (3) Business Days (or with respect to any Request for Release that relates to more than 100 Custodial Files, five (5) Business Days). No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

            (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Insurance Policy relating to the Mortgage Loans, the Custodian shall, upon request of the Servicer and delivery to the Custodian of a Request for Release, which Request for Release may be in an electronic format in a form acceptable to the Custodian, release the related Custodial File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain the Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Custodial File to the Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Custodian to the Servicer or its designee. Upon receipt of a Request for Release under this Section 3.16, the Custodian shall deliver the related Custodial File to the Servicer by overnight courier (which shall be at the Servicer's expense).

            Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer copies of any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to the Servicer a power of attorney sufficient to authorize the Servicer to execute such documents on its behalf. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            Section 3.17 Title, Conservation and Disposition of REO Property.
(a) In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken (pursuant to a limited power of attorney to be provided by the Trustee to the Servicer) in the name of the Trustee or a nominee thereof, on behalf of the Certificateholders, or in the event the Trustee or a nominee thereof is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder.

            (b) The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same in accordance with clause (g) below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders. The Servicer shall notify the Trustee and Securities Administrator from time to time as to the status of each REO Property.

            (c) [Reserved.]

            (d) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the Collection Account.

            (e) The Servicer shall deposit net of reimbursement to the Servicer for any related outstanding Servicing Advances and unpaid Servicing Fees provided in Section 3.11, or cause to be deposited, in no event more than one
(1) Business Day after the Servicer's receipt thereof, in the Collection Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

            (f) The Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

            (g) Any net proceeds from an REO Disposition which are in excess of the unpaid principal balance of the related Mortgage Loan plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition shall be retained by the Servicer as additional servicing compensation.

            (h) The Servicer shall use its reasonable best efforts to sell, or cause the Subservicer to sell, in accordance with Accepted Servicing Practices, any REO Property as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by Pooling Tier REMIC-1 unless (i) the Servicer applies for an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Servicer obtains for the Trustee and Securities Administrator an Opinion of Counsel, addressed to the Depositor, the Trustee, the Servicer and the Securities Administrator to the effect that the holding by Pooling Tier REMIC-1 of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any Trust REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee, the Certificateholders and the Trust Fund solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the Pooling Tier REMIC-1 of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

            Section 3.18 Notification of Adjustments. With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Rate on the related Adjustment Date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. In the event that an Index becomes unavailable or otherwise unpublished, the Servicer shall select a comparable alternative index over which it has no direct control and which is readily verifiable. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate and Scheduled Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Securities Administrator such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer that the Servicer has failed to adjust a Mortgage Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, the Servicer shall deposit in the Collection Account from its own funds the amount of any interest loss caused as such interest loss occurs.

            Section 3.19 Access to Certain Documentation and Information Regarding the Mortgage Loans. In the event the Servicer reasonably believes that compliance with this Section will make the Mortgage Loans legal for investment by federally insured savings and loan associations, the Servicer shall provide, or cause the Subservicer to provide, to the Depositor, the Securities Administrator, the Trustee, the OTS or the FDIC and the examiners and supervisory agents thereof, access to the documentation regarding the Mortgage Loans in its possession required by applicable regulations of the OTS. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer or, if applicable, any Subservicer. In addition, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations will be provided to such Certificateholder, the Trustee, the Securities Administrator and to any Person identified to the Servicer as a prospective transferee of a Certificate subject to the execution of a confidentiality agreement in form and substance satisfactory to the Servicer, upon reasonable request during normal business hours at the offices of the Servicer designated by it at the expense of the Person requesting such access. Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

            Section 3.20 Documents, Records and Funds in Possession of the Servicer to Be Held for the Securities Administrator. Not later than thirty days after each Distribution Date, the Servicer shall forward to the Securities Administrator a statement prepared by the Servicer setting forth the status of the Collection Account as of the close of business on the last day of the calendar month relating to such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement may be in the form of the then current Fannie Mae Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes. Copies of such statement shall be provided by the Securities Administrator to any Certificateholder and to any Person identified to the Securities Administrator as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided such statement is delivered by the Servicer to the Securities Administrator.

            Section 3.21 Servicing Compensation. (a) As compensation for its activities hereunder, the Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to the Collection Account and from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Subsequent Recoveries and REO Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer). In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of related Late Collections and as otherwise permitted under
Section 3.11. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02.

            (b) Additional servicing compensation in the form of assumption or modification fees, late payment charges, net Prepayment Interest Excesses (to the extent not required to offset Prepayment Interest Shortfalls), NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, as additional servicing compensation, interest or other income earned on deposits therein. The Servicer shall also be entitled as additional servicing compensation, to interest or other income earned on deposits in the Escrow Account (to the extent permitted by law and the related Mortgage Loan documents) in accordance with Section 3.12.

            (c) The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by the Servicer), and shall not be entitled to reimbursement therefor from the Trust Fund except as specifically provided in Section 3.11.

            Section 3.22 Annual Statement as to Compliance. The Servicer shall deliver, and shall cause each Subservicer engaged by the Servicer to deliver or cause to be delivered, an Officer's Certificate (as described below) to the Securities Administrator on or before March 1st of each calendar year, commencing in 2007 (the Securities Administrator shall deliver such Officer's Certificate to the Depositor), and the Securities Administrator shall deliver, to the Depositor on or before March 1st of each calendar year, commencing in 2007, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Securities Administrator, Servicer or Subservicer, as applicable, during the preceding calendar year and of its performance under this Agreement or the applicable Subservicing Agreement, as the case may be, has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Securities Administrator, Servicer or Subservicer, as applicable, has fulfilled all of its obligations under this Agreement or the applicable Subservicing Agreement, as the case may be, in all material respects, throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officers and the nature and status thereof. Promptly after receipt of each such Officer's Certificate, the Depositor shall review such Officer's Certificate and, if applicable, consult with the Securities Administrator, Servicer or Subservicer as to the nature of any failure by the Securities Administrator, Servicer or Subservicer to fulfill any of the Securities Administrator's, Servicer's or Subservicer's obligations. The obligations of the Securities Administrator, Servicer and Subservicer under this Section apply to each Securities Administrator, Servicer and Subservicer that acted as Securities Administrator or serviced a Mortgage Loan, as applicable, during the applicable period, whether or not the Securities Administrator, the Servicer or such Subservicer is acting as the Securities Administrator, Servicer or Subservicer, as applicable, at the time such Officer's Certificate is required to be delivered. None of the Securities Administrator, Servicer or Subservicer shall be required to cause the delivery of any Officer's Certificate required by this Section until March 15th in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            In the event the Servicer, the Securities Administrator or any Subservicer engaged by the Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Subservicer, as the case may be, such party shall provide an Officer's Certificate pursuant to this Section 3.22 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

            Section 3.23 Annual Reports on Assessment of Compliance with Servicing Criteria; Annual Independent Public Accountants' Attestation Report.

            (a) Not later than March 1st of each calendar year commencing in 2007, the Servicer, the Securities Administrator and the Custodian shall deliver, and the Servicer shall cause each Subservicer engaged by the Servicer and the Servicer, the Securities Administrator and the Custodian shall cause each Subcontractor utilized by the Servicer (or by any such Subservicer), the Securities Administrator or the Custodian, as applicable, and determined by the Servicer, the Securities Administrator or the Custodian, as applicable, pursuant to Section 3.02(e) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB (in each case, a "Servicing Function Participant"), to deliver, each at its own expense, to the Securities Administrator, and the Securities Administrator shall deliver to the Depositor, a report on an assessment of compliance with the Servicing Criteria applicable to it during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Each such assessment of compliance report shall be addressed to the Depositor and signed by an authorized officer of the applicable company, and shall address each of the applicable Servicing Criteria set forth on Exhibit O hereto, or as set forth in the notification furnished to the Depositor and the Securities Administrator pursuant to Section 3.23(c). The Servicer, the Securities Administrator and the Custodian hereby acknowledge and agree that their respective assessments of compliance will cover the items identified on Exhibit O hereto as being covered by such party. The parties to this Agreement acknowledge that where a particular Servicing Criterion has multiple components, each party's assessment of compliance and related attestation of compliance) will relate only to those components that are applicable to such party. Promptly after receipt of each such report on assessment of compliance, the Depositor shall review each such report and, if applicable, consult with the Servicer, the Securities Administrator or the Custodian as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it (and each Subservicer or Servicing Function Participant engaged or utilized by the Servicer, the Securities Administrator or the Custodian, as applicable), as the case may be. None of the Servicer, the Securities Administrator, the Custodian or any Subservicer or Servicing Function Participant shall be required to cause the delivery of any such assessments until March 15th in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            In the event the Servicer, the Custodian, the Securities Administrator or any Servicing Function Participant or Subservicer engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a report on assessment of compliance pursuant to this Section 3.23, or to such other applicable agreement, notwithstanding any such termination, assignment or resignation.

            (b) Not later than March 1st of each calendar year commencing in 2007, the Servicer, the Securities Administrator and the Custodian shall cause, and the Servicer shall cause each Subservicer engaged by the Servicer and the Servicer, the Securities Administrator and the Custodian shall cause each Servicing Function Participant utilized by the Custodian, Securities Administrator or the Servicer, as applicable (or by any Subservicer engaged by the Servicer), to cause, each at its own expense, a registered public accounting firm (which may also render other services to such party) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Securities Administrator and the Depositor that attests to and reports on such Person's assessment of compliance with the Servicing Criteria applicable to it made pursuant to Section 3.23(a). Each such related accountant's attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Promptly after receipt of each such accountants' attestation report, the Depositor shall review the report and, if applicable, consult with the Servicer, the Securities Administrator or the Custodian as to the nature of any defaults by the Servicer, the Securities Administrator or the Custodian (and each Subservicer or Servicing Function Participant engaged or utilized by the Servicer, the Securities Administrator or the Custodian, as applicable, or by any Subservicer engaged by the Servicer), as the case may be, in the fulfillment of any of the Servicer's, the Securities Administrator's, the Custodian's or the applicable Subservicer's or Servicing Function Participant's obligations hereunder or under any applicable sub-servicing agreement. None of the Servicer, the Securities Administrator, the Custodian or any Servicer or Servicing Function Participant shall be required to cause the delivery of any such attestation required by this paragraph until March 15th in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            (c) Promptly upon written request of the Depositor or Securities Administrator, the Servicer shall notify the Securities Administrator and the Depositor as to the name of each Subservicer engaged by the Servicer for the prior fiscal year and each Servicing Function Participant utilized by the Servicer and by each Subservicer engaged by the Servicer, and the Securities Administrator and the Custodian shall notify the Depositor as to the name of each Servicing Function Participant utilized by it, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Subservicer and Servicing Function Participant in each case, to the extent of any change from the prior year's notice, if any. When the Servicer or the Securities Administrator submits its assessment pursuant to Section 3.23(a), the Servicer and the Securities Administrator, as applicable, will also at such time include the assessment (and related attestation pursuant to Section 3.23(b)) of each Servicing Function Participant utilized by it and by each Subservicer engaged by it.

            Promptly after receipt of each such assessment of compliance with servicing criteria and attestation report, the Securities Administrator shall confirm to the Depositor that each assessment of compliance with servicing criteria submitted pursuant to Section 3.23 is accompanied by an attestation report meeting the requirements of this Section 3.23 and shall notify the Depositor of any exceptions.

            In the event the Servicer, the Securities Administrator, the Custodian, or any Servicing Function Participant or Subservicer engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, or any applicable agreement, as the case may be, such party shall cause a registered public accounting firm to provide, at the cost and expense of such party, an attestation report pursuant to this Section 3.23, or such other applicable agreement, notwithstanding any such termination, assignment or resignation.

            Section 3.24 Trustee to Act as Servicer. (a) In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter, except that the Trustee shall not be (i) liable for losses of the predecessor Servicer pursuant to Section 3.10 or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, (iii) responsible for expenses of the predecessor Servicer pursuant to Section 2.03, (iv) obligated to make Advances if it is prohibited from doing so by applicable law, (v) deemed to have made any representations and warranties of the Servicer hereunder, or (vi) obligated to perform an obligation of the Servicer under Sections 3.22 or 3.23 with respect to any period of time during which the Trustee was not the Servicer. Any such assumption shall be subject to Section 7.02.

            (b) Every Subservicing Agreement entered into by the Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed.

            (c) If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee (or any other successor Servicer) may, at its option, succeed to any rights and obligations of the Servicer under any Subservicing Agreement in accordance with the terms thereof; provided, that the Trustee (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

            (d) The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the assuming party.

            Section 3.25 Compensating Interest. The Servicer shall remit to the Securities Administrator on each Remittance Date an amount from its own funds equal to the Compensating Interest payable by the Servicer for the related Distribution Date.

            Section 3.26 Credit Reporting; Gramm-Leach-Bliley Act. (a) With respect to each Mortgage Loan, the Servicer agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on the primary borrower of such Mortgage Loan to Equifax, Experian and TransUnion Credit Information Company (three of the credit repositories) on a monthly basis.

            (b) The Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans and the related borrowers and shall provide all required notices thereunder.

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

            Section 4.01 Advances. (a) The amount of P&I Advances to be made by the Servicer for any Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee), due during the Due Period immediately preceding such Remittance Date in respect of the Mortgage Loans, which Scheduled Payments were not received as of the close of business on the related Determination Date, plus (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Scheduled Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the Collection Account for distribution on such Remittance Date.

            (b) On each Remittance Date, the Servicer shall remit in immediately available funds to the Securities Administrator an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Remittance Date either (i) from its own funds or
(ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of Collection Account that Amounts Held for Future Distribution have been, as permitted by this Section 4.01, used by the Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any Amounts Held for Future Distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Remittance Date to the extent required.

            (c) The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section.

            (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. The determination by the Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Securities Administrator (and the Securities Administrator shall deliver such Officer's Certificate to the Trustee within one Business Day of receipt).

            (e) Except as otherwise provided herein, the Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Servicing Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds, Condemnation Proceeds and Subsequent Recoveries) with respect to the related Mortgage Loan.

            Section 4.02 Priorities of Distribution. (a) On each Distribution Date, the Securities Administrator will make disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of Available Funds remaining and, on such Distribution Date, shall make distributions on the Certificates in accordance with such allocation:

            (i) to the holders of each Class of LIBOR Certificates and to the Supplemental Interest Account in the following order of priority:

                  (A) to the Supplemental Interest Account, the sum of (x) all
            Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider other than a Defaulted Swap Termination Payment;

                  (B) from the Interest Remittance Amounts, to the Class A-1,
            Class A-2 and Class A-3 Certificates, the related Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts for such Distribution Date, allocated pro rata based on their respective entitlements to those amounts;

                  (C) from any remaining Interest Remittance Amounts, to the
            Class M-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (D) from any remaining Interest Remittance Amounts, to the
            Class M-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (E) from any remaining Interest Remittance Amounts, to the
            Class M-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (F) from any remaining Interest Remittance Amounts, to the
            Class B-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (G) from any remaining Interest Remittance Amounts, to the
            Class B-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (H) from any remaining Interest Remittance Amounts, to the
            Class B-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (I) from any remaining Interest Remittance Amounts, to the
            Class B-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date; and

                  (J) from any remaining Interest Remittance Amounts, to the
            Class B-5 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

            (ii) (A) on each Distribution Date (1) before the Stepdown Date or
      (2) with respect to which a Trigger Event is in effect, to the holders of the related Class or Classes of LIBOR Certificates then entitled to distributions of principal as set forth below, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount in the following order of priority:

                  (a) to the Class A Certificates, allocated as described in
            Section 4.02(c), until the respective Class Certificate Balances thereof are reduced to zero; and

                  (b) sequentially to the Class M-1, Class M-2, Class M-3, Class
            B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, until the respective Class Certificate Balances are reduced to zero;

            (B) on each Distribution Date (1) on and after the Stepdown Date and
      (2) as long as a Trigger Event is not in effect, to the holders of the related Class or Classes of LIBOR Certificates then entitled to distribution of principal, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to, in the aggregate, the Principal Distribution Amount in the following amounts and order of priority:

                  (a) to the Class A Certificates, the lesser of (x) the
            Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated as described in Section 4.02(c), until the respective Class Certificate Balances thereof are reduced to zero;

                  (b) to the Class M-1 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (c) to the Class M-2 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above and to the Class M-1 Certificates in clause (ii)(B)(b) above and (y) the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (d) to the Class M-3 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above and to the Class M-2 Certificates in clause (ii)(B)(c) above and (y) the Class M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (e) to the Class B-1 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above and to the Class M-3 Certificates in clause (ii)(B)(d) above and (y) the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (f) to the Class B-2 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above and to the Class B-1 Certificates in clause (ii)(B)(e) above and (y) the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (g) to the Class B-3 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class B-1 Certificates in clause (ii)(B)(e) above and to the Class B-2 Certificates in clause (ii)(B)(f) above and (y) the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (h) to the Class B-4 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class B-1 Certificates in clause (ii)(B)(e) above, to the Class B-2 Certificates in clause (ii)(B)(f) above and to the Class B-3 Certificates in clause (ii)(B)(g) above and (y) the Class B-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (i) to the Class B-5 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class B-1 Certificates in clause (ii)(B)(e) above, to the Class B-2 Certificates in clause (ii)(B)(f) above, to the Class B-3 Certificates in clause (ii)(B)(g) above and to the Class B-4 Certificates in clause (ii)(B)(h) above and (y) the Class B-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            (iii) any amount remaining after the distributions in clauses (i) and (ii) above, plus as specifically indicated below, from amounts on deposit in the Excess Reserve Fund Account, shall be distributed in the following order of priority:

                  (A) to the Class M-1 Certificates, any Unpaid Interest Amount
            for such Class;

                  (B) to the Class M-1 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (C) to the Class M-2 Certificates, any Unpaid Interest Amount
            for such Class;

                  (D) to the Class M-2 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (E) to the Class M-3 Certificates, any Unpaid Interest Amount
            for such Class;

                  (F) to the Class M-3 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (G) to the Class B-1 Certificates, any Unpaid Interest Amount
            for such Class;

                  (H) to the Class B-1 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (I) to the Class B-2 Certificates, any Unpaid Interest Amount
            for such Class;

                  (J) to the Class B-2 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (K) to the Class B-3 Certificates, any Unpaid Interest Amount
            for such Class;

                  (L) to the Class B-3 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (M) to the Class B-4 Certificates, any Unpaid Interest Amount
            for such Class;

                  (N) to the Class B-4 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (O) to the Class B-5 Certificates, any Unpaid Interest Amount
            for such Class;

                  (P) to the Class B-5 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (Q) to the Excess Reserve Fund Account, the amount of any
            Basis Risk Payment (without regard to Interest Rate Cap Payments or Net Swap Receipts) for such Distribution Date;

                  (R) from funds on deposit in the Excess Reserve Fund Account with respect to such Distribution Date, an amount equal to any remaining unpaid Basis Risk Carry Forward Amount with respect to any LIBOR Certificate for such Distribution Date to the LIBOR Certificates in the same order and priority in which the Accrued Certificate Interest Distribution Amount is allocated among such Classes of Certificates, except that the Class A Certificates shall be paid (a) first, among the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, pro rata, based upon their respective Class Certificate Balances (only with respect to those Class A Certificates with an outstanding Basis Risk Carry Forward Amount) and (b) second, any remaining amounts to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, pro rata, based on any such Basis Risk Carry Forward Amounts remaining unpaid;

                  (S) to the Supplemental Interest Account, the amount of any
            Defaulted Swap Termination Payment owed to the Swap Provider;

                  (T) to the Class X Certificates, the remainder of the Class X
            Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(S); and

                  (U) to the Class R Certificates, any remaining amount.

            If on any Distribution Date, as a result of the foregoing allocation rules, any Class of Class A Certificates does not receive in full the related Accrued Certificate Interest Distribution Amount or the related Unpaid Interest Amount, if any, then such shortfall will be allocated to the Holders of such Class, with interest thereon, on future Distribution Dates, as any Unpaid Interest Amount, subject to the priorities described above.

            (b) On each Distribution Date, prior to any distributions on any other Class of Certificates, all amounts representing Prepayment Charges from the Mortgage Loans received during the related Prepayment Period (including amounts payable by the Servicer pursuant to Section 3.07) shall be distributed by the Securities Administrator to the holders of the Class P Certificates.

            (c) Any principal distributions allocated to the Class A Certificates shall be allocated sequentially, first to the Class A-1 Certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-2 Certificates, until their Class Certificate Balance has been reduced to zero and then to the Class A-3 Certificates, until their Class Certificate Balance has been reduced to zero. Notwithstanding the foregoing, on and after the Distribution Date on which the aggregate Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X Certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates shall be allocated, pro rata among the Class A Certificates, based on their respective Class Certificate Balances, until their respective Class Certificate Balances have been reduced to zero.

            (d) On any Distribution Date, any Relief Act Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date shall be allocated by the Securities Administrator as a reduction in the following order:

            (1) First, to the portion of the Class X Distributable Amount allocable to interest; and

            (2) Second, pro rata, as a reduction of the Accrued Certificate Interest Distribution Amount for the Class A, Class M and Class B Certificates, based on the amount of interest to which such Classes would otherwise be entitled.

            Section 4.03 Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Securities Administrator shall make available to each Certificateholder, the Servicer, the Depositor, the Trustee, and each Rating Agency a statement based on information provided by the Servicer setting forth with respect to the related distribution:

            (i) the actual Distribution Date, the related Record Date, the Interest Accrual Period(s) for each Class for such Distribution Date and the LIBOR Determination Date for such Interest Accrual Period;

            (ii) the amount of Available Funds;

            (iii) the amount of Available Funds allocable to principal, the Principal Remittance Amount (separately identifying the components thereof) and the Principal Distribution Amount (and the calculation thereof);

            (iv) the amount of Available Funds allocable to interest and each Interest Remittance Amount;

            (v) the amount of any Unpaid Interest Amount for each Class included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for each Class and the amount of such Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

            (vi) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

            (vii) the Class Certificate Balance of each Class of Certificates before and after giving effect to the distribution of principal on such Distribution Date;

            (viii) the Pool Stated Principal Balance for the related Distribution Date;

            (ix) the amount of the Expense Fees paid to or retained by the Servicer and paid to or retained by the Securities Administrator (stated separately and in the aggregate) with respect to such Distribution Date;

            (x) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (xi) the amount of Advances included in the distribution on such Distribution Date reported by the Servicer (and the Trustee as successor servicer and any other successor servicer, if applicable) as of the close of business on the Determination Date immediately preceding such Distribution Date;

            (xii) the number and aggregate outstanding principal balances of Mortgage Loans (not including a Mortgage Loan that became a Liquidated Mortgage Loan by the end of the related Prepayment Period) (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days, 91 or more days, and in such other periods and for such times as required by Regulation AB, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month determined in accordance with Section 4.03(e);

            (xiii) for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

            (xiv) with respect to any Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate outstanding principal balance of such Mortgage Loans as of the close of business on the last Business Day of the immediately preceding month and the month and year of acquisition of such REO Properties;

            (xv) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the last Business Day of the immediately preceding month;

            (xvi) whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event);

            (xvii) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

            (xviii) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

            (xix) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation of it to the Certificateholders with respect to Unpaid Interest Amounts, Applied Realized Loss Amounts and Basis Risk Carry Forward Amounts;

            (xx) the amount of any Net Swap Payments, Net Swap Receipts, Swap Termination Payments or Defaulted Swap Termination Payments;

            (xxi) the calculations of LIBOR and Swap LIBOR;

            (xxii) the Subordinated Amount and Specified Subordinated Amount;

            (xxiii) Prepayment Charges collected or paid (pursuant to Section 3.07(a)) by the Servicer;

            (xxiv) the Cumulative Loss Percentage and the aggregate amount of Realized Losses used to calculate the Cumulative Loss Percentage;

            (xxv) the amount distributed on the Class X Certificates;

            (xxvi) the amount of any Subsequent Recoveries for such Distribution Date; and

            (xxvii) the number of Mortgage Loans at the beginning and end of the applicable reporting period, the pool factor, and the weighted average interest rate, and weighted average remaining term.

            In addition, each Form 10-D prepared and filed by the Securities Administrator pursuant to Section 8.12 shall include the following information with respect to the related distribution:

            (1) material breaches of Mortgage Loan representations and warranties of which the Securities Administrator has knowledge or has received written notice; and

            (2) material breaches of any covenants under this Agreement of which the Securities Administrator has knowledge or has received written notice.

            (b) The Securities Administrator's responsibility for providing the above statement to the Certificateholders, each Rating Agency and the Depositor is limited, if applicable, to the availability, timeliness and accuracy of the information received from the Servicer. The Securities Administrator shall make available the above statement via the Securities Administrator's internet website. The Securities Administrator's website will initially be located at http://www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access the Securities Administrator's internet website, the Securities Administrator may require registration and the acceptance of a disclaimer. The Securities Administrator will not be liable for the dissemination of information in accordance with this Agreement.

            The Securities Administrator shall make available to each Analytics Company via the Securities Administrator's internet website each statement to Certificateholders prepared pursuant to this Section 4.03(a). The Securities Administrator and the Servicer shall cooperate in good faith with the Depositor to reconcile any discrepancies in such statements, and the Securities Administrator shall provide any corrections to such statements to each Analytics Company within ten Business Days of the related Distribution Date.

            The Securities Administrator will also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement to Certificateholders and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (c) Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

            (d) Not later than three Business Days following the Determination Date and in no event later than the 20th calendar day of each month, the Servicer shall furnish to the Securities Administrator a monthly remittance advice statement (the "Servicer Remittance Report") (in a format substantially similar to that attached as Exhibit V to this Agreement) containing such information as shall be reasonably requested (to the extent such information is available to the Servicer), (i) by the Depositor or the Responsible Party to enable the Depositor to disclose "static pool information", as required by Item 1105 of Regulation AB, with respect to the Mortgage Loans, and (ii) by the Securities Administrator to enable the Securities Administrator to provide the reports required by Section 4.03(a) as to the accompanying remittance. No later than the Distribution Date, the Securities Administrator shall furnish such Servicer Remittance Report to the Depositor. The Servicer shall concurrently deliver to the Securities Administrator a data tape, in a format substantially similar to that attached as Exhibit V to this Agreement, containing the information required pursuant to this Section 4.03(d) on a loan-by-loan basis for all of the Mortgage Loans and in turn the Securities Administrator will concurrently deliver such data tape to the Depositor, the Responsible Party. Not later than three Business Days following the Determination Date and in no event later than the 20th calendar day of each month, the Servicer shall furnish to the Securities Administrator a default report (the "Default Report") and the Securities Administrator shall furnish such Default Report to the Depositor.

            The Servicer Remittance Report shall, at a minimum, document, on such Determination Date, Mortgage Loan payment activity on an individual Mortgage Loan basis, as follows:

            (i) with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Charges, received during the related Prepayment Period along with a detailed report of interest on principal prepayment amounts remitted);

            (ii) with respect to each Scheduled Payment, the amount of such remittance allocable to interest;

            (iii) the amount of Servicing Fees received by the Servicer during the prior distribution period; and

            (iv) the individual and aggregate Stated Principal Balance of the Mortgage Loans.

            The Default Report shall, at a minimum, document, on such Determination Date, Mortgage Loan payment activity on an individual Mortgage Loan basis, as follows:

            (i) the aggregate expenses reimbursed to the Servicer during the prior distribution period pursuant to Section 3.11; and

            (ii) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent 31 to 60 days, 61 to 90 days, 91 days or more, and in such other periods and for such times as required by Regulation AB; (b) as to which foreclosure or bankruptcy proceedings of the related mortgagor have commenced; and (c) as to which REO Property has been acquired.

            (e) For all purposes of this Agreement, with respect to any Mortgage Loan, delinquencies shall be determined and reported by the Securities Administrator, from information provided by the Servicer, based on the "OTS" methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans. By way of example, a Mortgage Loan would be delinquent with respect to a Scheduled Payment due on a Due Date if such Scheduled Payment is not made by the close of business on the Mortgage Loan's next succeeding Due Date, and a Mortgage Loan would be more than 30-days Delinquent with respect to such Scheduled Payment if such Scheduled Payment were not made by the close of business on the Mortgage Loan's second succeeding Due Date. The Servicer hereby represents and warrants to the Depositor that the Servicer is not subject to any delinquency recognition policy established by the primary safety and soundness regulator, if any, of the Servicer, that is more restrictive than the foregoing delinquency recognition policy.

            Section 4.04 Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Securities Administrator in accordance with the definition of LIBOR. Until all of the LIBOR Certificates are paid in full, the Securities Administrator will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Securities Administrator initially shall designate the Reference Banks (after consultation with the Depositor). Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Securities Administrator and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Securities Administrator should terminate its appointment as Reference Bank, the Securities Administrator shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Securities Administrator shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

            (i) The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Securities Administrator on each LIBOR Determination Date so long as the LIBOR Certificates are Outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Securities Administrator shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this
      Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Securities Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

            Section 4.05 Allocation of Applied Realized Loss Amounts. Any Applied Realized Loss Amounts shall be allocated by the Securities Administrator to the most junior Class of Subordinated Certificates then Outstanding in reduction of the Class Certificate Balance thereof.

            Section 4.06 Supplemental Interest Account. On the Closing Date, the Securities Administrator shall establish and maintain in its name, a separate non-interest bearing trust account for the benefit of the holders of the LIBOR Certificates (the "Supplemental Interest Account") as a part of the Trust Fund. The Supplemental Interest Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement.

            On any Distribution Date, Interest Rate Cap Payments, Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts for that Distribution Date will be deposited into the Supplemental Interest Account. Funds in the Supplemental Interest Account will be distributed in the following order of priority:

            (i) to the Swap Provider, the sum of (x) all Net Swap Payments and
      (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, to the Swap Provider, if any, owed for that Distribution Date;

            (ii) to the Class A Certificates, to pay Accrued Certificate Interest Distribution Amounts and, if applicable, any Unpaid Interest Amounts as described in Section 4.02(a)(i), to the extent unpaid from Available Funds;

            (iii) sequentially, to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, to pay Accrued Certificate Interest Distribution Amounts and, if applicable, any Unpaid Interest Amounts as described in Section 4.02(a)(i) and (iii), to the extent unpaid from Available Funds;

            (iv) to the LIBOR Certificates, to pay Basis Risk Carry Forward Amounts as described in Section 4.02(a)(iii)(R), to the extent unpaid from Available Funds (including Basis Risk Payments on deposit in the Excess Reserve Fund Account);

            (v) sequentially, to the Class A, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, to pay principal as described in Section 4.02(a)(ii)(A) or
      Section 4.02(a)(ii)(B), as applicable, but only to the extent necessary to restore the Subordinated Amount at the Specified Subordinated Amount as a result of current or prior Realized Losses not previously reimbursed, after giving effect to payments and distributions from Available Funds;

            (vi) sequentially, to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, to pay any Unpaid Interest Amounts as described in Section 4.02(a)(iii), to the extent unpaid from Available Funds;

            (vii) to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

            (viii) to the holders of the Class X Certificates, any remaining amounts.

            Notwithstanding the foregoing, in the event that the Trust receives a Swap Termination Payment and a successor Swap Provider cannot be obtained, then the Securities Administrator shall deposit the Swap Termination Payment into the reserve account that is a sub-account of the Supplemental Interest Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Securities Administrator shall withdraw from the reserve account and deposit into the Supplemental Interest Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Supplemental Interest Account.

            Upon termination of the Trust, any amounts remaining in the Supplemental Interest Account shall be distributed pursuant to the priorities set forth in this Section 4.06.

            The Securities Administrator shall account for the Supplemental Interest Account as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Supplemental Interest Account are the Class X Certificateholders. For federal income tax purposes, Net Swap Payments and Swap Termination Payments payable to the Swap Provider shall be deemed to be paid to the Supplemental Interest Account from the Upper Tier REMIC, first, by the Holder of the Class X Certificates (in respect of the Class IO Interest and, if applicable, Class X Interest) and second, other than any Defaulted Swap Termination Payment, by the Holders of the applicable Class or Classes of LIBOR Certificates (in respect of Class IO Shortfalls) as and to the extent provided in Section 8.13.

            Any Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts distributed by the Securities Administrator to the LIBOR Certificateholders from the Excess Reserve Fund Account or the Supplemental Interest Account shall be accounted for by the Securities Administrator, for federal income tax purposes, as amounts paid first to the Holders of the Class X Certificates (in respect of the Class X Interest or the Class IO Interest, respectively) and then to the respective Class or Classes of LIBOR Certificates. In addition, the Securities Administrator shall account for the rights of Holders of each Class of LIBOR Certificates to receive payments of Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts from the Supplemental Interest Account (along with Basis Risk Carry Forward Amounts payable from the Excess Reserve Fund Account) as rights in a separate limited recourse interest rate cap contract written by the Class X Certificateholders in favor of Holders of each such Class.

            The Supplemental Interest Account shall be an "outside reserve fund" for federal income tax purposes and not an asset of any Trust REMIC. Furthermore, the Holders of the Class X Certificates shall be the beneficial owners of the Supplemental Interest Account for all federal income tax purposes, and shall be taxable on all income earned thereon, and any amounts reimbursed from the Upper-Tier REMIC to the Supplemental Interest Account shall be treated as having been distributed to the Holders of the Class X Certificates.

            In the event the Swap Provider does not deliver the Delivery Amount (as defined in the Interest Rate Swap Agreement) to the Securities Administrator, the Securities Administrator shall provide notice of such failure to the Swap Provider within one Business Day of such failure.

                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount) and aggregate denominations per Class set forth in the Preliminary Statement.

            The Depositor hereby directs the Securities Administrator to register the Class X and Class P Certificates in the name of the Depositor or its designee. On a date as to which the Depositor notifies the Securities Administrator, the Securities Administrator shall transfer the Class X and Class P Certificates in the name of the NIM Trustee, or such other name or names as the Depositor shall request, and to deliver the Class X and Class P Certificates to the NIM Trustee or to such other Person or Persons as the Depositor shall request.

            Subject to Section 10.02 respecting the final distribution on the Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least five Business Days prior to the related Record Date or (y) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Securities Administrator by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the direction of the Depositor, or any Affiliate thereof.

            Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Securities Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

            At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

            All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator's customary procedures.

            (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In determining whether a transfer is being made pursuant to an effective registration statement, the Securities Administrator shall be entitled to rely solely upon a written notice to such effect from the Depositor. Neither the Securities Administrator nor the Trustee shall be under any obligation to register or cause the registration of any Certificates under the Securities Act or any applicable state securities laws or to take any other action not otherwise required under this Agreement to permit the transfer of any Certificate without registration. Except with respect to (i) the transfer of the Class X, Class P or Class R Certificates to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Securities Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the "Transferor Certificate") and either (i) there shall be delivered to the Securities Administrator a letter in substantially the form of Exhibit I (the "Rule 144A Letter") or (ii) there shall be delivered to the Securities Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. As directed by the Depositor, the Securities Administrator shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Depositor and the Servicer shall cooperate with the Securities Administrator in providing the Rule 144A information referenced in the preceding sentence, including providing to the Securities Administrator such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably determine to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Securities Administrator, the Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Except with respect to (i) the transfer of the Class X, Class P or Class R Certificates to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Securities Administrator's receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a Person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, or (ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate or a Class P Certificate that has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate or Class P Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other Person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Securities Administrator and the Servicer, which Opinion of Counsel shall not be an expense of the Depositor, the Securities Administrator, the Servicer or the Trust Fund, addressed to the Securities Administrator, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA,
Section 4975 of the Code or any Similar Law and will not subject the Depositor, the Securities Administrator or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Securities Administrator by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA-Restricted Certificate, other than a Class P Certificate or Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Securities Administrator of an Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect and (b) any purported transfer of a Class P Certificate or Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

            None of the Class R or Class P Certificates may be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to Section 4975 of the Code, or any plan subject to any Similar Law or any Person investing on behalf or with plan assets of such plan.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

            As long as the Interest Rate Swap Agreement is in effect, each beneficial owner of a Certificate other than an ERISA Restricted Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or (ii) the acquisition and holding of the Certificate are eligible for the exemptive relief available under at least one of (i) Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), (ii) PTCE 91-38 (for transactions by bank collective investment funds), (iii) PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or (iv) PTCE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law.

            (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee;

            (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee;

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact a Non-Permitted Transferee at the time it became a Holder or, at such subsequent time as it became a Non-Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate; and

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Securities Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is a Non-Permitted Transferee.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee or the Servicer, to the effect that the elimination of such restrictions will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are Outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Securities Administrator and the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is a Non-Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is a Non-Permitted Transferee to a Holder that is a Permitted Transferee.

            (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

            (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Securities Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Securities Administrator shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            If (x) (i) the Depository or the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Securities Administrator or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Securities Administrator shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Securities Administrator shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities Administrator with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Securities Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

            (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Securities Administrator, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Securities Administrator in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Servicer and the Securities Administrator such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04 Persons Deemed Owners. The Servicer, the Securities Administrator, the Depositor and any agent of the Servicer, the Depositor or the Securities Administrator may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicer, the Securities Administrator, the Depositor, nor any agent of the Servicer, the Depositor or the Securities Administrator shall be affected by any notice to the contrary.

            Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Servicer shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 5.06 Maintenance of Office or Agency. The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator initially designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The Securities Administrator shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                           THE DEPOSITOR, THE SERVICER
                        AND THE LOAN PERFORMANCE ADVISOR

            Section 6.01 Respective Liabilities of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

            Section 6.02 Merger or Consolidation of the Depositor or the Servicer. (a) The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or federally chartered savings bank, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Servicer is and shall continue to be an institution which is a Fannie Mae-approved and Freddie Mac-approved seller/servicer in good standing, shall maintain a net worth of at least $30,000,000 (as determined in accordance with generally accepted accounting principles) and shall maintain its license to do business or service residential mortgage loans in any jurisdictions in which the Mortgaged Properties are located.

            (c) Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall make the covenant set forth in Section 6.02(b). As a condition to the succession to the Servicer under this Agreement by any Person (i) into which the Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to a Servicer, the Servicer shall provide to the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary to enable the Securities Administrator, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

            Section 6.03 Limitation on Liability of the Depositor, the Servicer and Others. None of the Depositor, the Servicer or any of their respective directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, its Affiliates, the Servicer and any of their respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, its Affiliates, the Servicer and any of their respective directors, officers, employees or agents shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement, the Certificates or the Loan Performance Advisor Agreement other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action (or direct the Trustee to undertake such actions pursuant to Section 2.03 for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor shall be entitled to be reimbursed therefor out of the Collection Account.

            Neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to the Trustee or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with the terms of this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Trust Fund will be liable, and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

            Section 6.04 Limitation on Resignation of the Servicer. Subject to
Section 6.02 and 7.01, the Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Depositor and the Trustee or (i) upon the determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions:
(a) the Servicer has proposed a successor servicer to the Trustee and (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointing of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Certificates; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Depositor and the Trustee. No such resignation shall become effective until a successor shall have assumed in writing the Servicer's responsibilities and obligations hereunder.

            Section 6.05 Additional Indemnification by the Servicer; Third Party Claims.

            (a) The Servicer shall indemnify the Responsible Party, the Sponsor, the Depositor, the Custodian, the Trustee, the Securities Administrator (unless the Servicer and Securities Administrator are Affiliates), and any Affiliate, director, officer, employee or agent of each and hold them harmless against any and all third party claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to (i) any breach by the Servicer, of any of its representations and warranties referred to in Section 2.03(a), (ii) any error in any tax or information return prepared by the Servicer, or (iii) the failure of the Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement (including, without limitation, the failure to deliver accurate and complete information on a timely basis pursuant to Section 4.03(d)). The Servicer immediately shall notify the Depositor, the Custodian, the Responsible Party and the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Depositor, the Custodian, the Responsible Party and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Responsible Party, the Depositor, the Custodian or the Trustee in respect of such claim.

            (b) Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall indemnify the Depositor, the Sponsor, the Securities Administrator (unless the Servicer and Securities Administrator are Affiliates), the Trustee and any director, officer, employee or agent of the Depositor, the Sponsor, the Securities Administrator (unless the Servicer and Securities Administrator are Affiliates) or the Trustee and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any failure by the Servicer or any Subservicer engaged by the Servicer or any Subcontractor utilized by the Servicer to deliver any information, report, certification or accountants' letter when and as required under Sections 3.22, 3.23, 6.02 or 8.12, including without limitation any failure by the Servicer to identify pursuant to Section 3.02(e) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB.

            (c) If the indemnification provided for in this Section 6.05 is unavailable or insufficient to hold harmless any Person entitled to indemnification thereunder, then the Servicer shall contribute to the amount paid or payable by the Person entitled to indemnification as a result of the losses, claims, damages or liabilities of such Person in such proportion as is appropriate to reflect the relative fault of such Person on the one hand and the Servicer, on the other, in connection with the Servicer's obligations pursuant to this Section 6.05. This Section 6.05 shall survive the termination of this Agreement or the earlier resignation or removal of the Servicer.

            Section 6.06 Duties of the Loan Performance Advisor. The Loan Performance Advisor shall perform its obligations under the Loan Performance Advisor Agreement.

            Section 6.07 Loan Performance Advisor's Fees. On each Distribution Date the Securities Administrator shall withdraw from the Distribution Account the Loan Performance Advisor Fee and pay such fee to the Loan Performance Advisor as compensation for its activities under this Agreement.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

            (a) any failure by the Servicer to remit to the Securities Administrator any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure is received by facsimile and confirmed by telephone pursuant to 11.05(c), requiring the same to be remedied, shall have been given to the Servicer by the Depositor, by the Trustee or by the Securities Administrator, or to the Servicer, the Depositor, the Trustee and the Securities Administrator by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

            (b) the failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of forty-five days (except that (x) such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and (y) such number of days shall be ten in the case of a failure to observe or perform any of the obligations set forth in Sections 3.02, 3.22, 3.23, 6.02 or 8.12) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or by the Trustee, or to the Servicer, the Depositor, the Trustee and the Securities Administrator by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; or

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty consecutive days; or

            (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

            (e) the Servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (f) any failure of the Servicer to make any P&I Advance on any Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied for one Business Day immediately following the Remittance Date; or

            (g) a breach of any representation and warranty of the Servicer referred to in Section 2.03(a), which materially and adversely affects the interests of the Certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the Servicer by the Trustee, by the Securities Administrator or by the Depositor, or to the Servicer, the Trustee, the Securities Administrator and the Depositor by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

            (h) any withdrawal or downgrade of two or more levels of Wells Fargo's servicer rating by any rating agency that results in a downgrade, qualification or withdrawal of the rating assigned to any class of the certificates by any rating agency.

            If an Event of Default described in clauses (a) through (h) of this
Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of a majority of the Voting Rights, the Trustee shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that the Trustee shall not be required to give written notice to the Servicer of the occurrence of an Event of Default unless and until a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event. In the event that a Responsible Officer of the Trustee has actual knowledge of the occurrence of an event of default described in clause (f) of this Section 7.01, the Trustee shall give written notice by facsimile with confirmation by telephone to the Servicer of the occurrence of such an event within one Business Day of the first day on which such Responsible Officer obtains actual knowledge of such occurrence. On and after the receipt by the Servicer of such written notice by facsimile and confirmation by telephone, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall, subject to
Section 7.02, pass to and be vested in the Trustee. Subject to Section 7.02, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans.

            Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive from the Trust Fund payment of all accrued and unpaid Servicing Fees due to the Servicer prior to such termination, and reimbursement for all outstanding Advances made by the Servicer on or prior to the termination of the Servicer. Except to the extent provided by the following sentence, any successor Servicer shall not be permitted to pay itself the Servicing Fee due to it or to reimburse itself directly for Advances made by it as otherwise permitted by Sections 3.11(a)(ii), (iii), (vi) or (vii) if the terminated Servicer has not been paid Servicing Fees due to the terminated Servicer and been fully reimbursed for Advances made by the terminated Servicer. The successor Servicer is hereby authorized to pay to the terminated Servicer (or the related Advancing Person in accordance with Section 11.11) and itself, as applicable, all Servicing Fees due to the terminated Servicer and the successor Servicer, and to reimburse the terminated Servicer and itself for all Advances made by them from the Collection Account to the same extent the terminated Servicer or successor Servicer would have been permitted to pay itself the Servicing Fees due to it or to reimburse itself for such Advances in accordance with Sections 3.11(a)(ii), (iii), (vi) or (vii). All Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis. At such time as the terminated Servicer has been paid all Servicing Fees due to it and been reimbursed for all Advances made by it, the successor Servicer shall be permitted to pay itself the Servicing Fee due to such successor servicer and to reimburse itself directly for Advances made by such successor servicer in accordance with Sections 3.11(a)(ii), (iii), (vi) or (vii).

            Section 7.02 Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to and to the extent provided in Section 3.24, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make P&I Advances and Servicing Advances pursuant to Section 4.01. It is understood and acknowledged by the parties hereto that there will be a period of transition before the transfer of servicing obligations is fully effective. Notwithstanding the foregoing, the Trustee will have a period (not to exceed 90 days) to complete the transfer of all servicing data and correct or manipulate such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise enable the Trustee to service the Mortgage Loans in accordance with Accepted Servicing Practices. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account if the Servicer had continued to act hereunder including, if the Servicer was receiving the Servicing Fee, the Servicing Fee and the income on investments or gain related to the Collection Account which the Servicer would be entitled to receive. Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.02, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making P&I Advances and Servicing Advances pursuant to
Section 4.01, if it is otherwise unable to so act or at the written request of Certificateholders entitled to at least a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor to the Servicer shall make the covenant set forth in
Section 6.02(b). Any successor to the Servicer shall be an institution which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.24, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee Rate and amounts paid to the Servicer from investments. The Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor to the Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

            In the event that the Servicer is terminated pursuant to Section 7.01, the terminated Servicer shall provide notices to the Mortgagors, transfer the Servicing Files to a successor Servicer and pay all of its own out-of-pocket costs and expenses at its own expense. In addition, in the event that the Servicer is terminated pursuant to Section 7.01, the terminated Servicer shall pay all reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated Servicer (including, without limitation, any costs or expenses (including but not limited to personnel time) associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or successor servicer to correct ay errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans properly and effectively, but excluding set-up costs and other administrative expenses of the successor Servicer, in which case the successor Servicer shall pay for such costs and expenses but shall not be entitled to reimbursement therefor from the Trust Fund), such an amount shall be paid by the terminated Servicer promptly upon presentation of reasonable documentation of such costs. If the Trustee is the predecessor Servicer (except in the case where the Trustee in its role as successor Servicer is being terminated pursuant to Section 7.01 by reason of an Event of Default caused solely by the Trustee as the successor Servicer and not by the predecessor Servicer's actions or omissions), such costs shall be paid by the prior terminated Servicer promptly upon presentation of reasonable documentation of such costs. If the terminated Servicer defaults in its obligation to pay such costs and expenses, the same shall be paid by the successor Servicer, in which case the successor Servicer shall be entitled to reimbursement therefor from the Trust Fund.

            Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 3.13.

            Section 7.03 Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and each Rating Agency.

            (b) Within 60 days after the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default, unless such event shall have been cured or waived.

                                  ARTICLE VIII

                    CONCERNING THE TRUSTEE AND THE CUSTODIAN

            Section 8.01 Duties of the Trustee. The Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

            Unless an Event of Default known to the Trustee has occurred and is continuing:

            (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believes in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts;

            (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

            (d) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer or the Securities Administrator.

            Section 8.02 Certain Matters Affecting the Custodian and the Trustee. Except as otherwise provided in Section 8.01:

            (a) the Custodian and the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and neither the Custodian nor the Trustee shall have any responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (b) the Custodian and the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (c) neither the Custodian nor the Trustee shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, nor shall either the Trustee or the Custodian be liable for acts or omissions of the other;

            (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

            (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

            (f) neither the Custodian nor the Trustee shall be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

            (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than in its corporate capacity as obligor of the investment security and with respect to the investment of funds in the Distribution Account);

            (h) unless a Responsible Officer of the Trustee has actual knowledge of the occurrence of an Event of Default, the Trustee shall not be deemed to have knowledge of an Event of Default, until a Responsible Officer of the Trustee shall have received written notice thereof; and

            (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

            Section 8.03 Trustee and Custodian Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. Neither the Trustee nor the Custodian makes any representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee, the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

            The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

            Section 8.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

            Section 8.05 Trustee's and Custodian's Fees and Expenses. As compensation for its activities under this Agreement, the Trustee shall be paid a fee by the Securities Administrator. The Trustee and any director, officer, employee, or agent of the Trustee and the Custodian shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense (including reasonable attorney's fees) resulting from any error in any tax or information return prepared by the Servicer or incurred in connection with:

            (a) this Agreement,

            (b) the Certificates, or

            (c) the performance of any of the Trustee's or the Custodian's duties under this Agreement,

other than any loss, liability, or expense (i) resulting from any breach of the Servicer's obligations in connection with this Agreement for which the Servicer has performed its obligation to indemnify the Trustee and the Custodian, as applicable, pursuant to Section 6.05, (ii) solely with respect to the Trustee, resulting from any breach of the Responsible Party's obligations in connection with this Agreement for which the Responsible Party has performed its obligation to indemnify the Trustee pursuant to Section 2.03(h) or (iii) incurred because of willful misconduct, bad faith, or negligence in the performance of any of the Custodian's or Trustee's duties under this Agreement, as applicable. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee's negligence, bad faith, or willful misconduct, the Trust Fund shall pay or reimburse the Trustee for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

                  (A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates, and

                  (B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement.

            Except as otherwise provided in this Agreement or a separate letter agreement between the Trustee and the Depositor, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, or paying agent under this Agreement or for any other routine expenses incurred by the Trustee; provided, however, no expense shall be reimbursed hereunder if it would not constitute an "unanticipated expense incurred by the REMIC" within the meaning of the REMIC Provisions.

            Section 8.06 Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its Affiliates or the Servicer and its Affiliates; provided, however, that such entity cannot be an Affiliate of the Depositor or the Servicer other than the Trustee in its role as successor to the Servicer.

            Section 8.07 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicer, the Custodian and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to the Servicer and one copy to the successor trustee.

            The Holders of Certificates entitled to at least a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

            Section 8.08 Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

            No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

            Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

            Section 8.09 Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In connection with the succession to the Trustee under this Agreement by any Person
(i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall notify the Depositor of such succession or appointment and shall furnish to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary for the Securities Administrator to accurately and timely report, pursuant to Section 8.12(g), the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

            Section 8.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider appropriate. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (a) To the extent necessary to effectuate the purposes of this
Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

            (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

            (d) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection and indemnity to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.11 Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of each Trust REMIC and that in such capacity it shall:

            (a) prepare and file, and the Trustee shall sign in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

            (b) within thirty days of the Closing Date, the Securities Administrator will apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

            (c) make an election that each of Pooling Tier REMIC-1, Pooling Tier REMIC-2, the Lower Tier REMIC and the Upper Tier REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

            (d) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

            (e) provide information necessary for the computation of tax imposed on the Transfer of a Residual Certificate to a Person that is a Non-Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

            (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are Outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

            (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any Trust REMIC created hereunder;

            (h) pay, from the sources specified in the last paragraph of this
Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on each Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

            (i) cause federal, state or local income tax or information returns to be signed by the Trustee or such other Person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

            (j) maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            The Holder of the largest Percentage Interest of the Class R Certificates shall act as Tax Matters Person for each Trust REMIC, in each case, within the meaning of Treasury Regulations Section 1.860F-4(d), and the Securities Administrator is hereby designated as agent of such Certificateholder for such purpose (or if the Securities Administrator is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions). In such capacity, the Securities Administrator shall, as and when necessary and appropriate, represent any Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each REMIC in relation to any tax matter or controversy involving it.

            The Securities Administrator shall treat the rights of the Class P Certificateholders to receive Prepayment Charges (including amounts payable by Servicer with respect thereto), the rights of the Class X Certificateholders to receive amounts in the Excess Reserve Fund Account and the Supplemental Interest Account (subject, other than in the case of the Class X Certificates, to the obligation to pay Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts) and the rights of the LIBOR Certificateholders to receive Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts as the beneficial ownership of interests in a grantor trust, and not as an obligation of any Trust REMIC created hereunder, for federal income tax purposes. The Securities Administrator shall file or cause to be filed with the IRS together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished, to the Class P Certificateholders, the Class X Certificateholders and the LIBOR Certificateholders, the respective amounts described above that are received, in the time or times and in the manner required by the Code.

            To enable the Securities Administrator to perform its duties under this Agreement, the Depositor shall provide to the Securities Administrator within ten days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Securities Administrator concerning the value to each Class of Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and Basis Risk Carry Forward Amounts or, without duplication, Upper Tier Carry Forward Amounts from the Supplemental Interest Account. Unless otherwise advised by the Depositor, for federal income tax purposes, the Securities Administrator is hereby directed to assign a value of zero to the right of each Holder allocating the purchase price of an initial Offered Certificateholder between such right and the related Upper Tier Regular Interest. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor any additional information or data that the Securities Administrator may, from time to time, reasonably request to enable the Securities Administrator to perform its duties under this Agreement; provided, however, that the Depositor shall not be required to provide any information regarding the Mortgage Loans that the Servicer is required to provide to the Securities Administrator pursuant to this Agreement. The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims, or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, pursuant to this paragraph, accurate information or data to the Securities Administrator on a timely basis.

            Neither the Servicer nor Securities Administrator shall (i) permit the creation of any interests in any Trust REMIC other than the regular and residual interests set forth in the Preliminary Statement, (ii) receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement) or (iii) otherwise knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (A) endanger the status of any Trust REMIC as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a Trust REMIC set forth in Section 860G(d) of the Code, or the tax on "net income from foreclosure property") unless the Securities Administrator receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Securities Administrator determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Securities Administrator) to the effect that the contemplated action will not, with respect to the Trust Fund or any Trust REMIC created hereunder, endanger such status or, unless the Securities Administrator determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax).

            If any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Pooling Tier REMIC-1 as defined in Section 860G(c) of the Code, on any contribution to any Trust REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Securities Administrator if such tax arises out of or results from negligence of the Securities Administrator in the performance of any of its obligations under this Agreement, (ii) the Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement, or (iii) in all other cases, or if the Securities Administrator or the Servicer fails to honor its obligations under the preceding clause (i) or
(ii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

            Section 8.12 Periodic Filings. (a) The Securities Administrator and the Servicer shall reasonably cooperate with the Depositor in connection with the reporting requirements of the Trust under the Exchange Act. The Securities Administrator shall prepare for execution by the Depositor any Forms 10-D and 10-K and certain Form 8-K's (not to include any 8-K related to the filing of this Agreement and any amendments thereto), required by the Exchange Act and the rules and regulations of the Commission thereunder, in order to permit the timely filing thereof, and the Securities Administrator shall file (via the Commission's Electronic Data Gathering and Retrieval System, or EDGAR) such Forms executed by the Depositor.

            (b) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be reported to the Depositor and the Securities Administrator by the parties set forth on Exhibit P and directed and approved by the Depositor pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

            As set forth on Exhibit P hereto, within 5 calendar days after the related Distribution Date, the parties, to the extent described on Exhibit P, shall be required to provide to the Securities Administrator and the Depositor, to the extent known by such applicable parties, any Additional Form 10-D Disclosure, the form and substance of the Additional Form 10-D Disclosure described on Exhibit P applicable to such party (and shall include with such Additional Form 10-D Disclosure an Additional Disclosure Notification in the form attached hereto as Exhibit W), and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit P (other than with respect to the Securities Administrator) of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information; provided, however, the Securities Administrator shall cooperate with the Depositor in a reasonable manner in order for the Depositor to comply with its reporting obligations under the Exchange Act as set forth in Section 8.12(a). The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph. The Securities Administrator shall compile all such information provided to it in a Form 10-D prepared by it.

            After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor for approval and execution. No later than 2 Business Days prior to the 15th calendar day after the related Distribution Date, an officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 8.12(f)(ii). Promptly (but not later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Securities Administrator. Form 10-D requires the Depositor to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Depositor was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby instructs the Securities Administrator, with respect to each Form 10-D, to check "yes" for each item unless the Securities Administrator has received timely prior written notice from the Depositor that the answer should be "no" for an item. The Depositor shall notify the Securities Administrator in writing, as soon as reasonably practicable but no later than 2 Business Days prior to the 15th calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to the questions should be "no." The Securities Administrator shall be entitled to rely on such instructions in preparing and/or filing any such Form 10-D. The Depositor acknowledges that the performance by the Securities Administrator of its duties under this Section 8.12(b) related to the timely preparation and filing of Form 10-D is contingent upon the Servicer and the Depositor observing all applicable deadlines in the performance of their duties under this Section 8.12(b). The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any party hereto (other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

            (c) On or before 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline"), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the Securities Administrator, the Servicer and each Subservicer engaged by the Servicer and the Securities Administrator, as described under Section 3.22, (ii)(A) the annual reports on assessment of compliance with servicing criteria for the Securities Administrator, the Servicer, the Custodian, each Subservicer engaged by the Servicer and each Servicing Function Participant utilized by the Servicer, the Custodian or the Securities Administrator, as described under Section 3.23, and (B) if any such report on assessment of compliance with servicing criteria described under
Section 3.23 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or such report on assessment of compliance with servicing criteria described under Section 3.23 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for the Securities Administrator, the Servicer, the Custodian, each Subservicer engaged by the Servicer and each Servicing Function Participant utilized by the Servicer, the Custodian or the Securities Administrator, as described under Section 3.23, and (B) if any registered public accounting firm attestation report described under Section
3.23 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a certification in the form attached hereto as Exhibit L, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the "Sarbanes Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be reported to the Depositor and the Securities Administrator by the parties set forth on Exhibit Q and directed and approved by the Depositor pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

            As set forth on Exhibit Q hereto, no later than March 1 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, the parties, to the extent described on Exhibit Q, shall be required to provide to the Securities Administrator and the Depositor, to the extent known by such applicable parties, any Additional Form 10-K Disclosure, the form and substance of the Additional Form 10-K Disclosure described on Exhibit Q applicable to such party (and shall include with such Additional Form 10-K Disclosure an Additional Disclosure Notification in the form attached hereto as Exhibit W), and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q (other than with respect to the Securities Administrator) of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information; provided however, the Securities Administrator shall cooperate with the Depositor in a reasonable manner in order for the Depositor to comply with its reporting obligations under the Exchange Act as set forth in Section 8.12(a). The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph. The Securities Administrator shall compile all such information provided to it in a Form 10-K prepared by it.

            After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Depositor for approval and execution. Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby instructs the Securities Administrator, with respect to each Form 10-K, to check "yes" for each item unless the Securities Administrator has received timely prior written notice from the Depositor that the answer should be "no" for an item. The Depositor shall notify the Securities Administrator in writing, as soon as reasonably practicable but no later than 5:00 p.m. EST on the 4th Business Day prior to the 10-K Filing Deadline if the answer to the questions should be "no." The Securities Administrator shall be entitled to rely on such instructions in preparing and/or filing any such Form 10-K. No later than 5:00 p.m. EST on the 4th Business Day prior to the 10-K Filing Deadline, an officer of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 8.12(f)(ii). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator. The Depositor acknowledges that the performance by the Securities Administrator of its duties under this Section 8.12(c) related to the timely preparation and filing of Form 10-K is contingent upon the Servicer (and any Subservicer or Servicing Function Participant engaged by the Servicer) and the Depositor observing all applicable deadlines in the performance of their duties under this Section 8.12(c), Section 8.12(d), Section 3.22 and Section 3.23. The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any party hereto or any Subservicer or Servicing Function Participant engaged by any such party hereto (other than the Securities Administrator or any Servicing Function Participant utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            (d) In connection with the execution of a Sarbanes Certification, the Securities Administrator shall sign a certification (in the form attached hereto as Exhibit M, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission) for the benefit of the Depositor and its officers, directors and Affiliates, and the Servicer shall sign a certification solely with respect to the Servicer (in the form attached hereto as Exhibit N, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission) for the benefit of the Depositor, the Securities Administrator and their respective officers, directors and Affiliates. Each such certification shall be delivered to the Depositor no later than March 10th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Sarbanes Certification no later than the time set forth for the delivery to the Securities Administrator of the signed Form 10-K pursuant to Section 8.12(c) for such year. In the event that prior to the filing date of the Form 10-K in March of each year, the Securities Administrator or the Servicer has actual knowledge of information material to the Sarbanes Certification, that party shall promptly notify the Depositor and each of the other parties signing the certifications. In addition, (i) the Securities Administrator shall indemnify and hold harmless the Depositor and the Sponsor and their officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Securities Administrator's obligations under this Section 8.12(d) or the Securities Administrator's material misstatement, omission, negligence, bad faith or willful misconduct in connection therewith, and (ii) the Servicer shall indemnify and hold harmless the Depositor, the Securities Administrator and their respective officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Servicer's obligations under this
Section 8.12(d) or any material misstatement, omission, negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any indemnified party, then (i) the Securities Administrator agrees in connection with a breach of the Securities Administrator's obligations under this Section 8.12(d) or the Securities Administrator's material misstatement, omission, negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the Depositor and the Sponsor as a result of the losses, claims, damages or liabilities of the Depositor and the Sponsor in such proportion as is appropriate to reflect the relative fault of the Depositor and the Sponsor on the one hand and the Securities Administrator on the other and (ii) the Servicer agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and the Servicer, on the other hand, in connection with a breach of the Servicer's obligations under this Section 8.12(d) or any material misstatement or omission, negligence, bad faith or willful misconduct of the Servicer in connection therewith.

            (e) [Reserved.]

            (f) (i) The obligations set forth in paragraphs (a) through (d) of this Section shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act. On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification with respect to the Trust, with a copy to the Depositor. At any time after the filing of a Form 15 Suspension Notification, if the number of Holders of the Offered Certificates of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Securities Administrator shall recommence preparing and filing reports on Form 10-K, 10-D and 8-K as required pursuant to this Section 8.12 and the parties hereto shall again have the obligations set forth in this Section 8.12.

            (ii) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed pursuant to this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Securities Administrator will promptly notify the Depositor. In the case of Form 10-D and 10-K, the Depositor and Securities Administrator will thereupon prepare and file, and the other parties shall cooperate in connection with such preparation and filing, a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and, upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Securities Administrator will notify the Depositor and such other parties to the transaction as are affected by such amendment, and the Depositor and the Securities Administrator shall prepare and file, and such other parties will cooperate in connection with such preparation and filing, any necessary Form 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by an officer of the Depositor. The Depositor acknowledges that the performance by the Securities Administrator of its duties under this Section 8.12(f) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Servicer and the Depositor observing all applicable deadlines in the performance of their duties under this Section 8.12 and Sections 3.22 and 3.23. The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto or any Subservicer or any Servicing Function Participant engaged by any such party hereto (other than the Securities Administrator or any Servicing Function Participant utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            (g) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and also if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (other than the initial Form 8-K) ("Form 8-K Disclosure Information") shall be reported to the Depositor and the Securities Administrator by the parties set forth on Exhibit R and directed and approved by the Depositor pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

            As set forth on Exhibit R hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event the parties, to the extent described on Exhibit R, shall be required to provide to the Securities Administrator and the Depositor, to the extent known by such applicable parties, any Form 8-K Disclosure Information, the form and substance of the Form 8-K Disclosure Information described on Exhibit R applicable to such party (and shall include with such Form 8-K Disclosure Information, an Additional Disclosure Notification in the form attached hereto as Exhibit W), and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit R (other than with respect to the Securities Administrator) of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information; provided however, the Securities Administrator shall cooperate with the Depositor in a reasonable manner in order for the Depositor to comply with its reporting obligations under the Exchange Act as set forth in Section 8.12(a). The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph. The Securities Administrator shall compile all such information provided to it in a Form 8-K prepared by it.

            After preparing the Form 8-K, the Securities Administrator shall no later than 12:00 noon (New York City time) on the 3rd Business Day after the Reportable Event but in no case without having had notice for 24 hours forward electronically a draft copy of the Form 8-K to the Depositor for review. No later than 12:00 noon (New York City time) on the 4th Business Day after the Reportable Event, an officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in
Section 8.12(f)(ii). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator. The Depositor and Servicer acknowledge that the performance by the Securities Administrator of its duties under this Section 8.12(g) related to the timely preparation, arrangement for execution and filing of Form 8-K is contingent upon the Servicer and the Depositor observing all applicable deadlines in the performance of their duties under this Section 8.12(g). The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

            (h) The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or resulting from (i) the accuracy or inaccuracy of any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information (excluding any information therein provided by the Securities Administrator or any Subcontractor utilized by the Securities Administrator) provided to the Securities Administrator in connection with the preparation of Forms 10-D, 10-K and 8-K pursuant to this Section 8.12, or (ii) the failure of the Depositor to approve for filing any Forms 10-D, 10-K and 8-K required to be prepared by the Securities Administrator pursuant to this
Section 8.12, in either case, not resulting from the Securities Administrator's own negligence, bad faith or misconduct.

            (i) Any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information required to be provided to the Securities Administrator shall be sent (by email at cts.sec.notifications@wellsfargo.com and facsimile at 410-715-2380) in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Securities Administrator, the Depositor and the party providing such information. With respect to any notice required to be delivered by the Securities Administrator to the Depositor pursuant to Section 8.12 of this Agreement, the Securities Administrator may deliver such notice, notwithstanding any contrary provision in Section 11.05, via facsimile to 212-412-7519 or telephonically by calling the General Counsel at 212-412-4000. The signing party at the Depositor can be contacted at 200 Park Avenue, New York, New York 10166,
Attention: General Counsel, Facsimile: (212) 412-7519, or such other address as to which the Depositor has provided prior written notice to the Securities Administrator.

            Section 8.13 Tax Classification of the Excess Reserve Fund Account, the Supplemental Interest Account, the Interest Rate Swap Agreement and the Cap Agreement. For federal income tax purposes, the Securities Administrator shall treat the Excess Reserve Fund Account, the Supplemental Interest Account, the Cap Agreement and the Interest Rate Swap Agreement as beneficially owned by the holders of the Class X Certificates and shall treat such portion of the Trust Fund as a grantor trust, within the meaning of subpart E, Part I of subchapter J of the Code. The Securities Administrator shall treat the rights that each Class of LIBOR Certificates has to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and, to the extent not paid from the Excess Reserve Fund Account from the Supplemental Interest Account (including, without duplication, Upper Tier Carry Forward Amounts), as rights to receive payments under an interest rate cap contract written by the Class X Certificateholders in favor of each such Class and beneficially owned by each such Class through the grantor trust. Accordingly, each Class of Certificates (excluding the Class X, Class P and Class R Certificates) will be comprised of two components - an Upper Tier REMIC Regular Interest and an interest in an interest rate cap contract, and the Class X Certificates will be comprised of six components - two Upper Tier REMIC Regular Interests (the Class X Interest and the Class IO Interest), an interest in the Excess Reserve Fund Account, subject to obligation to pay Basis Risk Carry Forward Amounts, and ownership of the Supplemental Interest Account, the Cap Agreement and the Interest Rate Swap Agreement, subject to the obligation to pay Basis Risk Carry Forward Amounts (including, without duplication, Upper Tier Carry Forward Amounts). The Securities Administrator shall allocate the issue price for a Class of Certificates among the respective components for purposes of determining the issue price of each Upper Tier REMIC Regular Interest component based on information received from the Depositor.

            Holders of LIBOR Certificates shall also be treated as having agreed to pay, on each Distribution Date, to the Holders of the Class X Certificates an aggregate amount equal to the excess, if any, of (i) Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments) over (ii) the sum of amounts payable on the Class X Interest available for such payments and amounts payable on the Class IO Interest (such excess, a "Class IO Shortfall"), first from interest and then from principal distributable on the LIBOR Certificates. A Class IO Shortfall payable from interest collections shall be allocated pro rata among such LIBOR Certificates based on the amount of interest otherwise payable to such Class of LIBOR Certificates, and a Class IO Shortfall payable from principal collections shall be allocated in reverse sequential order beginning with the most subordinate Class of LIBOR Certificates then Outstanding.

            Any payments of Class IO Shortfalls shall be treated for tax purposes as having been received by the Holders of such Class of LIBOR Certificates in respect of the corresponding Upper-Tier Regular Interest and as having been paid by such Holders to the Holders of the Class X Certificates through the Supplemental Interest Account.

            Section 8.14 Custodial Responsibilities. (a) The Custodian shall provide access to the Mortgage Loan Documents in possession of the Custodian regarding the related Mortgage Loans and REO Property and the servicing thereof to the Trustee, the Certificateholders, the FDIC, the Securities Administrator and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Custodian. The Custodian shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at the expense of the person requesting such access.

            (b) The Custodian may resign from its obligations hereunder upon 60 days' prior written notice to the Trustee, the Depositor, the Securities Administrator and the Servicer. Such resignation shall take effect upon (i) the appointment of a successor Custodian reasonably acceptable to the Depositor within such 60 day period; and (ii) delivery of all Mortgage Loan Files to the successor Custodian. The Trustee shall have the right, but not the obligation, to become the successor Custodian. If no successor Custodian is appointed within 60 days after written notice of the Custodian's resignation is received by the Trustee, the Custodian may petition a court of competent jurisdiction to appoint a successor Custodian.

            Upon such resignation and appointment of successor Custodian, the Custodian shall, at the Custodian's expense, promptly transfer to the successor Custodian, as directed in writing by the Trustee, all applicable Mortgage Files being administered under this Agreement. Notwithstanding the foregoing, the Trust Fund, not the Custodian, shall bear the costs relating to the transfer of Mortgage Files if the Custodian shall resign with cause (including a Custodian's resignation due to the failure of the Custodian to be paid all fees due to such Custodian hereunder).

            (c) For so long as reports are required to be filed with the Commission under the Exchange Act with respect to the Trust, the Custodian shall not utilize any Subcontractor for the performance of its duties hereunder if such Subcontractor would be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB without the prior written consent of the Depositor, in its sole discretion.

            (d) The Custodian shall indemnify the Depositor, the Sponsor and any director, officer, employee, agent and affiliate of the Depositor or the Sponsor and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonably and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to (i) the failure of the Custodian to deliver when required any assessment of compliance required to be delivered by the Custodian or (ii) any material misstatement or omission contained in any assessment of compliance provided to be delivered by the Custodian. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Custodian.

            Section 8.15 Limitations on Custodial Responsibilities.

            (a) The Custodian shall be under no duty or obligation to inspect, review or examine the Mortgage Files to determine that the contents thereof are appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

            (b) The Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for the Custodian's compensation or for reimbursement of expenses.

            (c) The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy, perfection or priority of any lien upon or security interest in any Mortgage File.

            (d) The duties and obligations of the Custodian shall only be such as are expressly set forth in this Agreement or as set forth in a written amendment to this Agreement executed by the parties hereto or their successors and assigns. In the event that any provision of this Agreement implies or requires that action or forbearance be taken by a party, but is silent as to which party has the duty to act or refrain from acting, the parties agree that the Custodian shall not be the party required to take the action or refrain from acting. In no event shall the Custodian have any responsibility to ascertain or take action except as expressly provided herein.

            (e) The Custodian makes no representations and shall have no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of any of the Mortgage Loans.

            (f) The Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection therewith, except in the case of its negligent performance or omission or its bad faith or willful misfeasance.

            (g) The Custodian shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any document in the Mortgage File or of any Mortgage Loans or
(ii) the collectibility, insurability, effectiveness including the authority or capacity of any Person to execute or issue any document in the Mortgage File, or suitability of any Mortgage Loans.

            (h) The Custodian shall have no obligation to verify the receipt of any such documents the existence of which was not made known to the Custodian by receipt of the Mortgage File.

            (i) The Custodian shall have no obligation to determine whether the recordation of any document is necessary.

            (j) Except as set forth in Section 8.14(d), in no event shall the Custodian or its directors, affiliates, officers, agents, and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

            (k) In order to comply with laws, rules and regulations applicable to banking institutions, including those related to the funding of terrorists activities and money laundering, the Custodian is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Custodian. Accordingly, each of the parties agrees to provide to the Custodian upon its request from time to time such party's complete name, address, tax identification number and such other identifying information together with copies of such party's constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party.

            Any Person into which the Custodian may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Custodian shall be a party, or any person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto anything herein to the contrary notwithstanding.

                                   ARTICLE IX

                     CONCERNING THE SECURITIES ADMINISTRATOR

            Section 9.01 Duties of Securities Administrator. The Securities Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

            The Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Securities Administrator that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Securities Administrator shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Securities Administrator shall notify the Certificateholders of such non-conforming instrument in the event the Securities Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

            No provision of this Agreement shall be construed to relieve the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) the duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement, the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Securities Administrator and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Securities Administrator and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (ii) the Securities Administrator shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Securities Administrator, unless it shall be conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal, that the Securities Administrator was negligent in ascertaining the pertinent facts;

            (iii) the Securities Administrator shall not be liable with respect to any action or inaction taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Securities Administrator, or exercising or omitting to exercise any trust or power conferred upon the Securities Administrator under this Agreement; and

            (iv) the Securities Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer or the Trustee.

            The Securities Administrator shall be permitted to utilize one or more Subcontractors for the performance of certain of its obligations under this Agreement, provided that the Securities Administrator complies with Section 3.02(e) as if the Securities Administrator were a "Servicer" pursuant to that Section. The Securities Administrator shall indemnify the Depositor, the Sponsor and any director, officer, employee or agent of the Depositor or the Sponsor and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to the failure of the Securities Administrator to perform any of its obligations under Section 3.22 or Section 3.23, including without limitation any failure by the Securities Administrator to identify pursuant to
Section 3.02(e) any Subcontractor that is a Servicing Function Party. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Securities Administrator.

            Section 9.02 Certain Matters Affecting the Securities Administrator. Except as otherwise provided in Section 9.01:

            (i) the Securities Administrator may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Securities Administrator shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (ii) the Securities Administrator may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) the Securities Administrator shall not be liable for any action or inaction taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) the Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator, not reasonably assured to the Securities Administrator by the security afforded to it by the terms of this Agreement, the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. Nothing in this clause (iv) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, provided that the Servicer shall have no liability for disclosure required by this Agreement;

            (v) the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Securities Administrator shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Securities Administrator with due care;

            (vi) the Securities Administrator shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement;

            (vii) the Securities Administrator shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Securities Administrator reasonable security or indemnity satisfactory to the Securities Administrator against the costs, expenses and liabilities which may be incurred therein or thereby; and

            (viii) the Securities Administrator shall have no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Securities Administrator may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee, the Securities Administrator and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Securities Administrator shall be entitled to be reimbursed therefor out of the Collection Account.

            The Securities Administrator shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to see to the provision or maintenance of any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

            Section 9.03 Securities Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Purchaser, as the case may be, and the Securities Administrator assumes no responsibility for their correctness. The Securities Administrator makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Securities Administrator's execution and authentication of the Certificates. The Securities Administrator shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

            The Securities Administrator executes the Certificates not in its individual capacity but solely as Securities Administrator of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred upon and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Securities Administrator on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Securities Administrator but is made and intended for the purpose of binding only the Trust Fund.

            Section 9.04 Securities Administrator May Own Certificates. The Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Securities Administrator.

            Section 9.05 Securities Administrator's Fees and Expenses. The Securities Administrator shall be entitled to the Securities Administrator Fee and the investment income earned on amounts in the Distribution Account held by the Securities Administrator. The Securities Administrator and any director, officer, employee, agent or "control person" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended ("Control Person"), of the Securities Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Mortgage Loans or (c) the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator's duties hereunder, (ii) incurred in connection with the performance of any of the Securities Administrator's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator's duties hereunder or (iii) incurred by reason of any action of the Securities Administrator taken at the direction of the Certificateholders, provided that any such loss, liability or expense constitutes an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations
Section 1.860G-1(b)(3)(ii). Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Securities Administrator hereunder. Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Securities Administrator's negligence, bad faith or willful misconduct, or which would not be an "unanticipated expense" within the meaning of the second preceding sentence, the Securities Administrator shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Securities Administrator in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Securities Administrator, to the extent that the Securities Administrator must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates. The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account. The Securities Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

            Section 9.06 Eligibility Requirements for Securities Administrator. The Securities Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 9.07 hereof. The entity serving as Securities Administrator may have normal banking and trust relationships with the Depositor and its affiliates or the Trustee and its affiliates.

            Any successor Securities Administrator (i) may not be an originator, the Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator functions are operated through an institutional trust department of the Securities Administrator, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and
(iii) must be rated at least "A/F1" by Fitch, if Fitch is a Rating Agency and rates such successor, or the equivalent rating by S&P or Moody's. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to Section 9.07, then the Trustee may (but shall not be obligated to) become the successor Securities Administrator. The Depositor shall appoint a successor to the Securities Administrator in accordance with Section 9.07. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

            Section 9.07 Resignation and Removal of Securities Administrator. The Securities Administrator may at any time resign by giving written notice of resignation to the Depositor and the Trustee and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 9.08, such resignation is to take effect, and acceptance by a successor Securities Administrator in accordance with Section 9.08 meeting the qualifications set forth in Section 9.06. If no successor Securities Administrator meeting such qualifications shall have been so appointed by the Depositor and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Securities Administrator.

            If at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Securities Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Securities Administrator or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different Securities Administrator, then the Depositor may remove the Securities Administrator and appoint a successor Securities Administrator by written instrument, in triplicate, one copy of which instrument shall be delivered to the Securities Administrator so removed, one copy of which shall be delivered to the Servicer and one copy to the successor Securities Administrator.

            The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Securities Administrator and appoint a successor Securities Administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which instruments shall be delivered by the successor Securities Administrator to the Trustee, one complete set to the Securities Administrator so removed and one complete set to the successor so appointed. Notice of any removal of the Securities Administrator shall be given to each Rating Agency by the successor Securities Administrator.

            Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator pursuant to any of the provisions of this Section 9.07 shall become effective upon acceptance by the successor Securities Administrator of appointment as provided in Section 9.08 hereof.

            Section 9.08 Successor Securities Administrator. Any successor Securities Administrator (which may be the Trustee) appointed as provided in
Section 9.07 hereof shall execute, acknowledge and deliver to the Depositor and to the predecessor Securities Administrator and the Trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor Securities Administrator shall become effective and such successor Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Securities Administrator herein. The Depositor, the Trustee, the Servicer and the predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Securities Administrator all such rights, powers, duties, and obligations.

            No successor Securities Administrator shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor Securities Administrator shall be eligible under the provisions of
Section 9.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating Agency.

            Upon acceptance by a successor Securities Administrator of appointment as provided in this Section 9.08, the Depositor shall mail notice of the succession of such Securities Administrator hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance by the successor Securities Administrator of appointment, the successor Securities Administrator shall cause such notice to be mailed at the expense of the Depositor.

            Section 9.09 Merger or Consolidation of Securities Administrator. Any corporation or other entity into which the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Securities Administrator shall be a party, or any corporation or other entity succeeding to the business of the Securities Administrator, shall be the successor of the Securities Administrator hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section
9.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.10 Assignment or Delegation of Duties by the Securities Administrator. Except as expressly provided herein, the Securities Administrator shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Securities Administrator; provided, however, that the Securities Administrator shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Securities Administrator hereunder. Notice of such permitted assignment shall be given promptly by the Securities Administrator to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Securities Administrator are transferred to a successor securities administrator, the entire compensation payable to the Securities Administrator pursuant hereto shall thereafter be payable to such successor securities administrator but in no event shall the fee payable to the successor Securities Administrator exceed that payable to the predecessor Securities Administrator.

                                    ARTICLE X

                                   TERMINATION

            Section 10.01 Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Servicer, the Securities Administrator, the Custodian and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) if the Class X Certificates are not 100% owned, either directly or indirectly, by the Sponsor or any of its Affiliates, the purchase, on or after the Optional Termination Date, by the Majority Class X Certificateholders in the aggregate of all Mortgage Loans (and REO Properties) at the price (the "Termination Price") equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Majority Class X Certificateholder at its expense and
(y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (iii) all unreimbursed P&I Advances, Servicing Advances and indemnification payments payable to the Servicer, (iv) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, owed to the Swap Provider pursuant to the Interest Rate Swap Agreement, and (v) any unreimbursed indemnification payments payable to the Securities Administrator, the Custodian or the Trustee under this Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement; provided that in the case of clause (a) above, if the Depositor or any of its Affiliates is a Class X Certificateholder exercising this option, it may only do so with at least one other unaffiliated person that holds at least a 10% Percentage Interest in the Class X Certificates. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

            Notwithstanding anything to the contrary contained herein, no such purchase by the Majority Class X Certificateholder shall be permitted unless (i) after distribution of the proceeds thereof to the Certificateholders (other than the Holders of the Class X, Class P and Residual Certificates) pursuant to
Section 10.02, the distribution of the remaining proceeds to the Class X and Class P Certificates is sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the NIM Securities, to the extent the NIM Securities are then outstanding, or (ii) prior to such purchase, the Majority Class X Certificateholder remits to the Securities Administrator an amount that, together with such remaining proceeds, will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the NIM Securities, to the extent the NIM Securities are then outstanding.

            Section 10.02 Final Distribution on the Certificates. If on any Remittance Date, the Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Servicer shall direct the Securities Administrator promptly to send a Notice of Final Distribution to each Certificateholder and the Swap Provider. If the Majority Class X Certificateholder elects to exercise its option to purchase the Mortgage Loans pursuant to clause (a) of Section 10.01, at least 20 days prior to the date the Notice of Final Distribution is to be mailed to the affected Certificateholders, the Securities Administrator, upon receipt of notice from the Majority Class X Certificateholder indicating its intent to exercise such purchase option, shall notify the Depositor and the Securities Administrator of (a) the date on which the Majority Class X Certificateholder intends to exercise such purchase option and (b) the Termination Price.

            A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

            In the event such Notice of Final Distribution is given, the Servicer shall cause all funds in the Collection Account to be remitted to the Securities Administrator for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Custodian of a Request for Release therefor, the Custodian shall promptly release to the Majority Class X Certificateholder or its designee the Custodial Files for the Mortgage Loans.

            Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due to the Servicer, the Depositor, the Trustee, the Securities Administrator hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, up to an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificates), the Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.02 and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

            In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the Notice of Final Distribution, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after such second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

            Section 10.03 Additional Termination Requirements. In the event the Majority Class X Certificateholder exercises its purchase option with respect to the Mortgage Loans as provided in Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Securities Administrator and the Trustee have been supplied with an Opinion of Counsel, at the expense of the Majority Class X Certificateholder, to the effect that the failure to comply with the requirements of this Section 10.03 will not
(i) result in the imposition of taxes on "prohibited transactions" on any Trust REMIC as defined in Section 860F of the Code or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are Outstanding:

            (a) The Securities Administrator shall sell all of the assets of the Trust Fund to the Majority Class X Certificateholder, and, within 90 days of such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs; and

            (b) The Securities Administrator shall attach a statement to the final federal income tax return for each of the Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Trustee sold the assets of the Trust Fund to the Majority Class X Certificateholder.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Responsible Party, the Servicer, the Securities Administrator, the Custodian and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Custodian or the Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Custodian, the Trustee or the Trust Fund) provided to Securities Administrator and the Trustee, adversely affect in any material respect the interests of any Certificateholder; provided, further, that any such action pursuant to clause (iv) or (v) above shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the Responsible Party, the Custodian and the Securities Administrator also may at any time and from time to time amend this Agreement, but without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Securities Administrator and the Trustee have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Securities Administrator, the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

            This Agreement may also be amended from time to time by the Depositor, the Servicer, the Responsible Party, the Securities Administrator, the Custodian and the Trustee, but with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66(2)/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66(2)/3% or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then Outstanding.

            Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Securities Administrator shall consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Securities Administrator, the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any such REMIC to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust at any time that any Certificates are Outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Securities Administrator and the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

            Notwithstanding the foregoing provisions of this Section 11.01, with respect to any amendment that significantly modifies the permitted activities of the Securities Administrator, the Trustee or the Servicer, any Certificate beneficially owned by the Depositor shall be deemed not to be Outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 11.01 have been obtained.

            Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Securities Administrator shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

            Nothing in this Agreement shall require the Securities Administrator, the Custodian or the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Custodian, the Securities Administrator, the Trustee or the Trust Fund), satisfactory to the Securities Administrator and the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with and (ii) either
(A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 11.01.

            Notwithstanding the foregoing, any amendment to this Agreement shall require the prior written consent of the Swap Provider if such amendment materially and adversely affects the rights or interests of the Swap Provider.

            Section 11.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the direction and expense of the Depositor, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 11.04 Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

            The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

            Section 11.05 Notices. (a) The Securities Administrator shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            1. Any material change or amendment to this Agreement;

            2. The occurrence of any Event of Default that has not been cured;

            3. The resignation or termination of the Servicer, the Securities Administrator or the Trustee and the appointment of any successor;

            4. The repurchase or substitution of Mortgage Loans pursuant to
Section 2.03; and

            5. The final payment to Certificateholders.

            (b) In addition, the Securities Administrator shall promptly make available on its internet website to each Rating Agency copies of the following:

            1. Each report to Certificateholders described in Section 4.03; and

            2. Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 3.11.

            (c) All directions, demands, consents and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to: (a) in the case of the Depositor, Securitized Asset Backed Receivables LLC, 200 Park Avenue, New York, New York 10166, Attention: General Counsel, Facsimile: (212) 412-7519, or such other address as the Depositor may hereafter furnish to the Servicer, the Securities Administrator, and the Trustee; (b) in the case of the Servicer, Wells Fargo Bank, National Association, 1 Home Campus, Des Moines, Iowa 50328 (or, for purposes of Section 7.01, by facsimile at 515-213-7121 and by telephone at 515-213-7071), or such other address as may be hereafter furnished to the Depositor, the Securities Administrator and the Trustee by the Servicer in writing; (c) in the case of the Securities Administrator to Wells Fargo Bank, National Association, 9062 Old Annapolis Road, Columbia, Maryland 21045 Attention: Client Manager - SABR 2006-NC2, Facsimile: (410) 715-2380, with a copy to P.O. Box 98, Columbia, Maryland 21046, Attention: Client Manager - SABR 2006-NC2, and a separate copy to Sixth Street and Marquette Ave., Minneapolis, Minnesota 55479-0113, Attention: Client Manager - SABR 2006-NC2, or in each case such other address as the Securities Administrator may hereafter furnish to the Depositor, the Servicer and Trustee in writing; (d) in the case of the Trustee, to the Corporate Trust Office of the Trustee; (e) in the case of the Responsible Party, NC Capital Corporation, 18400 Von Karman, Suite 1000, Irvine, California 92612, or in each case such other address as the Responsible Party may hereafter furnish to the Depositor, the Servicer and Trustee in writing; (f) in the case of the Loan Performance Advisor, OfficeTiger Global Real Estate Services Inc., 7000 Central Parkway, Suite 800, Atlanta, Georgia 30328, or in each case such other address as the Responsible Party may hereafter furnish to the Depositor, the Servicer and Trustee in writing; (g) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency; and (h) in the case of the Custodian, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: BC061C. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee, the Securities Administrator and Depositor; provided, however, that the Servicer may pledge its interest in any reimbursements for P&I Advances or Servicing Advances hereunder.

            Section 11.08 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.09 Inspection and Audit Rights. The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor, the Securities Administrator or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, the Securities Administrator or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense of the Servicer incident to the exercise by the Depositor, the Securities Administrator or the Trustee of any right under this Section
11.09 shall be borne by the Servicer.

            Section 11.10 Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Securities Administrator pursuant to this Agreement, are and shall be deemed fully paid.

            Section 11.11 Assignment; Sales; Advance Facilities. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and the Depositor; provided, however, the Servicer is hereby authorized to enter into an Advance Facility under which (1) the Servicer sells, assigns or pledges to an Advancing Person the Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances ("Advance Reimbursement Amounts") and/or (2) an Advancing Person agrees to fund some or all P&I Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party is required before the Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund P&I Advances and/or Servicing Advances on the Servicer's behalf, the Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

            Advance Reimbursement Amounts shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related P&I Advance(s) and/or Servicing Advance(s). The Trustee shall not have any duty or liability with respect to the calculation of any Advance Reimbursement Amount. The Trustee shall also not have any responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to the related Advancing Person.

            The Servicer shall maintain and provide to any successor Servicer and (upon request) the Securities Administrator a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

            An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for P&I Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

            Advance Reimbursement Amounts allocated to reimburse P&I Advances or Servicing Advances made with respect to any particular Mortgage Loan shall be allocated to the reimbursement of the unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to such Mortgage Loan on a "first-in, first out" ("FIFO") basis, such that the Advance Reimbursement Amounts shall be applied to reimburse the P&I Advance or Servicing Advance (as the case may be) for such Mortgage Loan that was disbursed earliest in time first, and to reimburse the P&I Advance or Servicing Advance (as the case may be) for such Mortgage Loan that was disbursed latest in time last. Liquidation Proceeds and Subsequent Recoveries with respect to a Mortgage Loan shall be applied to reimburse Servicing Advances outstanding with respect to such Mortgage Loan before being applied to reimburse P&I Advances outstanding with respect to such Mortgage Loan. The Servicer shall provide to the related Advancing Person, the Advance Facility trustee (or to any designee of either) loan-by-loan information with respect to each Advance Reimbursement Amount remitted to such Advancing Person, Advance Facility trustee or designee, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such Advance Reimbursement Amount with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all P&I Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person. The Servicer shall indemnify the Trustee and the Trust Fund for any loss, liability or damage resulting from any claim by the related Advancing Person.

            Any amendment to this Section 11.11 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 11.11, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee and the Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement upon receipt by the Trustee of an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders or written confirmation from the Rating Agencies that such amendment will not adversely affect the ratings on the Certificates. All reasonable costs and expenses (including attorney's fees) of each party hereto of any such amendment shall be borne by the Servicer.

            Prior to entering into an Advance Facility, the Servicer shall notify the Advancing Person in writing that (1) the Trustee and the Trust are not obligated or liable to repay any Advances financed by the Advancing Person and (2) the Trustee shall not have any responsibility to track or monitor the administration of the Advance Facility between the Servicer and the Advancing Person.

            In the event the Servicer is terminated pursuant to Section 7.01, the Advancing Person shall succeed to the terminated Servicer's right of reimbursement set forth in Section 7.01 to the extent of such Advancing Person's financing of or receipt of assignment or pledge of the right to be reimbursed for Advances hereunder then remaining unreimbursed.

            Section 11.12 Rule of Construction. Article and section headings are for the convenience of the reader and shall not be considered in interpreting this Pooling and Servicing Agreement or the intent of the parties hereto.

            Section 11.13 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE
LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

            Section 11.14 Rights of the Swap Provider. The Swap Provider shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement.

            Section 11.15 Regulation AB Compliance; Intent of the Parties; Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and, to the extent practicable from a timing and information systems perspective and to the extent the Depositor will pay any increased costs of the Trustee and the Securities Administrator caused by such request, agree to comply with all reasonable requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the Servicer, the Securities Administrator and the Trustee shall, to the extent practicable from a timing and information systems perspective and to the extent the Depositor will pay any increased costs of the Servicer, the Trustee and the Securities Administrator caused by such request, cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, the Securities Administrator and the Trustee, as applicable, reasonably believed by the Depositor to be necessary in order to effect such compliance.

            Section 11.16 Third Party Rights. Each of the Sponsor and Barclays Bank PLC shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Depositor, the Securities Administrator, the Custodian, the Trustee, the Loan Performance Advisor, the Responsible Party and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                       SECURITIZED ASSET BACKED RECEIVABLES
                                          LLC

                                       By:   /s/ Paul Menefee
                                          --------------------------------------
                                          Name:  Paul Menefee
                                          Title: Director


                                       U.S. BANK NATIONAL ASSOCIATION, solely as
                                          Trustee and not in its individual
                                          capacity

                                       By:  /s/ Melissa A. Rosal
                                          --------------------------------------
                                          Name:  Melissa A. Rosal
                                          Title: Vice President


                                       NC CAPITAL CORPORATION

                                       By:  /s/ Kevin Cloyd
                                          --------------------------------------
                                          Name:  Kevin Cloyd
                                          Title: President


                                       OFFICETIGER GLOBAL REAL ESTATE
                                          SERVICES INC.

                                       By:  /s/ Darren A. Gillett
                                          --------------------------------------
                                          Name:  Darren A. Gillett
                                          Title: Senior Vice President


                                       WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION, as Servicer

                                       By:  /s/ Laurie McGoogan
                                          --------------------------------------
                                          Name:  Laurie McGoogan
                                          Title: Vice President


                                       WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION, as Securities
                                          Administrator

                                       By:  /s/ Amy Doyle
                                          --------------------------------------
                                          Name:  Amy Doyle
                                          Title: Vice President


                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Custodian

                                       By:  /s/ Aimee Kemmeter
                                          --------------------------------------
                                          Name:  Aimee Kemmeter
                                          Title: Assistant Vice President


                                       By:  /s/ Christopher Corcoran
                                          --------------------------------------
                                          Name:  Christopher Corcoran
                                          Title: Vice President

                                   SCHEDULE I

                             Mortgage Loan Schedule

   (Delivered to the Securities Administrator and the Trustee and not attached to the Pooling and Servicing Agreement

                                   SCHEDULE II

                       Mortgage Pass-Through Certificates,
                                 Series 2006-NC2

    Representations and Warranties of Wells Fargo Bank, National Association
    ------------------------------------------------------------------------

            Wells Fargo Bank, National Association ("Wells Fargo") hereby makes the representations and warranties set forth in this Schedule II to the Depositor and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date.

            (1) Wells Fargo is duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by Wells Fargo in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

            (2) Wells Fargo has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of Wells Fargo the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of Wells Fargo, enforceable against Wells Fargo in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (3) The execution and delivery of this Agreement by Wells Fargo, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of Wells Fargo and will not (i) result in a material breach of any term or provision of the articles of incorporation or by laws of Wells Fargo, (ii) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Wells Fargo is a party or by which it may be bound, or
      (iii) constitute a material violation of any statute, order or regulation applicable to Wells Fargo of any court, regulatory body, administrative agency or governmental body having jurisdiction over Wells Fargo; and Wells Fargo is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair Wells Fargo's ability to perform or meet any of its obligations under this Agreement.

            (4) No litigation is pending or threatened against Wells Fargo that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of Wells Fargo to perform any of its obligations under this Agreement in accordance with the terms thereof. For purposes of the foregoing, Wells Fargo does not regard any actions, proceedings or investigations "threatened" unless the potential litigants or governmental authority has manifested to a member of the Wells Fargo & Company Law Department having responsibility for litigation matters involving the corporate trust activities of Wells Fargo its present intention to initiate such proceedings.

            (5) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Wells Fargo of, or compliance by Wells Fargo with, this Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, Wells Fargo has obtained the same.

                                  SCHEDULE III

                       Mortgage Pass-Through Certificates,
                                 Series 2006-NC2

  Representations and Warranties of the Responsible Party as to the NC Capital
                                Mortgage Loans
  ----------------------------------------------------------------------------

            The Responsible Party hereby makes the representations and warranties set forth in this Schedule III as to the NC Capital Mortgage Loans only to the Depositor, the Securities Administrator and the Trustee, as of May 31, 2006 (the "Securitization Closing Date") (unless otherwise expressly indicated). Capitalized terms used but not otherwise defined in this Schedule III shall have the meanings ascribed thereto in the Purchase Agreement.

            (a) Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

            (b) Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet 30 days delinquent, have been made and credited. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan. The first Monthly Payment shall be made with respect to the Mortgage Loan on its related Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

            (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. NC Capital has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the related Due Date of the first installment of principal and interest;

            (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

            (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

            (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms to Fannie Mae and Freddie Mac requirements, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming NC Capital and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. NC Capital has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by NC Capital;

            (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory and abusive lending laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to Prepayment Penalties, have been complied with, and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations. NC Capital shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. This representation and warranty is a Deemed Material and Adverse Representation;

            (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. NC Capital has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has NC Capital waived any default resulting from any action or inaction by the Mortgagor;

            (i) Type of Mortgaged Property. With respect to a Mortgage Loan that is not a Co-op Loan, the Mortgaged Property is a fee simple estate or a leasehold estate located in a jurisdiction in which the use of a leasehold estate for residential properties is a widely accepted practice that consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a condominium project, or a manufactured home, or an individual unit in a planned unit development, or an individual unit in a residential cooperative housing corporation; provided, however, that any condominium unit, planned unit development or residential cooperative housing corporation shall conform with the Underwriting Guidelines and any manufactured dwelling shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings. No portion of the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan) is used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. In the case of a manufactured home, (i) the related manufactured dwelling and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming Seller as mortgagee, (ii) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, (iii) the related manufactured dwelling was the related Mortgagor's principal residence as of the origination date of such manufactured home Mortgage Loan and (iv) such manufactured home Mortgage Loan is (x) a qualified mortgage under Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended and (y) secured by manufactured housing treated as a single family residence under
      Section 25(e)(10) of the Code. None of the Mortgaged Properties are log homes, mobile homes, geodesic domes or other unique property types;

            (j) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first lien (with respect to a First Lien Loan) or second lien (with respect to a Second Lien Loan) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                  (i) with respect to a Second Lien Loan only, the lien of the first mortgage on the Mortgaged Property;

                  (ii) the lien of current real property taxes and assessments not yet due and payable;

                  (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                  (iv) other matters to which like properties are commonly
            subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

            Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien (with respect to a First Lien Loan) or second lien (with respect to a Second Lien Loan) and first priority (with respect to a First Lien Loan) or second priority (with respect to a Second Lien Loan) security interest on the property described therein and NC Capital has full right to sell and assign the same to the Purchaser.

            (k) Valid First or Second Priority Security Interest. With respect to any Co-op Loan, the related Mortgage is a valid, subsisting, enforceable and perfected, first priority security interest (with respect to a First Lien Loan) or second priority security interest (with respect to a Second Lien Loan) on the related cooperative shares securing the Mortgage Note, subject only to (a) liens of the related residential cooperative housing corporation for unpaid assessments representing the Mortgagor's pro rata share of the related residential cooperative housing corporation's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by the related Security Agreement;

            (l) No Negative Amortization. With respect to any Second Lien Loan, the related First Lien Loan does not permit negative amortization. This representation and warranty is a Deemed Material and Adverse Representation;

            (m) Request for Notice; No Consent Required. With respect to any Second Lien Loan, where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and NC Capital has notified the senior lienholder in writing of the existence of the Second Lien Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder. Either
      (a) no consent for the Second Lien Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the related Mortgage File. This representation and warranty is a Deemed Material and Adverse Representation;

            (n) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Penalties). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of NC Capital in connection with the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan. NC Capital has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

            (o) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (p) Ownership. NC Capital is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Purchaser, NC Capital will retain the Mortgage Files or any part thereof with respect thereto not delivered to the Custodian, the Purchaser or the Purchaser's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and NC Capital has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. NC Capital intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the related Closing Date, NC Capital will have no right to modify or alter the terms of the sale of the Mortgage Loan and NC Capital will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

            (q) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and
      (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

            (r) LTV, PMI Policy. No Mortgage Loan has an LTV greater than 100%. Any Mortgage Loan that had at the time of origination an LTV in excess of 80% is insured as to payment defaults by a PMI Policy. Any PMI Policy in effect covers the related Mortgage Loan for the life of such Mortgage Loan. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium;

            (s) Title Insurance. With respect to a Mortgage Loan which is not a Co-op Loan, the Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring NC Capital, its successors and assigns, as to the first (with respect to a First Lien Loan) or second (with respect to a Second Lien Loan) priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (i), (ii) and (iii) of paragraph (j) of this Section 9.02, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. NC Capital, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including NC Capital, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by NC Capital;

            (t) No Defaults. Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither NC Capital nor any of its Affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

            (u) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (v) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (w) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. Principal payments on the Mortgage Loan commenced no more than seventy days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as, in the case of an Adjustable Rate Mortgage Loan, the Lifetime Rate Cap and the Periodic Cap are as set forth on the related Mortgage Loan Schedule. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. The Mortgage Loan does not require a balloon payment on its stated maturity date;

            (x) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
      (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (y) Conformance with Agency and Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines (a copy of which is attached to each related Assignment and Conveyance Agreement). The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and neither NC Capital nor the Originator has made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

            (z) Occupancy of the Mortgaged Property. As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

            (aa) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

            (bb) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (cc) Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors who invest in mortgage loans similar to the Mortgage Loan to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by NC Capital generally;

            (dd) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. NC Capital is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

            (ee) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Originator's Underwriting Guidelines;

            (ff) Transfer of Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

            (gg) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of NC Capital's knowledge, such provision is enforceable;

            (hh) Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

            (ii) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by NC Capital, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (jj) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the applicable Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first (with respect to a First Lien Loan) or second (with respect to a Second Lien
      Loan) lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (kk) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property;

            (ll) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by NC Capital and the Originator with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, NC Capital or the Originator and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due NC Capital have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. NC Capital or the Originator executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

            (mm) Conversion to Fixed Interest Rate. The Mortgage Loan does not contain a provision whereby the Mortgagor is permitted to convert the Mortgage Interest Rate from an adjustable rate to a fixed rate;

            (nn) Other Insurance Policies; No Defense to Coverage. No action, inaction or event has occurred and no state of facts exists or has existed on or prior to the Closing Date that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy, PMI Policy or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured), irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by NC Capital or by any officer, director, or employee of NC Capital or any designee of NC Capital or any corporation in which NC Capital or any officer, director, or employee had a financial interest at the time of placement of such insurance;

            (oo) No Violation of Environmental Laws. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

            (pp) Servicemembers Civil Relief Act. The Mortgagor has not notified NC Capital, and NC Capital has no knowledge of any relief requested or allowed to the Mortgagor under the Relief Act, or other similar state statute;

            (qq) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser, duly appointed by NC Capital or the Originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

            (rr) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Originator has complied with, all applicable law with respect to the making of the Mortgage Loans. NC Capital shall cause the Originator to maintain such statement in the Mortgage File;

            (ss) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction (other than a "construct-to-perm" loan) or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

            (tt) Escrow Analysis. If applicable, with respect to each Mortgage, NC Capital or the Originator has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

            (uu) Prior Servicing. Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices;

            (vv) No Default Under First Lien. With respect to each Second Lien Loan, the related First Lien Loan related thereto is in full force and effect, and there is no default, lien, breach, violation or event which would permit acceleration existing under such first lien Mortgage or Mortgage Note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration thereunder. This representation and warranty is a Deemed Material and Adverse Representation;

            (ww) Right to Cure First Lien. With respect to each Second Lien Loan, the related first lien Mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien Mortgage. This representation and warranty is a Deemed Material and Adverse Representation;

            (xx) No Failure to Cure Default. NC Capital has not received a written notice of default of any senior mortgage loan related to the Mortgaged Property which has not been cured;

            (yy) Principal Residence. With respect to each Second Lien Loan, the related Mortgaged Property was the Mortgagor's principal residence at the time of the origination of such Second Lien Loan. This representation and warranty is a Deemed Material and Adverse Representation;

            (zz) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by NC Capital to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage. NC Capital shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with the Purchaser's secondary marketing operations and the purchase and sale of mortgages or Servicing Rights thereto;

            (aaa) Leaseholds. If the Mortgage Loan is secured by a leasehold estate, (1) the ground lease is assignable or transferable; (2) the ground lease will not terminate earlier than five years after the maturity date of the Mortgage Loan; (3) the ground lease does not provide for termination of the lease in the event of lessee's default without the mortgagee being entitled to receive written notice of, and a reasonable opportunity to cure the default; (4) the ground lease permits the mortgaging of the related Mortgaged Property; (5) the ground lease protects the mortgagee's interests in the event of a property condemnation; (6) all ground lease rents, other payments, or assessments that have become due have been paid; and (7) the use of leasehold estates for residential properties is a widely accepted practice in the jurisdiction in which the Mortgaged Property is located;

            (bbb) Prepayment Penalty. Each Mortgage Loan that is subject to a Prepayment Penalty as provided in the related Mortgage Note is identified on the related Mortgage Loan Schedule, and (i) specifically authorizes such Prepayment Penalties to be collected and such Prepayment Penalties are permissible and enforceable and were originated in accordance with the terms of the related Mortgage Loan documents and all applicable state, federal and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) and (ii) include all necessary documentation to determine the amount of the Prepayment Penalty to be collected. With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of five (5) years following origination. With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of three (3) years following origination. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction,
      (ii) prior to the Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the Prepayment Penalty is disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law, and (iv) notwithstanding any state, local or federal law to the contrary, NC Capital shall not impose such Prepayment Penalty in any instance when the mortgage debt is accelerated or paid off in connection with the workout of a delinquent Mortgage Loan or as the result of the Mortgagor's default in making the Mortgage Loan payments. This representation and warranty is a Deemed Material and Adverse Representation;

            (ccc) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. This representation and warranty is a Deemed Material and Adverse Representation;

            (ddd) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage under Section 860G(a)(3) of the Code. This representation and warranty is a Deemed Material and Adverse Representation;

            (eee) Tax Service Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract issued by a provider chosen by NC Capital and acceptable to the Purchaser in its sole discretion, and such contract is transferable at no cost to the Purchaser or any Successor Servicer;

            (fff) Origination. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan;

            (ggg) Recordation. Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of NC Capital, or is in the process of being recorded;

            (hhh) Co-op Loans. With respect to a Mortgage Loan that is a Co-op Loan, (i) a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan, (ii) the stock that is pledged as security for the Mortgage Loan is held by a person as a "tenant-stockholder" and the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation," each within the meaning of Section 216 of the Code and (iii) there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;

            (iii) Mortgagor Bankruptcy. On or prior to the date 60 days after the related Closing Date, the Mortgagor has not filed and will not file a bankruptcy petition or has not become the subject and will not become the subject of involuntary bankruptcy proceedings or has not consented to or will not consent to the filing of a bankruptcy proceeding against it or to a receiver being appointed in respect of the related Mortgaged Property;

            (jjj) No Prior Offer. The Mortgage Loan has not previously been offered for sale;

            (kkk) No Arbitration. No Mortgage Loan originated on or after August 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. This representation and warranty is a Deemed Material and Adverse Representation;

            (lll) Credit Reporting. NC Capital has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. This representation and warranty is a Deemed Material and Adverse Representation;

            (mmm) Fannie Mae Guides Anti-Predatory Lending Eligibility. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae Guides. This representation and warranty is a Deemed Material and Adverse Representation;

            (nnn) Mortgagor Selection. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Originator which is a higher cost product designed for less creditworthy mortgagors, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Originator or any Affiliate of the Originator. If, at the time of loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending Affiliate of the Originator, the Originator referred the related Mortgagor's application to such Affiliate for underwriting consideration. This representation and warranty is a Deemed Material and Adverse Representation;

            (ooo) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the related Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the related Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the related Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan. This representation and warranty is a Deemed Material and Adverse Representation;

            (ppp) Mortgage Loans with Prepayment Premiums. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the related Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction,
      (ii) prior to the Mortgage Loan's origination, the related Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the related Mortgagor in the Mortgage Loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Originator, as servicer, shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the related Mortgagor's default in making the Mortgage Loan payments. This representation and warranty is a Deemed Material and Adverse Representation;

            (qqq) Purchase of Insurance. No Mortgagor was required to purchase any single premium credit insurance policy (e.g. life, mortgage, disability, property, accident unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, property, accident, unemployment or health insurance) in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material and Adverse Representation;

            (rrr) [Reserved.]

            (sss) Disclosure of Fees and Charges. All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. This representation and warranty is a Deemed Material and Adverse Representation;

            (ttt) New Jersey Covered Loans. Neither NC Capital nor the Originator has engaged in the practice of "flipping" (as defined in the New Jersey Home Ownership Security Act of 2002) a New Jersey Covered Loan;

            (uuu) No Services Termination Fee. Each agreement with a servicer of the Mortgage Loan, if any, provides for the termination of the servicing rights relating to the Mortgage Loan on the related servicing transfer date, without the payment of any termination fee or other expense by Purchaser;

            (vvv) Consumer Credit Laws. The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

            (www) Simple Interest Mortgage Loans. With respect to each Mortgage Loan that is a simple interest Mortgage Loan, the Mortgage Loan is identified on the related Mortgage Loan Schedule as a simple interest Mortgage Loan, the Mortgage Loan is required to be serviced as a simple interest mortgage loan pursuant to the terms of the related Mortgage Note, and the servicing and collection practices used in connection therewith have been in accordance with legal, proper, prudent and customary practices for servicing simple interest mortgage loans;

            (xxx) First Lien Loans. With respect to any First Lien Loan, the Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

            (yyy) Second Lien Loans. No Mortgage Loan which is a second lien was originated at the same time or otherwise in connection with any first lien Mortgage Loan except to the extent that Seller has disclosed the existence of the second lien mortgage loan to Purchaser;

            (zzz) 100% of Purchase Financed. No Mortgage Loan is a "manufactured housing loan" pursuant to the New Jersey Act, and one hundred percent of the amount financed of any purchase money second lien Mortgage Loan subject to the New Jersey Act was used for the purchase of the related Mortgaged Property;

            (aaaa) No Points or Fees on Prepayment. No points, fees or similar charges are required to be reimbursed to a Mortgagor upon a prepayment in full of the related Mortgage Loan; and

            (bbbb) Points and Fees. No Mortgagor was charged "points and fees" (whether or not financed) in an amount greater than (i) $1,000, or (ii) 5% of the principal amount of such Mortgage Loan, whichever is greater. For purposes of this representation, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Guides and "points and fees" (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Mortgage Loan, whether they are paid to the mortgagee or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys' fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges that, in total, do not exceed 0.25% of the principal amount of such Mortgage Loan. This representation and warranty is a Deemed Material and Adverse Representation.

                                   SCHEDULE IV

                       Mortgage Pass-Through Certificates,
                                 Series 2006-NC2

           Representations and Warranties as to the Responsible Party
           ----------------------------------------------------------

            NC Capital Corporation hereby makes the representations and warranties set forth in this Schedule IV to the Depositor, the Securities Administrator and the Trustee, as of the Closing Date:

      (a) Due Organization and Authority. The Responsible Party is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Responsible Party, and in any event the Responsible Party is in compliance with the laws of any such state to the extent necessary; the Responsible Party has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by the Responsible Party and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Responsible Party, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Responsible Party to make this Agreement and all agreements contemplated hereby valid and binding upon the Responsible Party in accordance with their terms;

      (b) No Conflicts. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Responsible Party's charter or by-laws or any legal restriction or any agreement or instrument to which the Responsible Party is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Responsible Party or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument;

      (c) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Responsible Party, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Responsible Party, or in any material impairment of the right or ability of the Responsible Party to carry on its business substantially as now conducted, or in any material liability on the part of the Responsible Party, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Responsible Party contemplated herein, or which would be likely to impair materially the ability of the Responsible Party to perform under the terms of this Agreement; and

      (d) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Responsible Party of or compliance by the Responsible Party with this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date.

                                   SCHEDULE V

                       Mortgage Pass-Through Certificates,
                                 Series 2006-NC2

    Representations and Warranties of the Depositor as to the Mortgage Loans
    ------------------------------------------------------------------------

            The Depositor hereby makes the following representation and warranty to the Trustee and the Securities Administrator as of the Closing Date:

            (a) No Mortgage Loan is a Mortgage Loan categorized as "High Cost" or "Covered" pursuant to Appendix E of Standard & Poor's Glossary. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

            (b) Each loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

                                 SCHEDULE VI

                       Mortgage Pass-Through Certificates,
                                 Series 2006-NC2

     Representations and Warranties of Deutsche Bank National Trust Company
     ----------------------------------------------------------------------

            Deutsche Bank National Trust Company ("Deutsche Bank") hereby makes the representations and warranties set forth in this Schedule VI to the Depositor, the Securities Administrator and the Trustee, as of the Closing Date:

            (1) Deutsche Bank is duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by Deutsche Bank or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

            (2) Deutsche Bank has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of Deutsche Bank the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of Deutsche Bank, enforceable against Deutsche Bank in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (3) The execution and delivery of this Agreement by Deutsche Bank, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of Deutsche Bank and will not result in a material breach of any term or provision of the articles of association or bylaws of Deutsche Bank.

                                    EXHIBIT A

To be added to the Class B-4 and Class B-5 Certificates while such Certificates remain Private Certificates. [IF THIS CERTIFICATE IS A PHYSICAL CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR LETTER (THE "TRANSFEROR LETTER") IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER (THE "144A LETTER") IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE PROPOSED TRANSFEROR WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR LETTER AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER, in each case as if such Certificate were evidenced by a Physical Certificate.

In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate.]

Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

To be added to the Class B-4 and Class B-5 Certificates: [NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SECURITIES ADMINISTRATOR OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

AS LONG AS THE INTEREST RATE SWAP AGREEMENT IS IN EFFECT, EACH BENEFICIAL OWNER OF THIS CERTIFICATE, OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-8, PTCE 95-60 OR PTCE 96-23 OR A COMPARABLE EXEMPTION AVAILABLE UNDER SIMILAR LAW.

Certificate No:                          A-1-[  ]
                                         A-2-[  ]
                                         A-3-[  ]
                                         M-1-[  ]
                                         M-2-[  ]
                                         M-3-[  ]
                                         B-1-[  ]
                                         B-2-[  ]
                                         B-3-[  ]
                                         B-4-[  ]
                                         B-5-[  ]

Cut-off Date:                            May 1, 2006

First Distribution Date:                 June 26, 2006

Initial Certificate Balance
of this Certificate
("Denomination"):                        $[             ]


Initial Certificate
Balances of all
Certificates of this Class:              [A-1     $271,162,000]
                                         [A-2     $113,015,000]
                                         [A-3     $97,194,000]
                                         [M-1     $49,702,000]
                                         [M-2     $32,214,000]
                                         [M-3     $9,511,000]
                                         [B-1     $8,590,000]
                                         [B-2     $6,443,000]
                                         [B-3     $6,136,000]
                                         [B-4     $4,295,000]
                                         [B-5     $6,136,000]

CUSIP:                                   [A-1     81376E AA 3]
                                         [A-2     81376E AB 1]
                                         [A-3     81376E AC 9]
                                         [M-1     81376E AD 7]
                                         [M-2     81376E AE 5]
                                         [M-3     81376E AF 2]
                                         [B-1     81376E AG 0]
                                         [B-2     81376E AH 8]
                                         [B-3     81376E AJ 4]
                                         [B-4     81376E AK 1]
                                         [B-5     81376E AL 9]

ISIN:                                    [A-1     US81376EAA38]
                                         [A-2     US81376EAB11]
                                         [A-3     US81376EAC93]
                                         [M-1     US81376EAD76]
                                         [M-2     US81376EAE59]
                                         [M-3     US81376EAF25]
                                         [B-1     US81376EAG08]
                                         [B-2     US81376EAH80]
                                         [B-3     US81376EAJ47]
                                         [B-4     US81376EAK10]
                                         [B-5     US81376EAL92]

                   SECURITIZED ASSET BACKED RECEIVABLES LLC

                               SABR Trust 2006-NC2
               Mortgage Pass-Through Certificates, Series 2006-NC2
                         [Class A-][Class M-][Class B-]

      evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Responsible Party, the Servicer, the Trustee or the Securities Administrator referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Securitized Asset Backed Receivables LLC, as depositor (the "Depositor"), NC Capital Corporation, as responsible party (the "Responsible Party"), Wells Fargo Bank, National Association, as servicer (the "Servicer"), OfficeTiger Global Real Estate Services Inc., as loan performance advisor, Wells Fargo Bank, National Association, as securities administrator (the "Securities Administrator"), U.S. Bank National Association, as trustee (the "Trustee"), and Deutsche Bank National Trust Company, as custodian (the "Custodian"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as Securities Administrator

                                       By:____________________________________

Authenticated:

By:_______________________________
   Authorized Signatory of
   WELLS FARGO BANK, NATIONAL ASSOCIATION,
   not in its individual capacity,
   but solely as Securities Administrator

                   SECURITIZED ASSET BACKED RECEIVABLES LLC

           Securitized Asset Backed Receivables LLC Trust 2006-NC2
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Securitized Asset Backed Receivables LLC Trust 2006-NC2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the Business Day immediately preceding such Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Responsible Party, the Servicer, the Custodian and the Securities Administrator with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Majority Class X Certificateholder in the aggregate will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
10.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT
                                  ----------

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:


                                       ----------------------------------------
                                       Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number __________, or, if mailed by check, to _________________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT B

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.           :           P-1

Cut-off Date              :           May 1, 2006

First Distribution Date   :           June 26, 2006

Percentage Interest of
this Certificate
("Denomination")          :           [___]%

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

                               SABR Trust 2006-NC2
               Mortgage Pass-Through Certificates, Series 2006-NC2

                                     Class P

      evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Responsible Party, the Servicer, the Trustee or the Securities Administrator referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Securitized Asset Backed Receivables LLC, as depositor (the "Depositor"), NC Capital Corporation, as responsible party (the "Responsible Party"), Wells Fargo Bank, National Association, as servicer (the "Servicer"), OfficeTiger Global Real Estate Services Inc., as loan performance advisor, Wells Fargo Bank, National Association, as securities administrator (the "Securities Administrator"), U.S. Bank National Association, as trustee (the "Trustee"), and Deutsche Bank National Trust Company, as custodian (the "Custodian"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Securities Administrator for such purpose, or the office or agency maintained by the Securities Administrator.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Securities Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Securities Administrator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            No transfer of a Certificate of this Class shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law ("Similar Law"), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Securities Administrator.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as Securities Administrator

                                       By:____________________________________

Authenticated:

By:_______________________________
   Authorized Signatory of
   WELLS FARGO BANK, NATIONAL ASSOCIATION,
   not in its individual capacity,
   but solely as Securities Administrator

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

             Securitized Asset Backed Receivables LLC Trust 2006-NC2
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Securitized Asset Backed Receivables LLC Trust 2006-NC2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Responsible Party, the Custodian and the Securities Administrator with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes or the office or agency maintained by the Securities Administrator in Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Majority Class X Certificateholder in the aggregate will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
10.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT
                                  ----------

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:


                                       ----------------------------------------
                                       Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number __________, or, if mailed by check, to _________________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT C

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN FOUR "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED (I) TO A PERSON OTHER THAN A PERMITTED TRANSFEREE IN COMPLIANCE WITH SECTION 5.02(C) OF THE AGREEMENT OR (II) UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO
SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.             :         R-1

Cut-off Date                :         May 1, 2006

First Distribution Date     :         June 26, 2006

Percentage Interest of      :
this Certificate
("Denomination")                      100%

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

             Securitized Asset Backed Receivables LLC Trust 2006-NC2
               Mortgage Pass-Through Certificates, Series 2006-NC2

                                     Class R

      evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate is distributable monthly as set forth herein. This Class R Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Responsible Party, the Trustee or the Securities Administrator referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that ________________________ is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class R Certificates pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Securitized Asset Backed Receivables LLC, as depositor (the "Depositor"), NC Capital Corporation, as responsible party (the "Responsible Party"), Wells Fargo Bank, National Association, as servicer (the "Servicer"), OfficeTiger Global Real Estate Services Inc., as loan performance advisor, Wells Fargo Bank, National Association, as securities administrator (the "Securities Administrator"), U.S. Bank National Association, as trustee (the "Trustee"), and Deutsche Bank National Trust Company, as custodian (the "Custodian"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Securities Administrator for such purposes or the office or agency maintained by the Securities Administrator in New York, New York.

            No transfer of a Class R Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Securities Administrator, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to
Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under
Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate, (C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as Securities Administrator

                                       By:____________________________________

Authenticated:

By:_______________________________
   Authorized Signatory of
   WELLS FARGO BANK, NATIONAL ASSOCIATION,
   not in its individual capacity,
   but solely as Securities Administrator

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

             Securitized Asset Backed Receivables LLC Trust 2006-NC2
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Securitized Asset Backed Receivables LLC Trust 2006-NC2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Responsible Party, the Custodian and the Securities Administrator with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes or the office or agency maintained by the Securities Administrator in Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Majority Class X Certificateholder in the aggregate will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
10.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT
                                  ----------

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:


                                       ----------------------------------------
                                       Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number __________, or, if mailed by check, to _________________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT D

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN TWO "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SECURITIES ADMINISTRATOR OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.              :        X-1

Cut-off Date                 :        May 1, 2006

First Distribution Date      :        June 26, 2006

Percentage Interest of this
Certificate ("Denomination") :        [___]%

                   SECURITIZED ASSET BACKED RECEIVABLES LLC

             Securitized Asset Backed Receivables LLC Trust 2006-NC2
               Mortgage Pass-Through Certificates, Series 2006-NC2

                                     Class X

      evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Responsible Party, the Trustee or the Securities Administrator referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that ____________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Securitized Asset Backed Receivables LLC, as depositor (the "Depositor"), NC Capital Corporation, as responsible party (the "Responsible Party"), Wells Fargo Bank, National Association, as servicer (the "Servicer"), OfficeTiger Global Real Estate Services Inc., as loan performance advisor, Wells Fargo Bank, National Association, as securities administrator (the "Securities Administrator"), U.S. Bank National Association, as trustee (the "Trustee"), and Deutsche Bank National Trust Company, as custodian (the "Custodian"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Securities Administrator for such purposes or the office or agency maintained by the Securities Administrator.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Securities Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Securities Administrator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as Securities Administrator

                                       By:____________________________________

Authenticated:

By:_______________________________
   Authorized Signatory of
   WELLS FARGO BANK, NATIONAL ASSOCIATION,
   not in its individual capacity,
   but solely as Securities Administrator

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

             Securitized Asset Backed Receivables LLC Trust 2006-NC2
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Securitized Asset Backed Receivables LLC Trust 2006-NC2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Responsible Party, the Custodian and the Securities Administrator with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes or the office or agency maintained by the Securities Administrator in Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Majority Class X Certificateholder in the aggregate will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
10.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT
                                  ----------

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:


                                       ----------------------------------------
                                       Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number __________, or, if mailed by check, to _________________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT E

                   FORM OF INITIAL CERTIFICATION OF CUSTODIAN

                                     [date]

Securitized Asset Backed Receivables LLC
200 Park Avenue
New York, New York 10166

U.S. Bank National Association
209 S. LaSalle Street, Suite 800
Chicago, Illinois 60604

      Re: Pooling and Servicing Agreement, dated as of May 1, 2006, by and among Securitized Asset Backed Receivables LLC, as Depositor, Wells Fargo Bank, National Association, as Servicer, NC Capital Corporation, as Responsible Party, OfficeTiger Global Real Estate Services Inc., as Loan Performance Advisor, Wells Fargo Bank, National Association, as Securities Administrator, U.S. Bank National Association, as Trustee, and Deutsche Bank National Trust Company, as Custodian, Securitized Asset Backed Receivables LLC Trust 2006-NC2 Mortgage Pass-Through Certificates, Series 2006-NC2

Ladies and Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), for each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

            1. the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

            2. an executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to:
(i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Certificateholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Custodian

                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT F

                         FORM OF DOCUMENT CERTIFICATION
                        AND EXCEPTION REPORT OF CUSTODIAN

                                     [date]

Securitized Asset Backed Receivables LLC
200 Park Avenue
New York, New York 10166

U.S. Bank National Association
209 S. LaSalle Street, Suite 800
Chicago, Illinois 60604

      Re: Pooling and Servicing Agreement, dated as of May 1, 2006, by and among Securitized Asset Backed Receivables LLC, as Depositor, Wells Fargo Bank, National Association, as Servicer, NC Capital Corporation, as Responsible Party, OfficeTiger Global Real Estate Services Inc., as Loan Performance Advisor, Wells Fargo Bank, National Association, as Securities Administrator, U.S. Bank National Association, as Trustee, and Deutsche Bank National Trust Company, as Custodian, Securitized Asset Backed Receivables LLC Trust 2006-NC2 Mortgage Pass-Through Certificates, Series 2006-NC2

Ladies and Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

            1. The original Mortgage Note, endorsed in the form provided in
Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

            2. The original recorded Mortgage.

            3. A executed assignment of the Mortgage in the form provided in
Section 2.01 of the Pooling and Servicing Agreement; or, if the Responsible Party has certified or the Custodian has actual knowledge that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

            4. The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the last endorsee.

            5. The original or duplicate original lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof from the title company.

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2), (3), (15),
(22) and (29) of the Data Tape Information accurately reflects information set forth in the Custodial File.

            The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Custodian

                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT G

                           RESIDUAL TRANSFER AFFIDAVIT

            Securitized Asset Backed Receivables LLC Trust 2006-NC2,
               Mortgage Pass-Through Certificates, Series 2006-NC2

STATE OF                )
                        )  ss.:
COUNTY OF               )

            The undersigned, being first duly sworn, deposes and says as follows:

            First, The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Class R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement (the "Agreement"), relating to the above-referenced Series, by and among Securitized Asset Backed Receivables LLC, as depositor (the "Depositor"), NC Capital Corporation, as responsible party (the "Responsible Party"), Wells Fargo Bank, National Association, as servicer (the "Servicer"), OfficeTiger Global Real Estate Services Inc., as loan performance advisor, Wells Fargo Bank, National Association, as securities administrator (the "Securities Administrator"), U.S. Bank National Association, as trustee (the "Trustee"), and Deutsche Bank National Trust Company, as custodian (the "Custodian"). Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Securities Administrator.

            Second, The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

            Third, The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are Non-Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Non-Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            Fourth, The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a Non-Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

            Fifth, The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            Sixth, The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is a Non-Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Securities Administrator a certificate substantially in the form set forth as Exhibit H to the Agreement (a "Transferor Certificate") to the effect that, among other things, such Transferee has no actual knowledge that the Person to which the Transfer is to be made is a Non-Permitted Transferee.

            Seventh, The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate. The Transferee has historically paid its debts as they have come due and intends to pay its debts as they come due in the future. The Transferee intends to pay all taxes due with respect to the Certificate as they become due.

            Eighth, The Transferee's taxpayer identification number is
__________.

            Ninth, The Transferee is not a Disqualified Non-U.S. Person as defined in the Agreement.

            Tenth, The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            Eleventh, The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

            Twelfth, Check the applicable paragraph:

            |_| The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

            1. the present value of any consideration given to the Transferee to acquire such Certificate;

            2. the present value of the expected future distributions on such Certificate; and

            3. the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            |_| The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            |_| None of the above.

            Thirteenth, The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

                                      * * *

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ___ day of _______, 20__.


                                       -----------------------------------------
                                       Print Name of Transferee


                                       By:______________________________________
                                          Name:
                                          Title:

[Corporate Seal]

ATTEST:


---------------------------------------
[Assistant] Secretary

            Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this__day of_________, 20__.



                                       -----------------------------------------
                                                    NOTARY PUBLIC

                                       My Commission expires the __ day
                                       of _________, 20__

                                    EXHIBIT H

                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

Securitized Asset Backed Receivables LLC
200 Park Avenue
New York, New York 10166
Attention:  [_________]

Wells Fargo Bank, National Association,
  as Securities Administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attn: SABR 2006-NC2

      Re: Securitized Asset Backed Receivables LLC Trust 2006-NC2 Mortgage Pass-Through Certificates, Series 2006-NC2, Class [__]

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Residual Certificate, (i) we have no knowledge the Transferee is a Non-Permitted Transferee and (ii) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (iii) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.

                                       Very truly yours,


                                       -----------------------------------------
                                       Print Name of Transferor


                                       By:____________________________________
                                                 Authorized Officer

                                    EXHIBIT I

                            FORM OF RULE 144A LETTER

                                                              ____________, 20__

Securitized Asset Backed Receivables LLC
200 Park Avenue
New York, New York 10166
Attention:  [_________]

Wells Fargo Bank, National Association,
  as Securities Administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attn: SABR 2006-NC2

      Re: Securitized Asset Backed Receivables LLC Trust 2006-NC2 Mortgage Pass-Through Certificates, Series 2006-NC2 [__]

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or a plan subject to materially similar provisions of applicable federal, state or local law, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition or, with respect to a Class B-4, Class B-5 or Class X Certificate, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                            ANNEX 1 TO EXHIBIT I
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            First, As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            Second, In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $ (1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____  Broker-dealer. The Buyer is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of 1934.

            ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

            ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            Third, The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            Fourth, For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            Fifth, The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            Sixth, Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                       -----------------------------------------
                                       Print Name of Transferee


                                       By:______________________________________
                                          Name:
                                          Title:

                                       Date: ___________________________________


---------------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                            ANNEX 2 TO EXHIBIT I
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That Are Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            First, As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            Second, In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ____ The Buyer owned $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            Third, The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            Fourth, The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            Fifth, The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            Sixth, Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                       -----------------------------------------
                                       Print Name of Transferee

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       IF AN ADVISER:


                                       -----------------------------------------
                                       Print Name of Buyer


                                       Date:
                                            ------------------------------------

                                    EXHIBIT J

                           FORM OF REQUEST FOR RELEASE
                                 (for Custodian)

To:   Deutsche Bank National Trust Company
      1761 East St. Andrew Place
      Santa Ana, California 92705

Attention: BC061C

      Re: In connection with the administration of the Mortgage Loans held by you as the Custodian on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2006, by and among Securitized Asset Backed Receivables LLC, as Depositor, Wells Fargo Bank, National Association, as Servicer, NC Capital Corporation, as Responsible Party, OfficeTiger Global Real Estate Services Inc., as Loan Performance Advisor, Wells Fargo Bank, National Association, as Securities Administrator, U.S. Bank National Association, as Trustee, and Deutsche Bank National Trust Company, as Custodian, Securitized Asset-Backed Receivables LLC Trust 2006-NC2, we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:

Mortgage Loan Number:

Send Custodial File to:

Reason for Requesting Documents (check one)

____1. Mortgage Loan Paid in Full. (The Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____2. Mortgage Loan Repurchase Pursuant to Section 2.03 of the Pooling and Servicing Agreement. (The Servicer hereby certifies that the repurchase price has been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____3. Mortgage Loan Liquidated by _________________. (The Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

____4.      Mortgage Loan in Foreclosure.

____5.      Other (explain).

            If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

            If box 4 or 5 above is checked, upon our return of all of the above documents to you as the Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form if requested by us.

Address to which Custodian should
deliver the Custodian's Mortgage File:     _____________________________________
                                           _____________________________________
                                           _____________________________________


                                       WELLS FARGO BANK, NATIONAL ASSOCIATION


                                       By:______________________________________
                                          Name:
                                          Title:
                                          Date:

ACKNOWLEDGED RECEIPT BY:

DEUTSCHE BANK NATIONAL TRUST COMPANY

By:_________________________________
   Name:
   Title:
   Date:

                                    EXHIBIT K

                         CONTENTS OF EACH MORTGAGE FILE

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Servicer or delivered to and retained by the Custodian, as applicable:

                  (A) The documents or instruments set forth as items (i) to
            (ix) in Section 2.01(b) of the Agreement.

                  (B) Residential loan application.

                  (C) Mortgage Loan closing statement.

                  (D) Verification of employment and income, if applicable.

                  (E) Verification of acceptable evidence of source and amount of down payment.

                  (F) Credit report on Mortgagor.

                  (G) Residential appraisal report.

                  (H) Photograph of the Mortgaged Property.

                  (I) Survey of the Mortgaged Property.

                  (J) Copy of each instrument necessary to complete
            identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

                  (K) All required disclosure statements.

                  (L) If required in an appraisal, termite report, structural engineer's report, water potability and septic certification.

                  (M) Sales contract, if applicable.

            Evidence of payment of taxes and insurance, insurance claim files, correspondence, current and historical computerized data files (which include records of tax receipts and payment history from the date of origination), and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

                                    EXHIBIT L

                           FORM OF CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

      Re: Securitized Asset Backed Receivables LLC Trust 2006-NC2 (the "Trust"), Mortgage Pass-Through Certificates, Series 2006-NC2, issued pursuant to the Pooling and Servicing Agreement, dated as May 1, 2006, by and among Securitized Asset Backed Receivables LLC, as Depositor, Wells Fargo Bank, National Association, as Servicer, NC Capital Corporation, as Responsible Party, OfficeTiger Global Real Estate Services Inc., as Loan Performance Advisor, Wells Fargo Bank, National Association, as Securities Administrator, U.S. Bank National Association, as Trustee, and Deutsche Bank National Trust Company, as Custodian

            I, [identify the certifying individual], certify that:

            First, I have reviewed this annual report on Form 10 K ("Annual Report"), and all reports on Form 10 D (collectively with this Annual Report, the "Reports") required to be filed in respect of period covered by this Annual Report, of the Trust;

            Second, Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

            Third, Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this Annual Report is included in the Reports;

            Fourth, Based on my knowledge and the compliance statements required in this Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Servicers have fulfilled their obligations under the Pooling and Servicing Agreement in all material respects; and

            Fifth, All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria required to be included in this Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this Annual Report, except as otherwise disclosed in this Annual Report. Any material instances of non-compliance described in such reports have been disclosed in this Annual Report.

            In giving the certifications above, I have reasonably relied on information provided to me by the following parties: the Securities Administrator and the Servicer.


Date: _________________________________

By:____________________________________
   Name:
   Title:

                                    EXHIBIT M

                           FORM OF CERTIFICATION TO BE
              PROVIDED BY THE SECURITIES ADMINISTRATOR TO DEPOSITOR
              -----------------------------------------------------

      Re: Securitized Asset Backed Receivables LLC Trust 2006-NC2 (the "Trust"), Mortgage Pass-Through Certificates, Series 2006-NC2, issued pursuant to the Pooling and Servicing Agreement, dated as May 1, 2006, by and among Securitized Asset Backed Receivables LLC, as Depositor, Wells Fargo Bank, National Association, as Servicer, NC Capital Corporation, as Responsible Party, OfficeTiger Global Real Estate Services Inc., as Loan Performance Advisor, Wells Fargo Bank, National Association, as Securities Administrator, U.S. Bank National Association, as Trustee, and Deutsche Bank National Trust Company, as Custodian

            The  Securities   Administrator   hereby  certifies  to  the
Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            First, I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of the period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

            Second, Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

            Third, Based on my knowledge, the distribution information required to be provided by the Securities Administrator under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

            Fourth, I am responsible for reviewing the activities performed by the Securities Administrator under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the compliance statement of the Securities Administrator required in the Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Securities Administrator has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

            Fifth, The report on assessment of compliance with servicing criteria applicable to the Securities Administrator for asset-backed securities of the Securities Administrator and each Subcontractor utilized by the Securities Administrator and its related attestation report on assessment of compliance with servicing criteria required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

Date:  ________________________________

By:____________________________________
   Name:
   Title:

                                    EXHIBIT N

                        FORM OF SERVICER'S CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR
                           ---------------------------

      Re: Securitized Asset Backed Receivables LLC Trust 2006-NC2 (the "Trust"), Mortgage Pass-Through Certificates, Series 2006-NC2, issued pursuant to the Pooling and Servicing Agreement, dated as May 1, 2006, by and among Securitized Asset Backed Receivables LLC, as Depositor, Wells Fargo Bank, National Association, as Servicer, NC Capital Corporation, as Responsible Party, OfficeTiger Global Real Estate Services Inc., as Loan Performance Advisor, Wells Fargo Bank, National Association, as Securities Administrator, U.S. Bank National Association, as Trustee, and Deutsche Bank National Trust Company, as Custodian

            I, [identify the certifying individual], certify to the Depositor and the Securities Administrator, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            First, I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and I have reviewed the servicer compliance statement of the Servicer and the compliance statements of each Subservicer, if any, engaged by the Servicer provided to the Depositor and the Securities Administrator for the Trust's fiscal year [___] in accordance with Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in
Item 1122(d) of Regulation AB (the "Servicing Criteria") and reports on assessment of compliance with servicing criteria for asset-backed securities of the Servicer and of each Subservicer or Subcontractor, if any, engaged or utilized by the Servicer provided to the Depositor and the Securities Administrator for the Trust's fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each a "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered or caused to be delivered by the Servicer pursuant to the Agreement (collectively, the "Servicing Information");

            Second, Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

            Third, Based on my knowledge, the servicing information required to be provided to the Securities Administrator by the Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Securities Administrator;

            Fourth, Based on my knowledge and the compliance review conducted in preparing the Compliance Statement of the Servicer and, if applicable, reviewing each Compliance Statement of each Subservicer, if any, engaged by the Servicer, and except as disclosed in such Compliance Statement[(s)], the Servicer [(directly and through its Subservicers, if any)] has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

            Fifth, Each Servicing Assessment of the Servicer and of each Subservicer or Subcontractor, if any, engaged or utilized by the Servicer and its related Attestation Report required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Securities Administrator. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

Date:  ________________________________

By:____________________________________
   Name:
   Title:

                                    EXHIBIT O

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Securities Administrator], [the Servicer], [each Subservicer] and [each Subcontractor] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              APPLICABLE SERVICING
                                                       SERVICING CRITERIA                                           CRITERIA
------------------------------------------------------------------------------------------------------------------------------------
      Reference                                             Criteria
------------------------------------------------------------------------------------------------------------------------------------
                                                General Servicing Considerations
------------------------------------------------------------------------------------------------------------------------------------
                        Policies and procedures are instituted to monitor any performance or other                 Securities
1122(d)(1)(i)           triggers and events of default in accordance with the transaction agreements.        Administrator/Servicer
------------------------------------------------------------------------------------------------------------------------------------
                        If any material servicing activities are outsourced to third parties, policies             Securities
                        and procedures are instituted to monitor the third party's performance and           Administrator/Servicer
1122(d)(1)(ii)          compliance with such servicing activities.
------------------------------------------------------------------------------------------------------------------------------------
                        Any requirements in the transaction agreements to maintain a back-up servicer                 N/A
1122(d)(1)(iii)         for the mortgage loans are maintained.
------------------------------------------------------------------------------------------------------------------------------------
                        A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of
1122(d)(1)(iv)          the transaction agreements.                                                                 Servicer
------------------------------------------------------------------------------------------------------------------------------------
                                               Cash Collection and Administration
------------------------------------------------------------------------------------------------------------------------------------
                        Payments on mortgage loans are deposited into the appropriate custodial bank          Servicer/Securities
                        accounts and related bank clearing accounts no more than two business days               Administrator
                        following receipt, or such other number of days specified in the transaction
1122(d)(2)(i)           agreements.
------------------------------------------------------------------------------------------------------------------------------------
                        Disbursements made via wire transfer on behalf of an obligor or to an investor        Servicer/Securities
1122(d)(2)(ii)          are made only by authorized personnel.                                                   Administrator
------------------------------------------------------------------------------------------------------------------------------------
                        Advances of funds or guarantees regarding collections, cash flows or                        Servicer
                        distributions, and any interest or other fees charged for such advances, are
1122(d)(2)(iii)         made, reviewed and approved as specified in the transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                        The related accounts for the transaction, such as cash reserve accounts or            Servicer/Securities
                        accounts established as a form of overcollateralization, are separately                  Administrator
                        maintained (e.g., with respect to commingling of cash) as set forth in the
1122(d)(2)(iv)          transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                        Each custodial account is maintained at a federally insured depository                Servicer/Securities
                        institution as set forth in the transaction agreements. For purposes of this             Administrator
                        criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the
1122(d)(2)(v)           requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
------------------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent unauthorized access.                       Servicer
------------------------------------------------------------------------------------------------------------------------------------
                        Reconciliations are prepared on a monthly basis for all asset-backed                  Servicer/Securities
                        securities related bank accounts, including custodial accounts and related bank          Administrator
                        clearing accounts. These reconciliations are (A) mathematically accurate; (B)
                        prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and
                        (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such
1122(d)(2)(vii)         other number of days specified in the transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                                               Investor Remittances and Reporting
------------------------------------------------------------------------------------------------------------------------------------
                        Reports to investors, including those to be filed with the Commission, are                 Securities
                        maintained in accordance with the transaction agreements and applicable              Administrator/Servicer
                        Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of
1122(d)(3)(i)           mortgage loans serviced by the Servicer.
------------------------------------------------------------------------------------------------------------------------------------
                        Amounts due to investors are allocated and remitted in accordance with                     Securities
                        timeframes, distribution priority and other terms set forth in the transaction       Administrator/Servicer
1122(d)(3)(ii)          agreements.
------------------------------------------------------------------------------------------------------------------------------------
                        Disbursements made to an investor are posted within two business days to the               Securities
                        Servicer's investor records, or such other number of days specified in the           Administrator/Servicer
1122(d)(3)(iii)         transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                        Amounts remitted to investors per the investor reports agree with cancelled                Securities
1122(d)(3)(iv)          checks, or other form of payment, or custodial bank statements.                      Administrator/Servicer
------------------------------------------------------------------------------------------------------------------------------------
                                                   Pool Asset Administration
------------------------------------------------------------------------------------------------------------------------------------
                        Collateral or security on mortgage loans is maintained as required by the             Custodian/Servicer
1122(d)(4)(i)           transaction agreements or related mortgage loan documents.
------------------------------------------------------------------------------------------------------------------------------------
                        Mortgage loan and related documents are safeguarded as required by the                Custodian/Servicer
1122(d)(4)(ii)          transaction agreements
------------------------------------------------------------------------------------------------------------------------------------
                        Any additions, removals or substitutions to the asset pool are made, reviewed               Servicer
                        and approved in accordance with any conditions or requirements in the
1122(d)(4)(iii)         transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                        Payments on mortgage loans, including any payoffs, made in accordance with the              Servicer
                        related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage
1122(d)(4)(iv)          loan documents.
------------------------------------------------------------------------------------------------------------------------------------
                        The Servicer's records regarding the mortgage loans agree with the Servicer's               Servicer
1122(d)(4)(v)           records with respect to an obligor's unpaid principal balance.
------------------------------------------------------------------------------------------------------------------------------------
                        Changes with respect to the terms or status of an obligor's mortgage loans                  Servicer
                        (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related
1122(d)(4)(vi)          pool asset documents.
------------------------------------------------------------------------------------------------------------------------------------
                        Loss mitigation or recovery actions (e.g., forbearance plans, modifications and             Servicer
                        deeds in lieu of foreclosure, foreclosures and repossessions, as applicable)
                        are initiated, conducted and concluded in accordance with the timeframes or
1122(d)(4)(vii)         other requirements established by the transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                        Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls,
                        letters and payment rescheduling plans in cases where delinquency is deemed                 Servicer
1122(d)(4)(viii)        temporary (e.g., illness or unemployment).
------------------------------------------------------------------------------------------------------------------------------------
                        Adjustments to interest rates or rates of return for mortgage loans with                    Servicer
1122(d)(4)(ix)          variable rates are computed based on the related mortgage loan documents.
------------------------------------------------------------------------------------------------------------------------------------
                        Regarding any funds held in trust for an obligor (such as escrow accounts):                 Servicer
                        (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                        and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified
1122(d)(4)(x)           in the transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                        Payments made on behalf of an obligor (such as tax or insurance payments) are               Servicer
                        made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates,
1122(d)(4)(xi)          or such other number of days specified in the transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                        Any late payment penalties in connection with any payment to be made on behalf              Servicer
                        of an obligor are paid from the servicer's funds and not charged to the
1122(d)(4)(xii)         obligor, unless the late payment was due to the obligor's error or omission.
------------------------------------------------------------------------------------------------------------------------------------
                        Disbursements made on behalf of an obligor are posted within two business days              Servicer
                        to the obligor's records maintained by the servicer, or such other number of
1122(d)(4)(xiii)        days specified in the transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                        Delinquencies, charge-offs and uncollectible accounts are recognized and              Servicer/Securities
1122(d)(4)(xiv)         recorded in accordance with the transaction agreements.                                  Administrator
------------------------------------------------------------------------------------------------------------------------------------
                        Any external enhancement or other support, identified in Item 1114(a)(1)           Securities Administrator,
                        through (3) or Item 1115 of Regulation AB, is maintained as set forth in the             if applicable.
1122(d)(4)(xv)          transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------


                                    EXHIBIT P

--------------------------------------------------------------------------------
                         ADDITIONAL FORM 10-D DISCLOSURE
--------------------------------------------------------------------------------
           Item on Form 10-D                      Party Responsible
--------------------------------------------------------------------------------
Item 1: Distribution and Pool
Performance Information
--------------------------------------------------------------------------------
Information included in the [Monthly                  Servicer
          Statement]                           Securities Administrator
--------------------------------------------------------------------------------
Any information required by 1121 which                Depositor
    is NOT included on the [Monthly
              Statement]
--------------------------------------------------------------------------------
       Item 2: Legal Proceedings

Any legal proceeding pending against the
following entities or their respective
property, that is material to Certificateholders,
including any proceeding known
to be contemplated by governmental
authorities:
--------------------------------------------------------------------------------
o     Issuing Entity                       Trustee, Servicer and Securities
                                                    Administrator
--------------------------------------------------------------------------------
o     Depositor                                       Depositor
--------------------------------------------------------------------------------
o     Trustee                                          Trustee
--------------------------------------------------------------------------------
o     Securities Administrator                 Securities Administrator
--------------------------------------------------------------------------------
o     Sponsor                                         Depositor
--------------------------------------------------------------------------------
o     Servicer                                         Servicer
--------------------------------------------------------------------------------
o     Custodian                                       Custodian
--------------------------------------------------------------------------------
o     1110(b) Originator                              Depositor
--------------------------------------------------------------------------------
o     Any 1108(a)(2) Servicer (other                  Servicer
      than the  Servicer, the Securities
      Administrator or Trustee)
--------------------------------------------------------------------------------
o    Any other party contemplated by                  Depositor
     1100(d)(1)
--------------------------------------------------------------------------------
Item 3: Sale of Securities and Use of                 Depositor
               Proceeds
--------------------------------------------------------------------------------

Information from Item 2(a) of Part II
of Form 10-Q:

With respect to any sale of securities by
the sponsor, depositor or issuing entity,
that are backed by the same asset pool or
are otherwise issued by the issuing entity,
whether or not registered, provide the sales
and use of proceeds information in Item 701
of Regulation S-K. Pricing information can be
omitted if securities were not registered.
--------------------------------------------------------------------------------
     Item 4: Defaults Upon Senior          Securities Administrator/Trustee
              Securities
--------------------------------------------------------------------------------
Information from Item 3 of Part II of
Form 10-Q:

Report the occurrence of any Event of
Default (after expiration of any grace
period and provision of any required
notice)
--------------------------------------------------------------------------------
  Item 5: Submission of Matters to a           Securities Administrator
       Vote of Security Holders

Information from Item 4 of Part II of
Form 10-Q
--------------------------------------------------------------------------------
 Item 6: Significant Obligors of Pool                    N/A
                Assets

Item 1112(b)  -  Significant Obligor
Financial Information*
--------------------------------------------------------------------------------
*This information need only be reported on
the Form 10-D for the distribution period
in which updated information is required
pursuant to the Item.
--------------------------------------------------------------------------------
    Item 7: Significant Enhancement
         Provider Information

Item 1114(b)(2) - Credit Enhancement
Provider Financial Information*
--------------------------------------------------------------------------------
o    Determining applicable                           Depositor
     disclosure threshold
--------------------------------------------------------------------------------
o    Requesting required financial                    Depositor
     information (including any required
     accountants' consent to the use
     thereof) or effecting incorporation
     by reference
--------------------------------------------------------------------------------
Item 1115(b) - Derivative Counterparty
        Financial Information*
--------------------------------------------------------------------------------
o    Determining current maximum                      Depositor
     probable exposure
--------------------------------------------------------------------------------
o    Determining current significance                 Depositor
     percentage
--------------------------------------------------------------------------------
o    Requesting required financial                    Depositor
     information (including any required
     accountants' consent to the use
     thereof) or effecting incorporation
     by reference
--------------------------------------------------------------------------------
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
--------------------------------------------------------------------------------
       Item 8: Other Information
--------------------------------------------------------------------------------
Disclose any information required         Any party to the Agreement responsible
to be reported on Form 8-K during         for the applicable Form 8-K Disclosure
the period covered by the Form            item
10-D but not reported
--------------------------------------------------------------------------------
           Item 9: Exhibits
--------------------------------------------------------------------------------
Monthly Statement to Certificateholders        Securities Administrator
--------------------------------------------------------------------------------
   Exhibits required by Item 601 of                   Depositor
   Regulation S-K, such as material
              agreements
--------------------------------------------------------------------------------

                                    EXHIBIT Q

--------------------------------------------------------------------------------
                         ADDITIONAL FORM 10-K DISCLOSURE
--------------------------------------------------------------------------------
           Item on Form 10-K                      Party Responsible
--------------------------------------------------------------------------------

      Item 9B: Other Information             Any party to this Agreement
                                         responsible for disclosure items on
      Disclose any information required              Form 8-K
      to be reported on Form 8-K during
      the fourth quarter covered by the
      Form 10-K but not reported

--------------------------------------------------------------------------------
     Item 15: Exhibits, Financial              Securities Administrator
          Statement Schedules                         Depositor
--------------------------------------------------------------------------------
   Reg AB Item 1112(b): Significant
        Obligors of Pool Assets
--------------------------------------------------------------------------------
Significant Obligor Financial                            N/A
            Information*
--------------------------------------------------------------------------------
*This information need only be reported on
the Form 10-K if updated information
is required pursuant to Item 1112(b).
--------------------------------------------------------------------------------
    Reg AB Item 1114(b)(2): Credit
    Enhancement Provider Financial
              Information
--------------------------------------------------------------------------------

o  Determining applicable                             Depositor
   disclosure threshold
--------------------------------------------------------------------------------
o  Requesting required financial                      Depositor
   information (including any required
   accountants' consent to the use
   thereof) or effecting incorporation
   by reference
--------------------------------------------------------------------------------
* This information need only be reported
on the Form 10-K if updated information
is required pursuant to the Item.
--------------------------------------------------------------------------------
    Reg AB Item 1115(b): Derivative
  Counterparty Financial Information
--------------------------------------------------------------------------------
o  Determining current maximum                        Depositor
   probable exposure
--------------------------------------------------------------------------------
o  Determining current  significance                  Depositor
   percentage
--------------------------------------------------------------------------------
o  Requesting required financial                      Depositor
   information (including any required
   accountants' consent to the use
   thereof) or effecting incorporation
   by reference
--------------------------------------------------------------------------------
* This information need only be reported on the Form 10-K if updated information is required pursuant to the Item.
--------------------------------------------------------------------------------
  Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against
the following entities or their respective
property, that is material to Certificateholders,
including any proceeding known to be
contemplated by governmental authorities:
--------------------------------------------------------------------------------
o  Issuing Entity                          Trustee, Servicer, Depositor and
                                               Securities Administrator
--------------------------------------------------------------------------------
o  Depositor                                          Depositor
--------------------------------------------------------------------------------
o  Trustee                                             Trustee
--------------------------------------------------------------------------------
o  Securities Administrator                    Securities Administrator
--------------------------------------------------------------------------------
o  Sponsor                                            Depositor
--------------------------------------------------------------------------------
o  Servicer                                            Servicer
--------------------------------------------------------------------------------
o  Custodian                                          Custodian
--------------------------------------------------------------------------------
o  1110(b) Originator                                 Depositor
--------------------------------------------------------------------------------
o  Any 1108(a)(2) Servicer (other                     Servicer
   than the Servicer, Securities
   Administrator or Trustee)
--------------------------------------------------------------------------------
o  Any other party contemplated by                    Depositor
   1100(d)(1)
--------------------------------------------------------------------------------
  Reg AB Item 1119: Affiliations and
             Relationships
--------------------------------------------------------------------------------
Whether (a) the Sponsor (Seller),          Depositor as to (a)
Depositor or Issuing Entity is an
affiliate of the following parties,
and (b) to the  extent known and
material, any of the following parties
are affiliated with one another:
--------------------------------------------------------------------------------
o  Servicer                                            Servicer
--------------------------------------------------------------------------------
o  Trustee                                             Trustee
--------------------------------------------------------------------------------
o  Securities Administrator                    Securities Administrator
--------------------------------------------------------------------------------
o  Any other 1108(a)(3) servicer                       Servicer
--------------------------------------------------------------------------------
o  Any 1110 Originator                                Depositor
--------------------------------------------------------------------------------
o  Any 1112(b) Significant Obligor                    Depositor
--------------------------------------------------------------------------------
o  Any  1114  Credit Enhancement                      Depositor
   Provider
--------------------------------------------------------------------------------
o  Any 1115 Derivative Counterparty                   Depositor
   Provider
--------------------------------------------------------------------------------
o  Any other 1101(d)(1) material                      Depositor
   party
--------------------------------------------------------------------------------
Whether there are any "outside the                 Depositor as to (a)
ordinary course business arrangements"
other than would be obtained in an arm's
length transaction between (a) the
Sponsor (Seller), Depositor or Issuing
Entity on the one hand, and (b) any of
the following parties (or their
affiliates) on the other hand, that
exist currently or within the past two
years and that are material to a
Certificateholder's understanding of the
Certificates:
--------------------------------------------------------------------------------
o     Servicer                                         Servicer
--------------------------------------------------------------------------------
o     Trustee                                          Trustee
--------------------------------------------------------------------------------
o     Securities Administrator                 Securities Administrator
--------------------------------------------------------------------------------
o     Any other 1108(a)(3) servicer                    Servicer
--------------------------------------------------------------------------------
o     Any 1110 Originator                             Depositor
--------------------------------------------------------------------------------
o     Any 1112(b) Significant Obligor                 Depositor
--------------------------------------------------------------------------------
o     Any   1114   Credit   Enhancement               Depositor
   Provider
--------------------------------------------------------------------------------
o     Any 1115 Derivative  Counterparty               Depositor
   Provider
--------------------------------------------------------------------------------
o     Any  other  1101(d)(1)   material               Depositor
   party
--------------------------------------------------------------------------------
Whether there are any specific                   Depositor as to (a)
relationships involving the transaction
or the pool assets between (a) the
Sponsor (Seller), Depositor or Issuing
Entity on the one hand, and (b) any of
the following parties (or their
affiliates) on the other hand, that
exist currently or within the past two
years and that are material:
--------------------------------------------------------------------------------
o  Servicer                                            Servicer
--------------------------------------------------------------------------------
o  Trustee                                             Trustee
--------------------------------------------------------------------------------
o  Securities Administrator                    Securities Administrator
--------------------------------------------------------------------------------
o  Any other 1108(a)(3) servicer                       Servicer
--------------------------------------------------------------------------------
o  Any 1110 Originator                                Depositor
--------------------------------------------------------------------------------
o  Any 1112(b) Significant Obligor                    Depositor
--------------------------------------------------------------------------------
o  Any 1114 Credit Enhancement                        Depositor
   Provider
--------------------------------------------------------------------------------
o  Any 1115 Derivative Counterparty                   Depositor
   Provider
--------------------------------------------------------------------------------
o  Any  other 1101(d)(1) material                     Depositor
   party
--------------------------------------------------------------------------------

                                    EXHIBIT R

--------------------------------------------------------------------------------
                         FORM 8-K DISCLOSURE INFORMATION
--------------------------------------------------------------------------------
           Item on Form 8-K                       Party Responsible
--------------------------------------------------------------------------------
   Item 1.01- Entry into a Material      The party to this Agreement entering
         Definitive Agreement               into such material definitive
                                                      agreement
--------------------------------------------------------------------------------
Disclosure is required regarding entry
into or amendment of any definitive
agreement that is material to the
securitization, even if depositor is not a party.

Examples: servicing agreement,
custodial agreement.

Note: disclosure not required as to
definitive agreements that are fully
disclosed in the prospectus
--------------------------------------------------------------------------------
 Item 1.02- Termination of a Material        The party to this Agreement
         Definitive Agreement            requesting termination of a material
                                                 definitive agreement

Disclosure is required regarding
termination of any definitive agreement
that is material to the securitization
(other than expiration in accordance
with its terms), even if depositor is
not a party.

Examples: servicing agreement, custodial
agreement.
--------------------------------------------------------------------------------
 Item 1.03- Bankruptcy or Receivership                Depositor

Disclosure is required regarding the
bankruptcy or receivership, with respect
to any of the following:
--------------------------------------------------------------------------------
o     Sponsor (Seller)                                Depositor
--------------------------------------------------------------------------------
o     Depositor                                       Depositor
--------------------------------------------------------------------------------
o     Servicer                                         Servicer
--------------------------------------------------------------------------------
o     Affiliated Servicer                              Servicer
--------------------------------------------------------------------------------
o     Other Servicer servicing 20% or                  Servicer
      more of the pool assets at the time
      of the report
--------------------------------------------------------------------------------
o     Other material servicers                         Servicer
--------------------------------------------------------------------------------
o     Trustee                                          Trustee
--------------------------------------------------------------------------------
o     Securities Administrator                 Securities Administrator
--------------------------------------------------------------------------------
o     Significant Obligor                             Depositor
--------------------------------------------------------------------------------
o     Credit Enhancer (10% or more)                   Depositor
--------------------------------------------------------------------------------
o     Derivative Counterparty                         Depositor
--------------------------------------------------------------------------------
o     Custodian                                       Custodian
--------------------------------------------------------------------------------
   Item 2.04- Triggering Events that                  Depositor
    Accelerate or Increase a Direct                    Servicer
 Financial Obligation or an Obligation         Securities Administrator
under an Off-Balance Sheet Arrangement

Includes an early amortization,
performance trigger or other event,
including event of default, that would
materially alter the payment
priority/distribution of cash
flows/amortization schedule.

Disclosure will be made of events other
than waterfall triggers which are
disclosed in the monthly statements to
the certificateholders.
--------------------------------------------------------------------------------
  Item 3.03- Material Modification to                 Securities
      Rights of Security Holders          Administrator/Trustee/Responsible
                                               Party/Depositor/Servicer

Disclosure is required of any material
modification to documents defining the
rights of Certificateholders, including
the Pooling and Servicing Agreement.
--------------------------------------------------------------------------------
 Item 5.03- Amendments of Articles of                 Depositor
  Incorporation or Bylaws; Change of
              Fiscal Year

Disclosure is required of any amendment
"to the governing documents of the
issuing entity".
--------------------------------------------------------------------------------
   Item 6.01- ABS Informational and                   Depositor
        Computational Material
--------------------------------------------------------------------------------
   Item 6.02- Change of Servicer or         Servicer/ Depositor/Securities
                Trustee                         Administrator/Trustee

Requires disclosure of any removal,
replacement, substitution or addition of
any master servicer, affiliated
servicer, other servicer servicing 10%
or more of pool assets at time of
report, other material servicers or
trustee.
--------------------------------------------------------------------------------
Reg AB disclosure about any new
Servicer/Depositor servicer or master
servicer is also required.
--------------------------------------------------------------------------------
Reg AB disclosure about any new Trustee
Trustee is also required.
--------------------------------------------------------------------------------
      Item 6.03- Change in Credit         Depositor/Securities Administrator
    Enhancement or External Support

Covers termination of any enhancement in
manner other than by its terms, the
addition of an enhancement, or a
material change in the enhancement
provided. Applies to external credit
enhancements as well as derivatives.
--------------------------------------------------------------------------------
Reg AB disclosure about any new                       Depositor
enhancement provider is also
required.
--------------------------------------------------------------------------------
 Item 6.04- Failure to Make a Required         Securities Administrator
             Distribution
--------------------------------------------------------------------------------
  Item 6.05- Securities Act Updating                  Depositor
              Disclosure

If any material pool characteristic
differs by 5% or more at the time of
issuance of the securities from the
description in the final prospectus,
provide updated Reg AB disclosure about
the actual asset pool.
--------------------------------------------------------------------------------

If there are any new servicers or                     Depositor
originators required to be disclosed
under Regulation AB as a result of the
foregoing, provide the information
called for in Items 1108 and 1110
respectively.

--------------------------------------------------------------------------------
     Item 7.01- Reg FD Disclosure                     Depositor
--------------------------------------------------------------------------------
        Item 8.01- Other Events                       Depositor

   Any event, with respect to which
  information is not otherwise called
 for in Form 8-K, that the registrant
        deems of importance to
          certificateholders.
--------------------------------------------------------------------------------
  Item 9.01- Financial Statements and           Party responsible for
               Exhibits                   reporting/disclosing the financial
                                                 statement or exhibit
--------------------------------------------------------------------------------

                                    EXHIBIT S

                          INTEREST RATE SWAP AGREEMENT

BARCLAYS BANK PLC
200 Park Avenue
New York, New York 10166
212-412-4000

DATE:                   May 31, 2006

TO:                     Wells Fargo Bank, National Association, not
                        individually, but solely as Securities Administrator
                        for Securitized Asset Backed Receivables LLC Trust
                        2006-NC2, Mortgage Pass-Through Certificates, Series
                        2006-NC2
ATTENTION:              Client Manager - SABR 2006-NC2
TELEPHONE:              410-884-2000
FACSIMILE:              410-715-2380

FROM:                   Barclays Bank PLC
TELEPHONE:              44(20) 777 36810
FACSIMILE:              44(20) 777 36461

SUBJECT:                Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER:       1201775B

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Barclays Bank PLC ("Barclays") and Wells Fargo Bank, National Association, not individually, but solely as Securities Administrator ("Counterparty") under the Pooling and Servicing Agreement, dated and effective as of May 1, 2006, among Securitized Asset Backed Receivables LLC, NC Capital Corporation, as Responsible Party, Deutsche Bank National Trust Company, as Custodian, and Wells Fargo Bank, National Association, as Servicer, Securities Administrator and U.S. Bank National Association, as Trustee, and OfficeTiger Global Real Estate Services Inc., as Loan Performance Advisor (the "Pooling and Servicing Agreement") for the Securitized Asset Backed Receivables LLC Trust 2006-NC2, Mortgage Pass-Through Certificates, Series 2006-NC2. This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

1. This Agreement is subject to the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency--Cross Border) form (the "ISDA Form Master Agreement") but, rather, an ISDA Form Master Agreement attached hereto as Exhibit B shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. Terms capitalized but not defined herein shall have the meanings attributed to them in the Pooling and Servicing Agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

      Notional Amount:................... With respect to any Calculation
                                          Period, the amount set forth for such
                                          period in Schedule I attached hereto.

      Trade Date:........................ May 31, 2006

      Effective Date:.................... May 31, 2006

      Termination Date:.................. November 25, 2010

      Fixed Amount:

            Fixed Rate Payer:............ Counterparty

            Fixed Rate Payer
              Payment Date:.............. Early Payment shall be applicable. For each Calculation Period, the Fixed
                                          Rate Payer Payment Date shall be the
                                          first Business Day prior to the
                                          related Fixed Rate Payer Period End
                                          Date.

            Fixed Rate Payer Period
              End Dates:................. The 25th calendar day of each month during the Term of this Transaction,
                                          commencing June 25, 2006 and ending on
                                          the Termination Date, subject to No
                                          Adjustment.

            Fixed Rate:.................. 5.337%

            Fixed Amount:................ To be determined in accordance with the following formula:

                                          Fixed Rate * Notional Amount *
                                          Multiplier * Fixed Rate Day Count
                                          Fraction.

            Fixed Rate Day Count
              Fraction:.................. 30/360

      Floating Amounts:

            Floating Rate Payer:......... Barclays

            Floating Rate Payer
              Payment Dates:............. Early Payment shall be applicable. For each Calculation Period, the Floating
                                          Rate Payer Payment Date shall be the
                                          first Business Day prior to the
                                          related Floating Rate Payer Period End
                                          Date.

            Floating Rate Payer
              Period End Dates:.......... The 25th calendar day of each month during the Term of this Transaction,
                                          commencing June 26, 2006 and ending on
                                          the Termination Date, subject to
                                          adjustment in accordance with the
                                          Business Day Convention, except final
                                          period which shall be subject to no
                                          adjustment.

            Floating Rate Option:........ USD-LIBOR-BBA

            Floating Amount:............. To be determined in accordance  with the following formula:

                                          Floating Rate * Notional Amount *
                                          Multiplier * Floating Rate Day Count
                                          Fraction.

            Designated Maturity:......... One month

            Floating Rate Day Count
              Fraction:.................. Actual/360

            Reset Dates:................. The first day of each Calculation
                                          Period.

            Compounding:................. Inapplicable

      Business Days:..................... New York

      Business Day Convention:........... Modified Following

3. Additional Provisions: Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

4.    Provisions Deemed Incorporated in a Schedule to the ISDA Form Master
      Agreement:

      1) The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

      2)    Termination Provisions. For purposes of the ISDA Form Master
            Agreement:

            (a) "Specified Entity" is not applicable to Barclays or Counterparty for any purpose.

            (b) "Breach of Agreement" provision of Section 5(a)(ii) will not apply to Barclays or Counterparty.

            (c) "Credit Support Default" provisions of Section 5(a)(iii) will not apply to Counterparty.

            (d) "Misrepresentation" provisions of Section 5(a)(iv) will not apply to Barclays or Counterparty.

            (e) "Specified Transaction" is not applicable to Barclays or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to Barclays or Counterparty.

            (f) The "Cross Default" provisions of Section 5(a)(vi) will not apply to Barclays or to Counterparty.

            (g) The "Merger Without Assumption" provisions of Section 5(a)(viii) will not apply to Counterparty.

            (h) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Barclays or Counterparty.

            (i) With respect to Counterparty only, the "Bankruptcy" provision of Section 5(a)(vii)(2) will not apply to Counterparty.

            (j) The "Automatic Early Termination" provision of Section 6(a) will not apply to Barclays or to Counterparty; provided that, if the Event of Default specified in Section 5(a)(vii)(1),
                  (3), (4), (5), (6) or, to the extent analogous thereto, (8) is governed by a system of law that does not permit termination to take place after the occurrence of the relevant Event of Default with respect to a party, then the Automatic Early Termination provision of Section 6(a) will apply to such party.

            (k) Payments on Early Termination. For the purpose of Section 6(e) of the ISDA Form Master Agreement:

                  (i)   Market Quotation will apply.

                  (ii)  The Second Method will apply.

            (l)   "Termination Currency" means United States Dollars.

      3)    Tax Representations.

            Payer Representations. For the purpose of Section 3(e) of the ISDA Form Master Agreement, Barclays and Counterparty make the following representations:

                  It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the ISDA Form Master Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on
                  (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the ISDA Form Master Agreement, (ii) the satisfaction of the agreement contained in
                  Section 4(a)(i) or 4(a)(iii) of the ISDA Form Master Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the ISDA Form Master Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the ISDA Form Master Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

            Payee Representations. (i) For the purpose of Section 3(f) of the ISDA Form Master Agreement, Barclays makes the following representations:

            (a) Barclays is duly incorporated and validly existing as a public company with liability under English law.

            (b) Barclays is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction.

                  If such representation applies, then:

                  "Specified Treaty" means, with respect to a Transaction, the Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income on Capital Gains, U.S.-U.K. (effective March 31, 2003); and

                  "Specified Jurisdiction" means United States of America

            (c) Barclays is a "non-U.S. branch of a foreign person" for purposes of section 1.1441-4(a)(3)(ii) and a "foreign person" for purposes of section 1.6041-4(a)(4) of the United States Treasury Regulations.

            (ii)  The following representation applies to Counterparty:

                  Counterparty represents that it is securities administrator of the trust formed under the Pooling and Servicing Agreement and is a "United States person" as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

      4)    The ISDA Form Master Agreement is hereby amended as follows:

            (a) The word "third" shall be replaced by the word "second" in the third line of Section 5(a)(i) of the ISDA Form Master Agreement;

      5)    Documents to be Delivered. For the purpose of Section 4(a):

            (1)   Tax forms, documents, or certificates to be delivered are:

      Party required            Form/Document/             Date by which
    to deliver document          Certificate              to be delivered
    -------------------   ------------------------   -----------------------
         Barclays         A correct, complete and    (i) Before the first
                          executed U.S. Internal     Payment Date under
                          Revenue Service Form       this Agreement,
                          W-8BEN, or any successor   (ii) before December 31
                          thereto, including         of each third
                          appropriate attachments,   succeeding calendar
                          that eliminates U.S.       year, (iii) promptly
                          federal withholding tax    upon reasonable demand
                          and backup withholding     by Counterparty, and
                          tax on payments under      (iv) promptly upon
                          this Agreement.            learning that any such
                                                     Form previously provided
                                                     by Barclays has become
                                                     obsolete or incorrect.

       Counterparty       A complete and executed    (i) Before the first
                          U.S. Internal Revenue      Payment Date under this
                          Service Form W-9 (or any   Agreement,
                          successor thereto) that    (ii) promptly upon
                          eliminates U.S. federal    reasonable demand by
                          backup withholding tax     Barclays, and
                          on payments under this     (iii) promptly upon
                          Agreement.                 learning that any such
                                                       form previously
                                                       provided by
                                                       Counterparty has become
                                                       obsolete or incorrect.

            (2)   Other documents to be delivered are:

                                                                 Covered by
Party required to      Form/Document/        Date by which      Section 3(d)
deliver document        Certificate         to be delivered    Representation
-----------------   ---------------------   ----------------   --------------
Barclays and the    Any documents           Upon the            Yes
Counterparty        required by the         execution and
                    receiving party to      delivery of this
                    evidence the            Agreement and
                    authority of the        such Confirmation
                    delivering party or
                    its Credit Support
                    Provider, if any, for
                    it to execute and
                    deliver this
                    Agreement, any
                    Confirmation, and any
                    Credit Support
                    Documents to which it
                    is a party, and to
                    evidence the
                    authority of the
                    delivering party or
                    its Credit Support
                    Provider to perform
                    its obligations under
                    this Agreement, such
                    Confirmation and/or
                    Credit Support
                    Document, as the case
                    may be

Barclays and the    A certificate of an     Upon the           Yes
Counterparty        authorized officer of   execution and
                    the party, as to the    delivery of this
                    incumbency and          Agreement and
                    authority of the        such Confirmation
                    respective officers
                    of the party signing
                    this Agreement, any
                    relevant Credit
                    Support Document, or
                    any Confirmation, as
                    the case may be

      6)    Miscellaneous. Miscellaneous

            (a) Address for Notices: For the purposes of Section 12(a) of the ISDA Form Master Agreement:

                  Address for notices or communications to Barclays:

                        Address:    5 The North Colonnade
                                    Canary Wharf  E14 4BB
                        Attention:  Swap Desk
                        Facsimile:  44(20) 777 36461
                        Telephone:  44(20) 777 36810

                  (For all purposes)

                  Address for notices or communications to the Counterparty:

                        Address:    Wells Fargo Bank, National Association
                                    9062 Old Annapolis Road
                                    Columbia, Maryland  21045
                        Attention:  Client Manager - SABR 2006-NC2
                        Facsimile:  410-715-2380
                        Phone:      410-884-2000

                  (For all purposes)

            (b)   Process Agent. For the purpose of Section 13(c):

                  Barclays appoints as its Process Agent: Not Applicable

                  The Counterparty appoints as its Process Agent: Not Applicable

            (c) Offices. The provisions of Section 10(a) will not apply to this Agreement; neither Barclays nor the Counterparty have any Offices other than as set forth in the Notices Section and Barclays agrees that, for purposes of Section 6(b) of the ISDA Form Master Agreement, it shall not in future have any Office other than one in the United States.

            (d) Multibranch Party. For the purpose of Section 10(c) of the ISDA Form Master Agreement:

                  Barclays is not a Multibranch Party.

                  The Counterparty is not a Multibranch Party.

            (e)   Calculation Agent. The Calculation Agent is Barclays.

            (f) Credit Support Document. Not applicable with respect to the Counterparty. With respect to Barclays, the Credit Support Annex by and between the parties hereto dated as of a date even herewith shall be a Credit Support Document in such case that Barclays elects to post collateral pursuant to Section 12 hereof.

            (g)   Credit Support Provider.

                  Barclays: Not Applicable

                  The Counterparty: Not Applicable

            (h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole without regard to conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

            (i) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

                  The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

            (j) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

            (k) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

            (l) Securities Administrator Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Securities Administrator (i) this Confirmation is executed and delivered by Wells Fargo Bank, National Association not in its individual capacity but solely as Securities Administrator under the Pooling and Servicing Agreement referred to in this Confirmation in the exercise of the powers and authority conferred upon and vested in it, and pursuant to instructions set for the therein, (ii) each of the representations, undertakings and agreements herein made on the part of Securitized Asset Backed Receivables LLC Trust 2006-NC1 is made and intended not as a personal representation, undertaking or agreement by Wells Fargo Bank, National Association but is made and intended for the purposes of binding only Securitized Asset Backed Receivables LLC Trust 2006-NC1, (iii) nothing herein contained shall be construed as imposing any liability upon Wells Fargo Bank, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (iv) under no circumstances shall Wells Fargo Bank, National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation or any other related documents.

            (m) Proceedings. Barclays shall not institute against or cause any other person to institute against, or join any other person in instituting against, Securitized Asset Backed Receivables LLC Trust 2006-NC1 or Wells Fargo Bank, National Association, not individually, but solely as Securities Administrator, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day (or, if longer, the applicable preference period) following payment in full of the Certificates (as defined below).

      7) "Affiliate" Barclays and Counterparty shall be deemed to not have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

      8) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

            "(g) Relationship Between Parties.

                  Subject to Section 4(6)(l) of this Agreement, each party represents to the other party on each date when it enters into a Transaction that:

                  (1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

                  (2)   Evaluation and Understanding.

                        (i) Barclays is acting for its own account and Wells Fargo Bank, National Association is acting as Securities Administrator under the Pooling and Servicing Agreement and not for its own account. Each party has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction;

                        (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise; and

                        (iii) The other party is not acting as a fiduciary or an
                              advisor for it in respect of this Transaction.

                  (3) Purpose. It is an "eligible swap participant" as such term is defined in Section 35.1(b)(2) of the regulations (17 C.F.R 35) promulgated under, and an "eligible contract participant" as defined in Section 1(a)(12) of, the Commodity Exchange Act, as amended, and it is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

                  (4) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction."

      9) Set-off. Notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold, suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

      10) Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless each of Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Dominion Bond Rating Service ("DBRS") and Fitch Ratings ("Fitch", and together with S&P, Moody's and DBRS, the "Rating Agencies"), has been provided notice of the same and confirms in writing (including by facsimile transmission) promptly after such notice is given that it will not downgrade, qualify, withdraw or otherwise modify its then-current rating of the Securitized Asset Backed Receivables LLC Trust 2006-NC2, Mortgage Pass-Through Certificates, Series 2006-NC2 (the "Certificates"). In addition, the Trust may not assign or transfer all or a portion of this Agreement without the prior written consent of Barclays.

      11) Additional Termination Events. The following Additional Termination Events will apply, in each case with respect to the Counterparty as the sole Affected Party (unless otherwise provided below):

                  (i) The Pooling and Servicing Agreement is amended without the consent of Barclays and such amendment materially and adversely affects the rights or interests of Barclays.

                  (ii) Barclays fails to comply with the Rating Agency Downgrade provisions as set forth in Section 12 below. For all purposes of this Agreement, Barclays shall be the sole Affected Party with respect to the occurrence of a Termination Event described in this Section 11(ii).

                  (iii) Notice of the Majority Class X Certificateholder's
                        intention to exercise its option to purchase the Mortgage Loans pursuant to Section 9.01 of the Pooling and Servicing Agreement is given by the Securities Administrator to Certificateholders pursuant to Section
                        9.02 of the Pooling and Servicing Agreement.
                        Notwithstanding the foregoing, this clause shall not constitute an Additional Termination Event until such date as the notice of the Majority Class X Certificateholder's intention to exercise its option to purchase the Mortgage Loans can no longer be withdrawn or rescinded in accordance with the Pooling and Servicing Agreement.

                  (iv) Upon the irrevocable direction to dissolve or otherwise terminate the Trust following which all assets of the Trust will be liquidated and the proceeds of such liquidation distributed to the Certificateholders.

      12) Rating Agency Downgrade. In the event that (x) any of the Rating Agencies downgrades Barclays' rating below the Required Swap Counterparty Rating (but Barclays has (i) a rating of at least "BBB-" or "A-3", if applicable, by S&P, (ii) a rating of at least "BBB-" or "F3", if applicable, by Fitch, or (iii) (x) if Barclays has only a long-term rating, a rating of at least "A2" by Moody's, or (y) if Barclays has a long-term rating and a short-term rating, a rating of at least "A3" or "P2", if applicable, by Moody's) or, S&P, Fitch or Moody's withdraws its ratings of Barclays, then within 30 days after such rating withdrawal or downgrade, Barclays shall, subject to the Rating Agency Condition, at its own expense, either
            (i) cause another entity to replace Barclays as party to this Agreement that meets or exceeds the Required Swap Counterparty Rating on terms substantially similar to this Agreement, (ii) obtain a guaranty of, or a contingent agreement of, another person with the Required Swap Counterparty Rating to honor Barclays' obligations under this Agreement, (iii) collateralize its exposure to the Trust pursuant to an ISDA Credit Support Annex substantially in the form attached hereto as Exhibit A; provided that such ISDA Credit Support Annex shall be made a credit support document for Barclays pursuant to an amendment to this Agreement, or (iv) take other steps, if any, to enable the Trust to satisfy the Rating Agency Condition. Notwithstanding the foregoing, in the event that Barclays' long term rating or short term rating is withdrawn by S&P, it shall, subject to the Rating Agency Condition, cause another entity to replace Barclays as party to this Agreement that meets or exceeds the Required Swap Counterparty Rating on terms substantially similar to this Agreement within 30 days from such ratings withdrawal. For purposes of this provision, "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the Rating Agencies then providing a rating of the Certificates and receive from each Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Certificates.

            Notwithstanding the foregoing, within 10 days from the occurrence of any of the following conditions, Barclays must use its commercially reasonable efforts to find a party, subject to the Rating Agency Condition, acceptable to Counterparty, which acceptance shall not be unreasonably withheld, to whom all of Barclays' interests and obligations under this Agreement shall be assigned at no cost to Counterparty, and following which Barclays shall be released from all further obligations under this Agreement:

                  (1) Barclays' Short Term rating is reduced below "A-3" by S&P or Barclays' Long Term rating is reduced below "BBB-" by S&P;

                  (2) Barclays' Short Term rating is reduced below "F3" by Fitch or Barclays' Long Term rating is reduced below "BBB-" by Fitch; or

                  (3) (A) if Barclays has only a long-term rating, its rating is reduced below "A2" by Moody's, or (B) if Barclays has a long-term rating and a short-term rating, its rating is reduced below "A3" or "P2", if applicable, by Moody's.

            For purposes of this provision, "Required Swap Counterparty Rating" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody's, a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the "Long-Term Rating") of at least "Aa3" by Moody's and if rated "Aa3" by Moody's is not on negative credit watch by Moody's or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody's, a Long-Term Rating of at least "A1" by Moody's and a short-term rating of "P-1" by Moody's and, in each case, such rating is not on negative credit watch by Moody's, (y) (i) a short-term rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least "A+" by S&P and (z) (i) short-term rating of at least "F1" by Fitch or
            (ii) if such counterparty or entity does not have a short-term rating by Fitch, a Long-Term Rating of at least "A+" by Fitch.

            NEITHER BARCLAYS BANK PLC NOR ANY SUBSIDIARY OR AFFILIATE OF BARCLAYS BANK PLC OTHER THAN BARCLAYS IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.

5.    Account Details and Settlement Information:

                  Payments to Barclays:

                        Correspondent:  Barclays Bank PLC New York
                        FEED: 026002574
                        Beneficiary: Barclays Swaps
                        Beneficiary Account: 050-01922-8

                  Payments to Counterparty:

                        Wells Fargo Bank, National Association
                        San Francisco, CA
                        ABA No.: 121-000-248
                        Account No.: 3970771416
                        Account Name: Corporate Trust Clearing
                        FFC: 17214200, SABR 2006-NC2 Swap Account

The time of dealing will be confirmed by Barclays upon written request. Barclays is regulated by the Financial Services Authority.

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Barclays a facsimile of the fully-executed Confirmation to Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operations, Fax +(44) 20-7773-6810/6857, Tel +(44) 20-7773-6901/6904/6965 and mailing the signed copy to Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB, Attention of Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operation. This facsimile shall be the only documentation in respect of the Transaction and accordingly no hard copy versions of this Confirmation for this Transaction shall be provided unless the Counterparty requests.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

                                       Very truly yours,

                                       BARCLAYS BANK PLC


                                       By:  /s/ Adam Carysforth
                                          ------------------------------------
                                          Name:  Adam Carysforth
                                          Title: Authorised Signatory

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

                                       SECURITIZED ASSET BACKED RECEIVABLES
                                          LLC TRUST 2006-NC2


                                          By: Wells Fargo Bank, National
                                              Association, not individually but
                                              solely as Securities Administrator
                                              for Securitized Asset Backed
                                              Receivables LLC Trust 2006-NC2

                                          By:  /s/ Amy Dole
                                             ---------------------------------
                                             Name:  Amy Dole
                                             Title: Vice President

                                   SCHEDULE I


From and including   To but excluding   Notional Amount (USD)    Multiplier
--------------------------------------------------------------------------------
Effective Date          6/25/2006          6,016,795.60             100
    6/25/2006           7/25/2006          5,837,497.75             100
    7/25/2006           8/25/2006          5,653,308.33             100
    8/25/2006           9/25/2006          5,464,818.36             100
    9/25/2006          10/25/2006          5,272,635.53             100
   10/25/2006          11/25/2006          5,077,380.85             100
   11/25/2006          12/25/2006          4,879,685.23             100
   12/25/2006           1/25/2007          4,678,306.47             100
    1/25/2007           2/25/2007          4,475,844.28             100
    2/25/2007           3/25/2007          4,272,944.46             100
    3/25/2007           4/25/2007          4,070,248.71             100
    4/25/2007           5/25/2007          3,870,152.59             100
    5/25/2007           6/25/2007          3,678,670.17             100
    6/25/2007           7/25/2007          3,496,730.25             100
    7/25/2007           8/25/2007          3,323,848.98             100
    8/25/2007           9/25/2007          3,159,567.45             100
    9/25/2007          10/25/2007          3,003,450.45             100
   10/25/2007          11/25/2007          2,855,003.11             100
   11/25/2007          12/25/2007          2,713,884.94             100
   12/25/2007           1/25/2008          2,571,820.59             100
    1/25/2008           2/25/2008          2,306,570.58             100
    2/25/2008           3/25/2008          2,039,952.36             100
    3/25/2008           4/25/2008          1,807,099.84             100
    4/25/2008           5/25/2008          1,603,547.53             100
    5/25/2008           6/25/2008          1,425,716.94             100
    6/25/2008           7/25/2008          1,277,093.08             100
    7/25/2008           8/25/2008          1,153,056.79             100
    8/25/2008           9/25/2008          1,048,141.04             100
    9/25/2008          10/25/2008           958,283.82              100
   10/25/2008          11/25/2008           880,509.96              100
   11/25/2008          12/25/2008           812,569.90              100
   12/25/2008           1/25/2009           752,731.95              100
    1/25/2009           2/25/2009           699,600.66              100
    2/25/2009           3/25/2009           652,100.35              100
    3/25/2009           4/25/2009           609,372.62              100
    4/25/2009           5/25/2009           570,731.17              100
    5/25/2009           6/25/2009           535,581.93              100
    6/25/2009           7/25/2009           502,617.89              100
    7/25/2009           8/25/2009           471,451.37              100
    8/25/2009           9/25/2009           441,984.66              100
    9/25/2009          10/25/2009           414,120.59              100
   10/25/2009          11/25/2009           387,770.32              100
   11/25/2009          12/25/2009           362,850.19              100
   12/25/2009           1/25/2010           340,784.75              100
    1/25/2010           2/25/2010           319,910.57              100
    2/25/2010           3/25/2010           300,162.25              100
    3/25/2010           4/25/2010           281,477.73              100
    4/25/2010           5/25/2010           263,798.68              100
    5/25/2010           6/25/2010           247,070.00              100
    6/25/2010           7/25/2010           231,239.68              100
    7/25/2010           8/25/2010           216,258.61              100
    8/25/2010           9/25/2010           202,081.05              100
    9/25/2010          10/25/2010           188,662.44              100
   10/25/2010          11/25/2010           175,961.40              100
   11/25/2010          12/25/2010                    -                -

                                    EXHIBIT A
                                    ---------

                              Credit Support Annex

                                    EXHIBIT B
                                    ---------

                           ISDA Form Master Agreement

(Bilateral Form)                 (ISDA. Agreements Subject to New York Law Only)

                                     ISDA(R)

              International Swaps and Derivatives Association, Inc.

                              CREDIT SUPPORT ANNEX

                             to the Schedule to the

                 ISDA Master Agreement deemed to be entered into

                            dated as of May 31, 2006

                                     between

           BARCLAYS BANK PLC             SECURITIZED ASSET BACKED RECEIVABLES
                                             LLC TRUST 2006-NC2

                                         By: Wells Fargo Bank, National
                                             Association, not individually, but
                                             solely as Securities Administrator
                                             of Securitized Asset Backed
                                             Receivables LLC Trust 2006-NC2
......................................   and  ...................................
             ("Party A")                               ("Party B")

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:--

Paragraph 1. Interpretation

(a) Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b) Secured Party and Pledgor. All references in this Annex to the "Secured Party" will be to either party when acting in that capacity and all corresponding references to the "Pledgor" will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2. Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

                             Elections and Variables
                        to the ISDA Credit Support Annex
                                   dated as of
                                     between

          BARCLAYS BANK PLC            and  Securitized Asset Backed Receivables
                                                    LLC Trust 2006-NC2

            ("Party A")                                  ("Party B")

Paragraph 13

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes the following additional obligations:

            With respect to Party A: None.

            With respect to Party B: None.

(b)   Credit Support Obligations.

      (i)   Delivery Amount, Return Amount and Credit Support Amount.

            (A)   "Delivery Amount" has the meaning specified in Paragraph
                  3(a), except that the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" shall be deleted and replaced with the words "not later than the close of business on the next Local Business Day following a Valuation Date".

            (B)   "Return Amount" has the meaning specified in Paragraph 3(b).

            (C) "Credit Support Amount" shall not have the meaning specified in Paragraph 3(b) and, instead, will have the following meaning:

                  "Credit Support Amount" means, (a) for any Valuation Date on which a Rating Agency Downgrade (as defined in the Agreement) has occurred and is continuing, the Secured Party's Modified Exposure for that Valuation Date.

      (ii) Eligible Credit Support. On any date, the following items will qualify as "Eligible Credit Support" for each party:

                                                                Valuation
                                                                Percentage

            (A)   cash in U.S. Dollars                          100%

            (B)   negotiable debt obligations issued after      98.6%
                  18 July 1984 by the U.S. Treasury
                  Department having a residual maturity on such date of less than 1 year (with local and foreign currency issuer ratings of Moody's Aa2 and S&P AA or above)

            (C)   negotiable debt obligations issued after      To Be Determined
                  18 July 1984 by the U.S. Treasury
                  Department having a residual maturity on such date equal to or greater than 1 year but less than 5 years (with local and foreign currency issuer ratings of Moody's
                  Aa2 and S&P AA or above)

            (D)   negotiable debt obligations issued after      To Be Determined
                  l8 July 1984 by the U.S. Treasury
                  Department having a residual maturity on such date equal to or greater than 5 years but less than 10 years (with local and foreign currency issuer ratings of Moody's
                  Aa2 and S&P AA or
                   above)

            (E)   negotiable debt obligations of the            To Be Determined
                  Government National Mortgage Association, the Federal National Mortgage Association, the Federal Home Loan Mortgage
                  Corporation, the Student Loan Marketing
                  Association or a Federal Home Loan Bank
                  (all entities rated Moody's Aal and S&P
                  AA+ or above) with a residual maturity on such date equal to or greater than 1 year but less than 3 years.

            (F)   negotiable debt obligations of the            To Be Determined
                  Government National Mortgage Association, the Federal National Mortgage Association, the Federal Home Loan Mortgage
                  Corporation, the Student Loan Marketing
                  Association or a Federal Home Loan Bank
                  (all entries rated Moody's Aa 1 and S&P
                  AA+ or above) with a residual maturity on such date equal to or greater than 3 years but less than 5 years.

            (G)   negotiable debt obligations of the            To Be Determined
                  Government National Mortgage Association, the Federal National Mortgage Association, the Federal Home Loan Mortgage
                  Corporation, the Student Loan Marketing
                  Association or a Federal Home Loan Bank
                  (all entries rated Moody's Aal and S&P AA+ or above) with a residual maturity on such date equal to or greater than 5 years but less than 7 years.

            (H)   negotiable debt obligations of the            To Be Determined
                  Government National Mortgage Association, the Federal National Mortgage Association, the Federal Home Loan Mortgage
                  Corporation, the Student Loan Marketing
                  Association or a Federal Home Loan Bank
                  (all entries rated Moody's Aal and S&P AA+ or above) with a residual maturity on such date equal to or greater than 7 years but less than 10 years.

      For the avoidance of doubt, where negotiable debt obligations are rated by only one of the above relevant rating agencies, the rating applied will be based on the rating of that agency. Notwithstanding the foregoing, the Eligible Collateral referenced above may only be posted if S&P has assigned a rating to such Eligible Collateral and concurrently with such delivery of Eligible Collateral, Party A shall cause its counsel to deliver an opinion as to the enforceability, perfection and priority of Counterparty's security interest in such Eligible Collateral if necessary to satisfy the Rating Agency Condition.

      Where the ratings of the relevant agencies differ with respect to the same negotiable debt obligation, the lower of the ratings shall apply.

      In addition, upon a Rating Agency Downgrade, Party A shall agree to the Valuation Percentage in relation to (C) through (H) above with the relevant rating agency, which shall be S&P, DBRS, Moody's and Fitch (to the extent such ratings agency has provided a rating for the underlying Certificates); provided, however, that if Party A is required to post collateral in accordance with the terms of this Agreement it shall post only (A) and (B) above until such time as the Valuation Percentages are agreed.

      (iii) Other Eligible Support. Such Other Eligible Support as the Pledgor may designate; provided, at the expense of the Pledgor, the prior written consent of the relevant rating agency, which shall be S&P, DBRS, Moody's and Fitch (to the extent such ratings agency has provided a rating for the underlying Certificates), shall have been obtained. For the avoidance of doubt there are no items which qualify as Other Eligible Support as of the date of this Annex.

      (iv)  Thresholds.

            (A)   "Independent Amount" means zero.

            (B)   "Threshold" means for Party A:

                  1. infinity, unless (i) a Rating Agency Downgrade occurs and is continuing and (ii) Party A has not otherwise complied with Section 4(12) of this Agreement, then its Threshold shall be zero, or

                  2.    in the event that Party A has otherwise complied with
                        Section 4(12) of this Agreement, its Threshold shall continue to be infinity.

                  "Threshold" means, for Party B: infinity

            (C) "Minimum Transfer Amount" means USD 20,000, provided, however, with respect to the Secured Party at any time when the Secured Party is a Defaulting Party, "Minimum Transfer Amount" means zero.

            (D) Rounding: The Delivery Amount and the Return Amount will not be rounded.

(c)   Valuation and Timing.

      (i) "Valuation Agent" means Party A. The Valuation Agent's calculations shall be in accordance with standard market practice using commonly accepted third party sources.

      (ii) "Valuation Date" means each Local Business Day which, if treated as a Valuation Date, would result in a Delivery Amount or Return Amount.

      (iii) "Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

      (iv) "Notification Time" means 11:00 a.m., New York time, on a Local Business Day.

(d) Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Event will be a "Specified Condition" for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): None.

(e)   Substitution.

      (i)   "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

      (ii)  Consent. Not applicable.

(f)   Dispute Resolution.

      (i) "Resolution Time" means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

            Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date, the Value of Eligible Credit Support will be calculated as follows:

            For Eligible Credit Support comprised of cash, the amount of such cash.

            For Eligible Collateral comprising securities; the sum of (a)(x) the last bid price on such date for such securities on the principal national securities exchange on which such securities are listed, multiplied by the applicable Valuation Percentage or (y) where any such securities are not listed on a national securities exchange, the bid price for such securities quoted as at the close of business on such date by any principal market maker for such securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available; multiplied by the applicable Valuation Percentage; plus (b) the accrued interest on such securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date.

      (ii) Alternative. The provisions of Paragraph 5 will apply; provided that the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)   Holding and Using Posted Collateral.

      (i)   Eligibility to Hold Posted Collateral; Custodians.

            Party B is not and will not be entitled to hold Posted Collateral. Party B's Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that initially, the Custodian for Party B is Wells Fargo Bank, National Association, not in its individual capacity, but solely as Administrator.

      (ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B; therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6 (c)(ii); provided, however, that the Securities Administrator shall invest Cash Posted Credit Support in such investments as designated by Party A, with losses (net of gains) incurred in respect of such investments to be for the account of Party A. The Secured Party is authorized to liquidate any Posted Credit Support pursuant to written instructions from Party A.

(h)   Distributions and Interest Amount.

      (i) Interest Rate. The "Interest Rate" will be the rate earned on Cash Posted Credit Support pursuant to clause (g)(ii) above.

      (ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made on each Distribution Date only to the extent of the interest rate provided for in (h)(i) above.

      (iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will not apply.

(i)   Additional Representation(s).

            There are no additional representations by either party.

(j)   Other Eligible Support and Other Posted Support.

      (i) "Value" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time.

      (ii) "Transfer" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time.

(k)   Demands and Notices.

      All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

      (i)   shall be given to or made at the following addresses:

                  If to Party A:

                  200 Park Avenue
                  New York, NY  10166
                  Attention: Collateral Management
                  Facsimile No.: (212) 412-2670
                  Telephone No.: (212) 412-2195

      with a copy to:

                  General Counsel's Office
                  200 Park Avenue
                  New York, N.Y.  10166

      If to Party B:

                  Securitized Asset Backed Receivables LLC Trust 2006-NC2 Wells Fargo Bank, National Association
                  9062 Old Annapolis Road
                  Columbia, Maryland  21045
                  Attention: Client Manager - SABR 2006-NC2
                  Facsimile No.: (410) 715-2380
                  Telephone No: (410) 884-2000

      with copies to:

                  Fitch Ratings
                  One State Street Plaza
                  New York, NY 10004

                  Standard & Poor's
                  55 Water Street, 40th Floor
                  New York, NY 10041

                  Moody's Investors Service, Inc.
                  99 Church Street
                  New York, NY 10007

                  Dominion Bond Rating Service
                  One Exchange Plaza
                  55 Broadway
                  New York, NY 10006

      or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party;

      (ii) shall (unless otherwise stated in this Annex) be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(l)   Address for Transfers.

      Party A:

      For Cash:                                 For Treasury Securities:

      Barclays Bank PLC, NY                     Bank of NYC/BBPLCLDN
      ABA #026-002-574                          ABA #021-000-018
      F/O Barclays Swaps & Options Group NY
      A/C #: 050019228
      REF: Collateral

      Party B:

      Wells Fargo Bank, National Association
      New York, NY
      ABA: 121000248
      Account No: 3970771416
      Account Name: Corporate Trust Clearing
      FFC: 17214200
      REF: SABR 2006-NC2 Swap Account

(m)   Other Provisions.

      (i)   Additional Definitions. As used in this Annex:

            "Local Business Day" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, New York and the location of the Securities Administrator, and (ii) in relation to a Transfer of Eligible Credit Support, a day on which the clearance system agreed between the parties for the delivery of Eligible Credit Support is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Credit Support for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign deposits) in New York and such other places as the parties shall agree).

      (ii) Holding Collateral. The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account and to hold, record and identify all the Posted Collateral in such segregated account and, subject to Paragraph 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

      (iii) Agreement as to Single Secured Party and Pledgor. Party A and Party B agree that, notwithstanding anything to the contrary in this Annex, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) Party A shall have no obligations under this Annex other than during a Collateral Requirement Period.

      (iv) Form of Annex. The parties hereby agree that the text of the body of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law version) as published and copyrighted by the International Swaps and Derivatives Association, Inc.

      (v) Exposure. The Parties agree that in the event of a Rating Agency Downgrade relating to an action taken by S&P, the Valuation Agent shall verify its calculation of the Secured Party's Exposure on a weekly basis but shall verify such valuation by seeking two quotations from Reference Market-makers at the end of each quarter. For the avoidance of doubt, the Valuation Agent must (i) obtain at least 2 Market Quotations (as stated above) and (ii) may not obtain the quotations referred to above from the same Reference Market-maker in excess of four times during any 12 month period. Furthermore, the Exposure valuations should reflect the higher of two bids from Reference Market-makers that would be eligible and willing to provide the market quotation in the absence of the current provider. The collateral requirement should be based on the greater of the internal and external market quotations. In the event the verification procedures set forth above indicate that there is a deficiency in the amount of Eligible Collateral that has been posted to the Secured Party, the Pledgor shall post the amount of Eligible Collateral necessary to cure such deficiency to the Secured Party within three Local Business Days.

      (vi) Expenses. Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Collateral.

(n)   Securities Administrator Capacity

      It is expressly understood and agreed by the parties hereto that (i) this Annex is executed and delivered by Wells Fargo Bank, National Association, not individually or personally but solely as Securities Administrator of the Trust under the pooling and servicing agreement pursuant to which the Trust was formed, in the exercise of the powers and authority conferred upon and vested in it, and pursuant to instructions set forth therein,
      (ii) each of the representations, undertakings and agreements by Wells Fargo Bank, National Association is made and intended not as a personal representation, undertaking or agreement of Wells Fargo Bank, National Association, but solely for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as imposing any liability upon Wells Fargo Bank, National Association, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto, and (iv) under no circumstances shall Wells Fargo Bank, National Association be personally liable for the payment of any indebtedness or expenses of the Trust, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Annex or any related document.

(o)   Additional Definitions. As used in this Annex:

      "Rating Agency Downgrade" means a "Rating Agency Downgrade " (as defined in the Agreement).

      "Modified Exposure" means, for any Valuation Date, an amount equal to the greater of (a) the sum of Secured Party's Exposure for that Valuation Date plus (the Notional Volatility Buffer multiplied by the Notional Amount) and (b) zero.

      "Notional Volatility Buffer" as determined by the Valuation Agent for any date, means the outstanding Notional Amount of the Transaction on such date multiplied by the relevant percentage for such date as set out in the table below on such date.

                                                      Less than
                                   or equal to   Less than or equal to
                                    5 years to   10 years but greater
                                   Termination     than 5 years to
             Party A S&P Rating    Date of the    Termination Date of
                on such date       Transaction     the Transaction
            --------------------   -----------   ---------------------
            S-T Rating of A-2         3.25%             4.00%
            S-T Rating of A-3         4.00%             5.00%
            L-T Rating of BB+ or      4.50%             5.75%
            lower

            IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

           BARCLAYS BANK PLC               SECURITIZED ASSET BACKED RECEIVABLES
                                                    LLC TRUST 2006-NC2
                                              By: Wells Fargo Bank, National
                                            Association, not individually, but
                                          solely as securities administrator of
                                           Securitized Asset Backed Receivables
                                                    LLC Trust 2006-NC2

By:  /s/ Adam Carysforth                   By:  /s/ Amy Dole
   ---------------------------------          ---------------------------------
   Name:  Adam Carysforth                     Name:  Amy Dole
   Title: Authorised Signatory                Title: Vice President

(Multicurrency -- Cross Border)

                                     ISDA(R)
                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                            dated as of ............

...................................... and ....................................

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: --

1. Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) General Conditions.

      (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

      (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

      (iii) Each obligation of each party under Section 2(a)(i) is subject to
      (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
      (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
      (3) each other applicable condition precedent specified in this Agreement.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable:--

      (i) in the same currency; and

      (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

      (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

            (1) promptly notify the other party ("Y") of such requirement;

            (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

            (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

            (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

                  (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                  (B) the failure of a representation made by Y pursuant to
                  Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

      (ii) Liability. If: --

            (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

            (2) X does not so deduct or withhold; and

            (3) a liability resulting from such Tax is assessed directly against X,

      then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect o-f the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a) Basic Representations.

      (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

      (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

      (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

      (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in lull force and effect and all conditions of any such consents have been complied with; and

      (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4. Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

      (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

      (ii) any other documents specified in the Schedule or any Confirmation;
      and

      (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or an Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

      (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

      (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

      (iii) Credit Support Default.

            (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

            (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

            (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of such Credit Support Document;

      (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

      (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party
      (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

      (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

      (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

            (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors;
            (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;
            (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

      (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

            (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

            (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

      (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): --

            (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

            (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

      (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

      (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

      (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

      (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6. Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.

      (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

      (ii) Transfer to Avoid Termination Event. If either an Illegality under
      Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

      If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

      Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

      (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

      (iv) Right to Terminate. If: --

            (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

            (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) Effect of Designation.

      (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

      (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.

      (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

      (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

      (i) Events of Default. If the Early Termination Date results from an Event of Default: --

            (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

            (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-Defaulting Party's Loss in respect of this Agreement.

            (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

            (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

      (ii) Termination Events. If the Early Termination Date results from a Termination Event: --

            (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

            (2) Two Affected Parties. If there are two Affected Parties: --

                  (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                  (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

            If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

      (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

      (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7. Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: --

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9. Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire Agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

      (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

      (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

      (i) if in writing and delivered in person or by courier, on the date it is delivered;

      (ii) if sent by telex, on the date the recipient's answerback is received;

      (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

      (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

      (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13. Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

      (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

      (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. Definitions

As used in this Agreement:--

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the ease of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except so as to avoid duplication, if Section 6(e)(i)(l) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with a respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such determination as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) its relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of: --

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meanings specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either ease) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each ease together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.



........................................  .......................................
            (Name of Party)                          (Name of Party

By:....................................  By:....................................
   Name:                                    Name:
   Title:                                   Title:
   Date:                                    Date:

                                     ISDA(R)
                  International Swap Dealers Association, Inc.


                                    SCHEDULE
                                     to the
                                Master Agreement

                            dated as of ............

between................................     and ................................
               ("Party A")                               ("Party B")

Part 1. Termination Provisions.

(a)   "Specified Entity" means in relation to Party A for the purpose of: --

      Section 5(a)(v),........................................................
      Section 5(a)(vi),.......................................................
      Section 5(a)(vii),......................................................
      Section 5(b)(iv),.......................................................

                  and in relation to Party B for the purpose of:--

      Section 5(a)(v),........................................................
      Section 5(a)(vi),.......................................................
      Section 5(a)(vii),......................................................
      Section 5(b)(iv),.......................................................

(b)   "Specified Transaction" will have the meaning specified in Section 14 of this Agreement unless another meaning is specified here ..................
      ..........................................................................
      ..........................................................................

(c)   The "Cross Default" provisions of Section 5(a)(vi)
                                                will/will not * apply to Party A
                                                will/will not * apply to Party B

      If such provisions apply:--

      "Specified  Indebtedness"  will have the meaning specified in Section 14 of this Agreement unless another meaning is specified here ...............
       .........................................................................

      "Threshold Amount" means .................................................
      ..........................................................................

(d)   The "Credit Event Upon Merger" provisions of Section 5(b)(iv)
                                                will/will not * apply to Party A
                                                will/will not * apply to Party B

(e)   The "Automatic Early Termination" provisions of Section 6(a)
                                                will/will not * apply to Party A
                                                will/will not * apply to Party B

(f)   Payments on Early Termination. For the purpose of Section 6(e) of this
      Agreement: --

      (i)   Market Quotation/Loss * will apply.

      (ii)  The First Method/The Second Method * will apply.

(g)   "Termination Currency" means .................., if such currency is specified and freely available, and otherwise United States Dollars.

(h)   Additional  Termination Event will/will not apply*.  The following shall constitute an Additional Termination Event: -- ...........................
      ..........................................................................
      ..........................................................................
      ..........................................................................
      ..........................................................................
      ..........................................................................

      For the purpose of the foregoing  Termination  Event, the Affected Party or Affected Parties shall be: -- .........................................
      ..........................................................................

Part 2. Tax Representations.

(a) Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will/will not* make the following representation and Party B will/will not* make the following representation: --

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the Agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

      (i) The following representation will/will not* apply to Party A and will/will not* apply to Party B: --

      It is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction.

If such representation applies, then: --

"Specified Treaty" means with respect to Party A          ......................

"Specified Jurisdiction" means with respect to Party A    ......................

"Specified Treaty" means with respect to Party B          ......................

"Specified Jurisdiction" means with respect to Party B    ......................

      (ii) The following representation will/will not* apply to Party A and will/will not* apply to Party B: --

      Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the Specified Jurisdiction.

If such representation applies, then: --

"Specified Jurisdiction" means with respect to Party A    ......................

"Specified Jurisdiction" means with respect to Party B    ......................

      (iii) The following representation will/will not* apply to Party A and will/will not* apply to Party B: --

      (A) It is entering into each Transaction in the ordinary course of its trade as, and is, either (1) a recognized U.K. bank or (2) a recognised U.K. swaps dealer (in either ease (1) or (2), for purposes of the United Kingdom Inland Revenue extra statutory concession C17 on interest and currency swaps dated March 14, 1989), and (B) it will bring into account payments made and received in respect of each Transaction in computing its income for United Kingdom tax purposes.

(iv)  Other Payee Representations: --  .........................................
      ..........................................................................
      ..........................................................................
      ..........................................................................

      N.B. The above representations may need modification if either party is a Multibranch Party.

Part 3. Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable: --

(a)   Tax forms, documents or certificates to be delivered are: --

         Party required to          Form/Document/           Date by which
          deliver document           Certificate            to be delivered

     .......................   .......................   .......................

     .......................   .......................   .......................

     .......................   .......................   .......................

     .......................   .......................   .......................

     .......................   .......................   .......................

     .......................   .......................   .......................

(b)   Other documents to be delivered are: --
                                                                 Covered by
       Party required to   Form/Document/     Date by which         Section 3(d)
       deliver document      Certificate     to be delivered   Representation

      ..................  ................. .................      Yes/No*

      ..................  ................. .................      Yes/No*

      ..................  ................. .................      Yes/No*

      ..................  ................. .................      Yes/No*

      ..................  ................. .................      Yes/No*

Part 4. Miscellaneous.

(a)   Addresses for Notices. For the purpose of Section 12(a) of this Agreement:
      --

      Address for notices or communications to Party A: --

      Address: .............................. .................................
      Attention: ............................ .................................
      Telex No.: ............................ Answerback:......................
      Facsimile No.: ........................ Telephone No.: ..................
      Electronic Messaging System Details:... .................................

      Address for notices or communications to Party B: --

      Address: .............................. .................................
      Attention: ............................ .................................
      Telex No.: ............................ Answerback:......................
      Facsimile No.: ........................ Telephone No.: ..................
      Electronic Messaging System Details:... .................................

(b)   Process Agent. For the purpose of Section 13(c) of this Agreement: --

      Party A appoints as its Process Agent ....................................

      Party B appoints as its Process Agent ....................................

(c) Offices. The provisions of Section 10(a) will/will not* apply to this Agreement.

(d)   Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is/is not* a Multibranch Party and, if so, may act through the following
Offices: --

     .......................   .......................   .......................

     .......................   .......................   .......................

Party B is/is not* a Multibranch Party and, if so, may act through the following
Offices: --

     .......................   .......................   .......................

     .......................   .......................   .......................

(e) Calculation Agent. The Calculation Agent is ..., unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(f)   Credit Support Document. Details of any Credit Support Document: -- ......
      ..........................................................................
      ..........................................................................
      ..........................................................................

(g)   Credit Support Provider. Credit Support Provider means in relation to
      Party A, .................................................................
      ..........................................................................
      ..........................................................................

      Credit Support Provider means in relation to Party B, ....................
      ..........................................................................
      ..........................................................................

(h) Governing Law. This Agreement will be governed by and construed in accordance with English law/the laws of the State of New York (without reference to choice of law doctrine)*.

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will not apply to the following Transactions or groups of Transactions (in each ease starting from the date of this Agreement/in each case starting from ................................*) ..................................
      ....................................... ..................................
      ....................................... ..................................

(j) "Affiliate" will have the meaning specified in Section 14 of this Agreement unless another meaning is specified here

      ..........................................................................
      ..........................................................................

Part 5. Other Provisions.

--------

*  Delete as applicable.

                                    EXHIBIT T

                                  CAP AGREEMENT
                                               Barclays Capital
                                               5 The North Colonnade
                                               Canary Wharf
                                               London E14 4BB

                                               Tel +44 (0)20 7623 2323

To: Securitized Asset Backed Receivables LLC Trust 2006-NC2 (the "Trust" or the "Counterparty")
            Wells Fargo Bank, National Association,
            not individually, but solely as securities administrator
            9062 Old Annapolis Road
            Columbia, Maryland  21045
            Attention:  Sherri Sharps

From:       BARCLAYS BANK PLC (LONDON HEAD OFFICE) ("Barclays")
Date:       May 31, 2006
Reference:  1200954B (the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2,
            Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5
            Certificates)

                         Interest Rate Cap Confirmation
                         ------------------------------

The purpose of this facsimile (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction").

The definitions and provisions contained in the 2000 ISDA Definitions (the "2000 Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated into this Confirmation. In the event of any inconsistency between the 2000 Definitions and this Confirmation, this Confirmation will govern for the purposes of the Transaction. References herein to a "Transaction" shall be deemed to be references to a "Swap Transaction" for the purposes of the 2000 Definitions. Capitalized terms used in this Confirmation and not defined in this Confirmation or the 2000 Definitions shall have the respective meanings assigned in the Agreement. Each party hereto agrees to make payment to the other party hereto in accordance with the provisions of this Confirmation and of the Agreement. In this Confirmation, "Party A" means Barclays and "Party B" means the Counterparty.

This Confirmation supersedes any previous Confirmation or other communication with respect to the Transaction and evidences a complete and binding agreement between you and us as to the terms of the Swap Transaction to which this Confirmation relates. This Confirmation, together with all other documents referring to the form of the 1992 ISDA Master Agreement (Multicurrency -- Cross Border) (the "ISDA Form") (each a "Confirmation") confirming transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a Confirmation), shall supplement, form part of, and be subject to, an agreement in the form of the ISDA Form as if we had executed an agreement in such form (but without any Schedule except for the election of the laws of the State of New York (without reference to choice of law doctrine except Section 5-1401 and Section 5-1402 of the New York General Obligation Law) as governing law, the election of Market Quotation and Second Method for purposes of Section 6(e) of the ISDA Form, U.S. Dollars as the Termination Currency and the additional material set forth in Part 5) on the Trade Date for the first such Transaction between us.

The terms of the particular Transaction to which this Confirmation relates are as follows:

--------------------------------------------------------------------------------
                                  TRADE DETAILS
--------------------------------------------------------------------------------
Party A:                            Barclays
--------------------------------------------------------------------------------
Party B:                            Counterparty
--------------------------------------------------------------------------------
Notional Amount:                    An amount equal to the lesser of:

                                    (x)   the product of the applicable Cap
                                          Notional Amount (amortizing in
                                          accordance with the Cap Notional
                                          Amount Amortization Schedule attached
                                          in Annex I) multiplied by the Floating
                                          Amount multiplier set forth in Annex 1
                                          and

                                    (y)   the excess, if any of:

                                          (A)   the aggregate Class Certificate
                                                Balance of the LIBOR
                                                Certificates over

                                          (B)   the product of the applicable
                                                Swap Notional Amount (amortizing
                                                in accordance with the attached
                                                Swap Notional Amount
                                                Amortization Schedule multiplied
                                                by the Interest Rate Multiplier,
                                                in each case, as specified in
                                                Annex II.
--------------------------------------------------------------------------------
Trade Date:                         May 31, 2006
--------------------------------------------------------------------------------
Effective Date:                     May 31, 2006
--------------------------------------------------------------------------------
Termination Date:                   November 25, 2010; subject to adjustment in
                                    accordance with the Modified Following
                                    Business Day Convention
--------------------------------------------------------------------------------
Fixed Amounts:
--------------------------------------------------------------------------------
Fixed Rate Payer:                   Counterparty

Fixed Rate Payer Payment Date(s):   June 26, 2006; subject to adjustment in
                                    accordance with the Modified Following
                                    Business Day Convention

Fixed Amount:                       USD 1,729,000
--------------------------------------------------------------------------------
Floating Amounts:
--------------------------------------------------------------------------------
Floating Rate Payer:                Barclays

Cap Rate:                           5.12%

Floating Rate Payer Period End      The 25th of each month in each year from and
Date(s):                            including June 25, 2006 to and including
                                    November 25, 2010, subject to adjustment in accordance with the Modified Following
                                    Business Day Convention

Floating Rate Payer Payment         Each day that is one day prior to each
Date(s):                            Floating Rate Payer Period End Date subject
                                    to adjustment in accordance with the
                                    Preceding Business Day Convention.

Floating Rate Option:               USD-LIBOR-BBA

Floating Amount:                    To be determined in accordance with the
                                    following formula: Notional Amount *
                                    (Floating Rate - Cap Rate) * Floating Rate
                                    Day Count Fraction

                                    For the avoidance of doubt, the Notional
                                    Amount shall subject to the Interest Rate
                                    Multipliers set forth under the definition of the Notional Amount above.

Floating Rate Day Count Fraction:   Actual / 360

Designated Maturity:                1 Month

Reset Dates:                        The first day in each Calculation Period

Compounding:                        Inapplicable
--------------------------------------------------------------------------------
Business Days:                      New York, New York; Columbia, Maryland
--------------------------------------------------------------------------------
Calculation Agent:                  Party A
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Governing Law:                      The Transaction and this Confirmation will
                                    be governed by and construed in accordance
                                    with the laws of the State of New York
                                    (without reference to choice of law doctrine
                                    except Section 5-1401 and Section 5-1402 of
                                    the New York General Obligation Law)
--------------------------------------------------------------------------------
                                    ACCOUNT DETAILS
--------------------------------------------------------------------------------
Payments to Barclays:               Correspondent: BARCLAYS BANK PLC NEW YORK
                                    FFED:  026002574
                                    Beneficiary: BARCLAYS SWAPS
                                    Beneficiary Account: 050-01922-8
--------------------------------------------------------------------------------
Payments to the Counterparty:       Wells Fargo Bank, National Association
                                    San Francisco, California
                                    ABA No.
                                    Account No.
                                    Account Name:
                                    FFC:
--------------------------------------------------------------------------------
                                    OFFICES
--------------------------------------------------------------------------------
Barclays:                           Address for Notices:
                                    5 THE NORTH COLONNADE
                                    CANARY WHARF
                                    E14 4BB
                                    Tel:  44(20) 77736461
                                    Fax:  44(20) 77736810
--------------------------------------------------------------------------------
Counterparty:                       Address for Notices:
                                    Wells Fargo Bank, National Association
                                    9062 Old Annapolis Road
                                    Columbia, Maryland  21045
                                    Attention:  Sherri Sharps - Client
                                    Manager - SABR 2006-NC2
                                    Tel: (410) 884-2000
                                    Fax: (410) 715-2380
--------------------------------------------------------------------------------

Miscellaneous Provisions with respect to the ISDA Form

1) The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form will apply to any Transaction.

2) Termination Provisions. For purposes of the Agreement:

      (a) "Specified Entity" means in relation to Party A for the purpose of the Agreement:

      Section 5(a)(v): None;
      Section 5(a)(vi): None;
      Section 5(a)(vii): None;
      Section 5(b)(iv): None;

      and in relation to Party B for the purpose of this Agreement:

      Section 5(a)(v): None;
      Section 5(a)(vi): None;
      Section 5(a)(vii): None;
      Section 5(b)(iv): None.

(b) "Specified Transaction" shall have the meaning specified in Section 14 of the Agreement.

(c) The "Breach of Agreement" provisions of Section 5(a)(ii) of the Agreement will be inapplicable to Party A and Party B.

(d) The "Credit Support Default" provisions of Section 5(a)(iii) of the Agreement will be inapplicable to Party B.

(e) The "Misrepresentation" provisions of Section 5(a)(iv) of the Agreement will be inapplicable to Party A and Party B.

(f) The "Default Under Specified Transaction" provisions of Section 5(a)(v) of the Agreement will be inapplicable to Party A and Party B.

(g) The "Cross Default" provisions of Section 5(a)(vi) of the Agreement will be inapplicable to Party A and Party B.

(h) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of the Agreement will be inapplicable to Party A and Party B.

(i) The "Automatic Early Termination" provision of Section 6(a) of the Agreement will be inapplicable to Party A and Party B; provided that where there is an Event of Default under Section 5(a)(vii)(1), (3), (4), (5), (6) or, to the extent analogous thereto, (8), and the Defaulting Party is governed by a system of law that does not permit termination to take place after the occurrence of such Event of Default, then the Automatic Early Termination provisions of
Section 6(a) will apply; provided, however, that this proviso shall only apply with respect to an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, Section 5(a)(vii)(8), if the proceeding is instituted by, or the relevant petition is presented to a court or other authority in the jurisdiction where the Defaulting Party is incorporated.

If an Early Termination Date has occurred under Section 6(a) of the Agreement as a result of Automatic Early Termination, and if the Non-defaulting Party determines that it has either sustained or incurred a loss or damage or benefited from a gain in respect of any Transaction, as a result of movement in interest rates, currency exchange rates, other relevant rates or market quotations between the Early Termination Date and the date upon which the Non-defaulting Party first becomes aware that such Event of Default has occurred under Section 6(a) of the Agreement, then without any duplication (i) the amount of such loss or damage shall be added to the amount due by the Defaulting Party or deducted from the amount due by the Non-defaulting Party, as the case may be (in both cases pursuant to Section 6(e)(i)(3) of the Agreement); or (ii) the amount of such gain shall be deducted from the amount due by the Defaulting Party or added to the amount due by the Non-defaulting Party, as the case may be (in both cases pursuant to Section 6(e)(i)(3) of the Agreement).

(j) Payments on Early Termination. For the purpose of Section 6(e) of the
Agreement:

      (i)   Market Quotation will apply.

      (ii)  The Second Method will apply.

(k) "Termination Currency" means United States Dollars.

3) Tax Representations.

      Payer Tax Representations. For the purpose of Section 3(e), each of Barclays and the Counterparty makes the following representation:

            It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

      Barclays Payee Tax Representations. For the purpose of Section 3(f), Barclays makes the following representations:

      With respect to payments made to Barclays which are not effectively connected to the U.S.: It is a non-U.S. branch of a foreign person for U.S. federal income tax purposes.

      With respect to payments made to Barclays which are effectively connected to the U.S.: Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the U.S.

      Counterparty Payee Tax Representations. For the purpose of Section 3(f), Counterparty makes the following representation:

            Counterparty represents that it is securities administrator of the trust formed under the Pooling and Servicing Agreement and is a "United States person" as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

4) Documents to be Delivered. For the purpose of Section 4(a):

(1)   Tax forms, documents, or certificates to be delivered are:


      Party required
    to deliver document          Form/Document/ Certificate     Date by which to be delivered
-----------------------------   -----------------------------   -----------------------------
Barclays and the Counterparty   Any document required or        Promptly after the earlier of
                                reasonably requested to allow   (i) reasonable demand by
                                the other party to make         either party or (ii) learning
                                payments under this Agreement   that such form or document is
                                without any deduction or        required.
                                withholding for or on the
                                account of any Tax or with
                                such deduction or withholding
                                at a reduced rate.


(2)      Other documents to be delivered are:


      Party required                                            Date by which to be      Covered by Section
    to deliver document          Form/Document/ Certificate           delivered          3(d) Representation
-----------------------------   -----------------------------   ----------------------   -------------------
Counterparty                    An opinion of                   Within 10 Business       Yes
                                Counterparty's counsel          Days from the
                                addressed to Barclays           execution and delivery
                                in form and substance           of the Confirmation
                                reasonably acceptable
                                to Barclays

Barclays and the                A certificate of an             Effective Date           Yes
Counterparty                    authorized officer of
                                the party, as to the
                                incumbency and
                                authority of the
                                respective officers of
                                the party signing this
                                Agreement, any
                                relevant Credit
                                Support Document, or
                                any Confirmation, as
                                the case may be

Counterparty                    Pooling and Servicing           Upon receipt by          Yes
                                Agreement, dated as             Counterparty of
                                of  May 1, 2006, among          execution copy
                                Securitized Asset
                                Backed Receivables
                                LLC, NC Capital
                                Corporation, U.S. Bank
                                National Association,
                                OfficeTiger Global
                                Real Estate Services,
                                Inc., Wells Fargo
                                Bank, National
                                Association and
                                Deutsche Bank National
                                Trust Company (the
                                "Pooling and Servicing
                                Agreement".)


5) Miscellaneous.

(a)   Address for Notices: For the purposes of Section 12(a) of this Agreement:

      Address for notices or communications to Barclays:

            Address:    5 THE NORTH COLONNADE
                        CANARY WHARF
                        E14 4BB
            Facsimile:  44(20) 77736461
            Phone:      44(20) 77736810

            (For all purposes)

      Address for notices or communications to the Counterparty:

            Address:    Wells Fargo Bank, National Association
                        9062 Old Annapolis Road
                        Columbia, Maryland 21045
                        Attention:  Sherri Sharps - Client Manager - SABR
                        2006-NC2

            Telephone:  (410) 884-2000
            Facsimile:  (410) 715-2380

(b) Process Agent. For the purpose of Section 13(c):

            Barclays appoints as
            its Process Agent:      Not Applicable

            The Counterparty
            appoints as its
            Process Agent:          Not Applicable

(c)   Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)   Multibranch Party. For the purpose of Section 10(c) of this Agreement:

      Barclays is a Multibranch Party and may act through its London and New York offices.

      Counterparty is not a Multibranch Party.

(e)   Calculation Agent. The Calculation Agent is Barclays.

(f)   Credit Support Document. Not Applicable.

(g)   Credit Support Provider.

      Barclays:  Not Applicable

      Counterparty:  Not Applicable

(h) Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine except Section 5-1401 and Section 5-1402 of the New York General Obligation Law).

(i) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(j) Waiver of Jury Trial. To the extent permitted by applicable law, each party irrevocably waives any and all right to trial by jury in any legal proceeding in connection with this Agreement, any Credit Support Document to which it is a Party, or any Transaction. Each party also acknowledges that this waiver is a material inducement to the other party's entering into this Agreement.

(k) "Affiliate" will have the meaning specified in Section 14 of the ISDA Form Master Agreement.

6) Additional Representations:

Subject to Section 7(b) of this Confirmation, each party represents to the other party that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary):

(a) Non-Reliance. Barclays is acting for its own account and Wells Fargo Bank, National Association is acting as securities administrator for the Trust under the Pooling and Servicing Agreement and not for its own account. Each party has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction; it being understood that information and explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the risks of the Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of the Transaction.

(d) Purpose. It is entering into the Transaction for the purposes of hedging its assets or liabilities or in connection with a line of business.

(e) Eligible Contract Participant Representation. It is an "eligible contract participant" within the meaning of Section 1(a)(12) of the Commodity Exchange Act, as amended, including as amended by the Commodity Futures Modernization Act of 2000.

7) Other Provisions:

(a) Fully-Paid Party Protected. Notwithstanding the terms of Sections 5 and 6 of the Agreement, if Party B has satisfied in full all its payment obligations under Section 2(a)(i) of the Agreement, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the Agreement with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Event pursuant to Section 6 of the Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the Agreement with respect to Party A as the Affected Party or
Section 5(b)(iii) of the Agreement with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Confirmation relates, Party B's only obligation under Section 2(a)(i) of the Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

(b) Securities Administrator Capacity. It is expressly understood and agreed by the parties hereto that (i) this Confirmation is executed and delivered by Wells Fargo Bank, National Association, not individually or personally but solely as Securities Administrator of the Trust under the Pooling and Servicing Agreement pursuant to which the Trust was formed, in the exercise of the powers and authority conferred upon and vested in it, and pursuant to instructions set for the therein, (ii) each of the representations, undertakings and agreements by Wells Fargo Bank, National Association is made and intended not as a personal representation, undertaking or agreement of Wells Fargo Bank, National Association, but solely for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as imposing any liability upon Wells Fargo Bank, National Association, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto, and (iv) under no circumstances shall Wells Fargo Bank, National Association be personally liable for the payment of any indebtedness or expenses of the Trust, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Confirmation, the Agreement or any related document.

(c) Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless each of the rating agencies listed in the Pooling and Servicing Agreement applicable to the Securitized Asset Backed Receivables LLC Trust 2006-NC2, Mortgage Pass-Through Certificates, Series 2006-NC2 (the "Certificates") has been provided notice of such modification and confirms in writing (including by facsimile transmission) within five Business Days after such notice is given that it will not downgrade, withdraw or modify its then-current rating of the Certificates issued by Party B.

(d) Proceedings. Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against, Party B, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates, provided that nothing herein will preclude, or be deemed to estop, Party A from taking any action in any case or proceeding voluntarily filed or commenced by or on behalf of Party B or in any involuntary case or proceeding pertaining to Party B after it has been commenced.

(e) Set-Off. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction, provided that nothing herein shall be construed to waive or otherwise limit the netting provisions contained in Section 2(c) or 6(e) of this Agreement.

(f) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

                                                                       Exhibit A

The time of dealing will be confirmed by Barclays upon written request. Barclays is regulated by the Financial Services Authority. Barclays is acting for its own account in respect of this Transaction.

Please confirm that the foregoing correctly sets forth all the terms and conditions of our agreement with respect to the Transaction by responding within three (3) Business Days by promptly signing in the space provided below and both
(i) faxing the signed copy to Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operations, Fax +(44) 20-7773-6810/6857, Tel +(44) 20-7773-6901/6904/6965, and (ii) mailing the signed copy to Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB Attention of Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operations. Your failure to respond within such period shall not affect the validity or enforceability of the Transaction as against you. This facsimile shall be the only documentation in respect of the Transaction and accordingly no hard copy versions of this Confirmation for this Transaction shall be provided unless the Counterparty requests.

For and on behalf of BARCLAYS BANK PLC   For and on behalf of

                                         Securitized Asset Backed Receivables
                                         LLC Trust 2006-NC2

                                         By: Wells Fargo Bank, National
                                             Association, not individually, but
                                             solely as securities administrator


--------------------------------------   ---------------------------------------
NAME                                     NAME
Authorised Signatory                     Authorised Signatory
Date:                                    Date:

Barclays Bank PLC and its affiliates, including Barclays Capital Inc., may share with each other information, including non-public credit information, concerning its clients and prospective clients. If you do not want such information to be shared, you must write to the Director of Compliance, Barclays Bank PLC, 222 Broadway, New York, New York 10038.

                                     Annex I

                  Cap Notional Amount Amortization Schedule

                                         Cap Notional Amount (in USD and
                                            subject to Floating Amount
            Period Start    Period End     multiplier of 10 as per the
   Period       Date           Date        Floating Amounts definition)
     1       31-May-06      25-Jun-06                  -0-
     2       25-Jun-06      25-Jul-06              1,007,040.68
     3       25-Jul-06      25-Aug-06              1,970,027.79
     4       25-Aug-06      25-Sep-06              2,885,274.14
     5       25-Sep-06      25-Oct-06              3,749,375.70
     6       25-Oct-06      25-Nov-06              4,559,239.09
     7       25-Nov-06      25-Dec-06              5,312,106.86
     8       25-Dec-06      25-Jan-07              6,024,373.77
     9       25-Jan-07      25-Feb-07              6,677,288.14
     10      25-Feb-07      25-Mar-07              7,269,524.49
     11      25-Mar-07      25-Apr-07              7,800,145.91
     12      25-Apr-07      25-May-07              8,250,995.32
     13      25-May-07      25-Jun-07              8,568,016.04
     14      25-Jun-07      25-Jul-07              8,748,287.14
     15      25-Jul-07      25-Aug-07              8,810,200.05
     16      25-Aug-07      25-Sep-07              8,783,470.23
     17      25-Sep-07      25-Oct-07              8,738,753.27
     18      25-Oct-07      25-Nov-07              8,693,488.77
     19      25-Nov-07      25-Dec-07              8,648,032.05
     20      25-Dec-07      25-Jan-08              8,634,471.45
     21      25-Jan-08      25-Feb-08              9,920,881.43
     22      25-Feb-08      25-Mar-08             10,586,803.49
     23      25-Mar-08      25-Apr-08             10,860,651.39
     24      25-Apr-08      25-May-08             11,023,404.59
     25      25-May-08      25-Jun-08             11,080,236.07
     26      25-Jun-08      25-Jul-08             10,919,298.31
     27      25-Jul-08      25-Aug-08             10,652,977.78
     28      25-Aug-08      25-Sep-08             10,674,607.18
     29      25-Sep-08      25-Oct-08             10,709,684.01
     30      25-Oct-08      25-Nov-08             10,672,538.09
     31      25-Nov-08      25-Dec-08             10,461,639.78
     32      25-Dec-08      25-Jan-09             10,166,392.56
     33      25-Jan-09      25-Feb-09              9,833,150.44
     34      25-Feb-09      25-Mar-09              9,458,048.66
     35      25-Mar-09      25-Apr-09              9,080,787.22
     36      25-Apr-09      25-May-09              8,707,362.50
     37      25-May-09      25-Jun-09              8,341,576.44
     38      25-Jun-09      25-Jul-09              7,841,751.96
     39      25-Jul-09      25-Aug-09              7,369,546.62
     40      25-Aug-09      25-Sep-09              6,929,767.69
     41      25-Sep-09      25-Oct-09              6,506,513.65
     42      25-Oct-09      25-Nov-09              6,098,638.89
     43      25-Nov-09      25-Dec-09              5,705,692.00
     44      25-Dec-09      25-Jan-10              5,312,193.22
     45      25-Jan-10      25-Feb-10              4,933,615.28
     46      25-Feb-10      25-Mar-10              4,569,552.57
     47      25-Mar-10      25-Apr-10              4,219,464.84
     48      25-Apr-10      25-May-10              3,882,891.71
     49      25-May-10      25-Jun-10              3,563,330.86
     50      25-Jun-10      25-Jul-10              3,223,404.79
     51      25-Jul-10      25-Aug-10              2,880,634.42
     52      25-Aug-10      25-Sep-10              2,534,335.38
     53      25-Sep-10      25-Oct-10              2,185,805.94
     54      25-Oct-10      25-Nov-10              1,834,015.53

                     [Rest of Page Left Intentionally Blank]

                                    Annex II

                  Swap Notional Amount Amortization Schedule

                                                          Interest       Day
           Period Start    Period End    Swap Notional      Rate        Count
 Period        Date           Date          Amount       Multiplier   Fraction
    1        31-May-06      25-Jun-06    6,016,795.60       100         30/360
    2        25-Jun-06      25-Jul-06    5,837,497.75       100         30/360
    3        25-Jul-06      25-Aug-06    5,653,308.33       100         30/360
    4        25-Aug-06      25-Sep-06    5,464,818.36       100         30/360
    5        25-Sep-06      25-Oct-06    5,272,635.53       100         30/360
    6        25-Oct-06      25-Nov-06    5,077,380.85       100         30/360
    7        25-Nov-06      25-Dec-06    4,879,685.23       100         30/360
    8        25-Dec-06      25-Jan-07    4,678,306.47       100         30/360
    9        25-Jan-07      25-Feb-07    4,475,844.28       100         30/360
   10        25-Feb-07      25-Mar-07    4,272,944.46       100         30/360
   11        25-Mar-07      25-Apr-07    4,070,248.71       100         30/360
   12        25-Apr-07      25-May-07    3,870,152.59       100         30/360
   13        25-May-07      25-Jun-07    3,678,670.17       100         30/360
   14        25-Jun-07      25-Jul-07    3,496,730.25       100         30/360
   15        25-Jul-07      25-Aug-07    3,323,848.98       100         30/360
   16        25-Aug-07      25-Sep-07    3,159,567.45       100         30/360
   17        25-Sep-07      25-Oct-07    3,003,450.45       100         30/360
   18        25-Oct-07      25-Nov-07    2,855,003.11       100         30/360
   19        25-Nov-07      25-Dec-07    2,713,884.94       100         30/360
   20        25-Dec-07      25-Jan-08    2,571,820.59       100         30/360
   21        25-Jan-08      25-Feb-08    2,306,570.58       100         30/360
   22        25-Feb-08      25-Mar-08    2,039,952.36       100         30/360
   23        25-Mar-08      25-Apr-08    1,807,099.84       100         30/360
   24        25-Apr-08      25-May-08    1,603,547.53       100         30/360
   25        25-May-08      25-Jun-08    1,425,716.94       100         30/360
   26        25-Jun-08      25-Jul-08    1,277,093.08       100         30/360
   27        25-Jul-08      25-Aug-08    1,153,056.79       100         30/360
   28        25-Aug-08      25-Sep-08    1,048,141.04       100         30/360
   29        25-Sep-08      25-Oct-08     958,283.82        100         30/360
   30        25-Oct-08      25-Nov-08     880,509.96        100         30/360
   31        25-Nov-08      25-Dec-08     812,569.90        100         30/360
   32        25-Dec-08      25-Jan-09     752,731.95        100         30/360
   33        25-Jan-09      25-Feb-09     699,600.66        100         30/360
   34        25-Feb-09      25-Mar-09     652,100.35        100         30/360
   35        25-Mar-09      25-Apr-09     609,372.62        100         30/360
   36        25-Apr-09      25-May-09     570,731.17        100         30/360
   37        25-May-09      25-Jun-09     535,581.93        100         30/360
   38        25-Jun-09      25-Jul-09     502,617.89        100         30/360
   39        25-Jul-09      25-Aug-09     471,451.37        100         30/360
   40        25-Aug-09      25-Sep-09     441,984.66        100         30/360
   41        25-Sep-09      25-Oct-09     414,120.59        100         30/360
   42        25-Oct-09      25-Nov-09     387,770.32        100         30/360
   43        25-Nov-09      25-Dec-09     362,850.19        100         30/360
   44        25-Dec-09      25-Jan-10     340,784.75        100         30/360
   45        25-Jan-10      25-Feb-10     319,910.57        100         30/360
   46        25-Feb-10      25-Mar-10     300,162.25        100         30/360
   47        25-Mar-10      25-Apr-10     281,477.73        100         30/360
   48        25-Apr-10      25-May-10     263,798.68        100         30/360
   49        25-May-10      25-Jun-10     247,070.00        100         30/360
   50        25-Jun-10      25-Jul-10     231,239.68        100         30/360
   51        25-Jul-10      25-Aug-10     216,258.61        100         30/360
   52        25-Aug-10      25-Sep-10     202,081.05        100         30/360
   53        25-Sep-10      25-Oct-10     188,662.44        100         30/360
   54        25-Oct-10      25-Nov-10     175,961.40        100         30/360

                     [Rest of Page Left Intentionally Blank]

                                    EXHIBIT U

                                   [RESERVED]

                                    EXHIBIT V

                        SERVICER REMITTANCE REPORT FORMAT


-----------------------------------------------------------------------------------------------------------------------
Standard File Layout - Trustee
-----------------------------------------------------------------------------------------------------------------------
Column Name                 DESCRIPTION                                   Decimal    Comment                   Max Size
-----------------------------------------------------------------------------------------------------------------------
LOAN_NBR                    A unique identifier assigned to each loan                Text up to 10 digits      10
                            by the originator.
-----------------------------------------------------------------------------------------------------------------------
SER_INVESTOR_NBR            A value assigned by the Servicer to define               Text up to 10 digits      20
                            a group of loans.
-----------------------------------------------------------------------------------------------------------------------
SERVICER_LOAN_NBR           A unique number assigned to a loan by the                Text up to 10 digits      10
                            Servicer. This may be different than the
                            LOAN_NBR.
-----------------------------------------------------------------------------------------------------------------------
BORR_NEXT _PAY_DUE_DATE     The date at the end of processing cycle that             MM/DD/YYYY                10
                            the Borrower's next payment is due to the
                            Servicer, as reported by Servicer.
-----------------------------------------------------------------------------------------------------------------------
NOTE_INT_RATE               The loan interest rate as reported by the     4          Max length of 6           6
                            Servicer.
-----------------------------------------------------------------------------------------------------------------------
ACTL_END _PRIN_BAL          The Borrower's actual principal balance at    2          No commas(,) or dollar    11
                            the end of the processing cycle.                         signs ($)
-----------------------------------------------------------------------------------------------------------------------
SCHED_END_PRIN_BAL          The scheduled principal balance due to the    2          No commas(,) or dollar    11
                            investors at the end of a processing cycle.              signs ($)
-----------------------------------------------------------------------------------------------------------------------
ACTL_BEG _PRIN_BAL          The Borrower's actual principal balance at    2          No commas(,) or dollar    11
                            the beginning of the processing cycle.                   signs ($)
-----------------------------------------------------------------------------------------------------------------------
SCHED_BEG_PRIN_BAL          The scheduled outstanding principal amount    2          No commas(,) or dollar    11
                            due at the beginning of the cycle date to                signs ($)
                            be passed through to the investors.
-----------------------------------------------------------------------------------------------------------------------
SCHED_PAY_AMT               The scheduled monthly principal and           2          No commas(,) or dollar    11
                            scheduled interest payment that a Borrower               signs ($)
                            is expected to pay; P&I constant.
-----------------------------------------------------------------------------------------------------------------------
SCHED_PRIN_ AMT             The scheduled principal amount as reported    2          No commas(,) or dollar    11
                            by the Servicer for the current cycle.                   signs ($)
-----------------------------------------------------------------------------------------------------------------------
SERV_CURT _AMT_1            The first curtailment amount to be applied.   2          No commas(,) or dollar    11
                                                                                     signs ($)
-----------------------------------------------------------------------------------------------------------------------
SERV_CURT _AMT_2            The second curtailment amount to be applied.  2          No commas(,) or dollar    11
                                                                                     signs ($)
-----------------------------------------------------------------------------------------------------------------------
SERV_CURT _AMT_3            The third curtailment amount to be applied.   2          No commas(,) or dollar    11
                                                                                     signs ($)
-----------------------------------------------------------------------------------------------------------------------
                            The standard FNMA numeric code used to                   Action Code Key:          2
                            indicate the default/delinquent status of a              15=Bankruptcy,
                            particular loan.                                         30=Foreclosure,
                                                                                     70=REO, 60=PIF,
                                                                                     63=Substitution,
                                                                                     65=Repurchase;
-----------------------------------------------------------------------------------------------------------------------
ACTION_CODE
-----------------------------------------------------------------------------------------------------------------------
PIF_AMT                     The loan "paid in full" amount as reported    2          No commas(,) or dollar    11
                            by the Servicer.                                         signs ($)
-----------------------------------------------------------------------------------------------------------------------
PIF_DATE                    The paid in full date as reported by the                 MM/DD/YYYY                10
                            Servicer.
-----------------------------------------------------------------------------------------------------------------------
SCHED_GROSS_INTEREST_AMT    The amount of interest due on the             2          No commas(,) or dollar    11
                            outstanding scheduled principal balance in               signs ($)
                               the current cycle.
-----------------------------------------------------------------------------------------------------------------------
LOAN_FEE_AMT                The monthly loan fee amount expressed in      2          No commas(,) or dollar    11
                            dollars and cents.                                       signs ($)
-----------------------------------------------------------------------------------------------------------------------
SERV_FEE_RATE               The Servicer's fee rate for a loan as         4          Max length of 6           6
                            reported by the Servicer.
-----------------------------------------------------------------------------------------------------------------------
CR_LOSS_AMT                 The amount of loss that is classified as a    2          No commas(,) or dollar    11
                            credit.                                                  signs ($)
-----------------------------------------------------------------------------------------------------------------------
FRAUD_LOSS_AMT              The amount of loss that is attributable to    2          No commas(,) or dollar    11
                            a fraud claim.                                           signs ($)
-----------------------------------------------------------------------------------------------------------------------
BANKRUPTCY_LOSS_AMT         The amount of loss due to bankruptcy.         2          No commas(,) or dollar    11
                                                                                     signs ($)
-----------------------------------------------------------------------------------------------------------------------
SPH_LOSS_AMT                The amount of loss that is classified as a    2          No commas(,) or dollar    11
                            special hazard.                                          signs ($)
-----------------------------------------------------------------------------------------------------------------------
PREPAY_PENALTY_ AMT         The penalty amount received when a Borrower   2          No commas(,) or dollar    11
                            prepays on his loan as reported by the                   signs ($)
                            Servicer.
-----------------------------------------------------------------------------------------------------------------------
PREPAY_PENALTY_ WAIVED      The prepayment penalty amount for the loan    2          No commas(,) or dollar    11
                            waived by the Servicer.                                  signs ($)
-----------------------------------------------------------------------------------------------------------------------
MOD_DATE                    The effective payment date of the                        MM/DD/YYYY                10
                            modification for the loan.
-----------------------------------------------------------------------------------------------------------------------
MOD_TYPE                    The modification type.                                   Varchar - value can be    30
                                                                                     alpha or numeric
-----------------------------------------------------------------------------------------------------------------------
DELINQ_P&I_ADVANCE_AMT      The current outstanding principal and         2          No commas(,) or dollar    11
                            interest advances made by the Servicer.                  signs ($)
-----------------------------------------------------------------------------------------------------------------------
Standard File Layout -
Trustee
-----------------------------------------------------------------------------------------------------------------------
Column Name                 DESCRIPTION                                   Decimal    Comment                   Max Size
-----------------------------------------------------------------------------------------------------------------------
LOAN_NBR                    A unique identifier assigned to each loan by             Text up to 10 digits      10
                            the originator.
-----------------------------------------------------------------------------------------------------------------------
SER_INVESTOR_NBR            A value assigned by the Servicer to define a             Text up to 10 digits      20
                            group of loans.
-----------------------------------------------------------------------------------------------------------------------
SERVICER_LOAN_NBR           A unique number assigned to a loan by the                Text up to 10 digits      10
                            Servicer. This may be different than the
                            LOAN_NBR.
-----------------------------------------------------------------------------------------------------------------------
BORR_NEXT _PAY_DUE_DATE     The date at the end of processing cycle that             MM/DD/YYYY                10
                            the Borrower's next payment is due to the
                            Servicer, as reported by Servicer.
-----------------------------------------------------------------------------------------------------------------------
NOTE_INT_RATE               The loan interest rate as reported by the     4          Max length of 6           6
                            Servicer.
-----------------------------------------------------------------------------------------------------------------------
ACTL_END _PRIN_BAL          The Borrower's actual principal balance at    2          No commas(,) or dollar    11
                            the end of the processing cycle.                         signs ($)
-----------------------------------------------------------------------------------------------------------------------
SCHED_END_PRIN_BAL          The scheduled principal balance due to the    2          No commas(,) or dollar    11
                            investors at the end of a processing cycle.              signs ($)
-----------------------------------------------------------------------------------------------------------------------
ACTL_BEG _PRIN_BAL          The Borrower's actual principal balance at    2          No commas(,) or dollar    11
                            the beginning of the processing cycle.                   signs ($)
-----------------------------------------------------------------------------------------------------------------------
SCHED_BEG_PRIN_BAL          The scheduled outstanding principal amount    2          No commas(,) or dollar    11
                            due at the beginning of the cycle date to be             signs ($)
                            passed through to the investors.
-----------------------------------------------------------------------------------------------------------------------
SCHED_PAY_AMT               The scheduled monthly principal and           2          No commas(,) or dollar    11
                            scheduled interest payment that a Borrower               signs ($)
                            is expected to pay; P&I constant.
-----------------------------------------------------------------------------------------------------------------------
SCHED_PRIN_ AMT             The scheduled principal amount as reported    2          No commas(,) or dollar    11
                            by the Servicer for the current cycle.                   signs ($)
-----------------------------------------------------------------------------------------------------------------------
SERV_CURT _AMT_1            The first curtailment amount to be applied.   2          No commas(,) or dollar    11
                                                                                     signs ($)
-----------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT W

                       ADDITIONAL DISCLOSURE NOTIFICATION

Securitized Asset Backed Receivables LLC
200 Park Avenue
New York, New York 10166
Attention: [_________]

Wells Fargo Bank, N.A., as Securities Administrator
Old Annapolis Road
Columbia, Maryland 21045
Attn: Corporate Trust Services - SABR 2006-NC2--SEC REPORT PROCESSING

      Re: RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

            In accordance with Section [ ] of the Pooling and Servicing Agreement, dated as of [____] [__], 2006, among [____], as [____], [____], as
[____], [____], as [____] and [____], as [____]. The undersigned, as [____], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:




List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:




            Any inquiries related to this notification should be directed to [____], phone number: [____]; email address: [____].



                                       [NAME OF PARTY],
                                          as [role]

                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT X

                              ASSIGNMENT AGREEMENT

                      ASSIGNMENT AND RECOGNITION AGREEMENT

            THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated May 31, 2006 ("Agreement"), between Barclays Bank, PLC ("Assignor") and Securitized Asset Backed Receivables LLC ("Assignee"):

            In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Assignment and Conveyance

            1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed on the schedule (the "Mortgage Loan Schedule") attached hereto as Exhibit A (the "Mortgage Loans") and (b) except as described below, that certain Mortgage Loan Purchase Agreement, dated as of August 1, 2005 (the "Purchase Agreement"), between the Assignor, as purchaser (the "Purchaser"), and WMC Mortgage Corp. (the "Company"), as seller, solely insofar as the Purchase Agreement relates to the Mortgage Loans.

            The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement, (ii) the rights of the Purchaser under Section 9.05, Section 13 and Section 14.01 of the Purchase Agreement and (iii) any rights of the Assignor under the letter agreement relating to the Mortgage Loans, dated August 31, 2005 (the "PPTA"), between the Assignor and the Company.

Recognition of the Company

            2. From and after the date hereof (the "Securitization Closing Date"), the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to Securitized Asset Backed Receivables LLC Trust 2006-NC2 (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2006 (the "Pooling Agreement"), among the Assignee, Wells Fargo Bank, National Association, as servicer (in such capacity, the "Servicer") and securities administrator (in such capacity, the "Securities Administrator"), NC Capital Corporation, as responsible party, OfficeTiger Global Real Estate Services Inc., as loan performance advisor, Deutsche Bank National Trust Company, as custodian, and U.S. Bank National Association, as trustee (the "Trustee"). The parties hereto hereby acknowledge and agree that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Assignee shall cause the Company to look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the Mortgage Loans,
(iii) the Trust (including the Securities Administrator, the Trustee and the Servicer acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Section 6.03 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Assignor thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser or the Custodian under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Securities Administrator, the Trustee and the Servicer acting on the Trust's behalf). The Assignor shall not agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Assignor

            3. The Assignor hereby represents and warrants, for the benefit of the Assignee and the Trust, that as to each Mortgage Loan:

            (a) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loans have been complied with, including, but not limited to, all applicable anti-predatory and abusive lending laws.

            (b) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms were defined in the then current Standard & Poor's LEVELS(R) Glossary) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act; and

            (c) To the Assignor's knowledge, no event has occurred (i) from the applicable Closing Date to the Securitization Closing Date that would render the representations and warranties as to any Mortgage Loan made by the Company pursuant to Section 9.02 of the Purchase Agreement (other than the representations and warranties set forth in Section 9.02 referenced in clause (ii) of this Section 3(c)) to be untrue in any material respect; and (ii) from November 30, 2005 to the Securitization Closing Date that would render the representations and warranties as to any Mortgage Loan made by the Company pursuant to Sections 9.02(b), 9.02(c), 9.02(d), 9.02(f), 9.02(h), 9.02(j),
9.02(k), 9.02(r), 9.02(s), 9.02(t), 9.02(z), 9.02(jj), 9.02(kk), 9.02(mm),
9.02(nn), 9.02(oo), 9.02(tt), 9.02(uu) and 9.02(ww) of the Purchase Agreement to be untrue in any material respect.

Remedies for Breach of Representations and Warranties

            4. In the event of any breach of the representations and warranties made by the Assignor set forth in Section 3 hereof, the Assignor shall be obligated to either cure such breach, substitute or repurchase the applicable Mortgage Loan in the manner set forth in Section 9.03 of the Purchase Agreement, but at the Repurchase Price (as defined in the Pooling Agreement). If any such breach is also a breach by the Company of any of its representations and warranties under the Purchase Agreement, the Assignee shall first proceed against the Company to enforce the rights and remedies it may have against the Company (and the Assignee shall give prompt written notice to the Assignor of such enforcement). If the Company fails to cure, repurchase or substitute for the affected Mortgage Loan within the time permitted under the Purchase Agreement, the Securities Administrator shall then enforce the obligations of the Assignor hereunder to cure such breach or to repurchase the Mortgage Loan from the Trust, and the Assignor shall be obligated to cure such breach or repurchase the affected Mortgage Loan within 30 days after notice by the Assignee to the Assignor of the Company's failure to perform as aforesaid. In the event of a substitution or repurchase of any Mortgage Loan by the Assignor, the Assignee shall promptly deliver to the Assignor or its designee the related Mortgage File and shall assign to the Assignor all of the Assignee's rights under the Purchase Agreement, insofar as they relate to such Mortgage Loan.

Miscellaneous

            5. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            6. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

            7. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Securities Administrator, the Trustee and the Servicer acting on the Trust's behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

            8. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

            9. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

            10. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

            11. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                       BARCLAYS BANK, PLC


                                       By:   /s/ Adam Carysforth
                                          ------------------------------------
                                          Name:  Adam Carysforth
                                          Title: Authorised Signatory


                                       SECURITIZED ASSET BACKED RECEIVABLES
                                          LLC


                                       By:  /s/ Paul Menefee
                                          ------------------------------------
                                          Name:  Paul Menefee
                                          Title: Director

                                    EXHIBIT A

                             Mortgage Loan Schedule
                             ----------------------

                                Mortgage Loan No.

                                 11290886 - WMC

                                 11311111 - WMC

                                    EXHIBIT Y

       WMC PURCHASE AGREEMENT MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

            (a) Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

            (b) Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet 30 days delinquent, have been made and credited. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan. The first Monthly Payment shall be made with respect to the Mortgage Loan on its related Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

            (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the related Due Date of the first installment of principal and interest;

            (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

            (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, subject to bankruptcy, equitable principles and laws affecting creditor rights;

            (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by an insurer acceptable to Seller in accordance with the Underwriting Guidelines and which is rated B:III or better in the current Best's Key Rating Guide ("Best's") against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is situated. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms to the Underwriting Guidelines. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory and abusive lending laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to the Illinois Interest Act and the Prepayment Penalty, if any, applicable to such Mortgage Loan, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements to the extent compliance therewith can be demonstrated and if required by applicable law;

            (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

            (i) Type of Mortgaged Property. With respect to a Mortgage Loan that is not a Co-op Loan, the Mortgaged Property is a fee simple estate or a leasehold estate located in a jurisdiction in which the use of a leasehold estate for residential properties is a widely accepted practice that consists of one or more separate and complete tax parcels of real property improved by a Residential Dwelling; provided, however, that any condominium unit, planned unit development or residential cooperative housing corporation shall conform with the Underwriting Guidelines. In the case of any Mortgaged Properties that are Manufactured Homes (a "Manufactured Home Mortgage Loan"), (i) the related manufactured dwelling is permanently affixed to the land, (ii) the related manufactured dwelling and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming Seller (or the Mortgage Loan originator) as mortgagee, (iii) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, and (iv) such manufactured Home Mortgage Loan is (x) a qualified mortgage under Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended and (y) secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code. No portion of the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan) is used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. None of the Mortgaged Properties are log homes, mobile homes, geodesic domes or other unique property types;

            (j) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable, first lien (with respect to a First Lien Loan) or second lien (with respect to a Second Lien Loan) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to (collectively, the "Permitted Exceptions"):

            (i) with respect to a Second Lien Loan only, the lien of the first mortgage on the Mortgaged Property;

            (ii) the lien of current real property taxes and assessments not yet due and payable;

            (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

            (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

            Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien (with respect to a First Lien Loan) or second lien (with respect to a Second Lien Loan) and first priority (with respect to a First Lien Loan) or second priority (with respect to a Second Lien Loan) security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser, subject to the Permitted Exceptions;

            (k) Valid First or Second Priority Security Interest. With respect to any Co-op Loan, the related Mortgage is a valid, subsisting, and enforceable first priority security interest (with respect to a First Lien Loan) or second priority security interest (with respect to a Second Lien Loan) on the related cooperative shares securing the Mortgage Note, subject only to (a) liens of the related residential cooperative housing corporation for unpaid assessments representing the Mortgagor's pro rata share of the related residential cooperative housing corporation's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by the related Security Agreement;

            (l) Request for Notice; No Consent Required. With respect to any Second Lien Loan, where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Seller has notified the senior lienholder in writing of the existence of the Second Lien Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder. Either (a) no consent for the Second Lien Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File;

            (m) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions relating to the Prepayment Penalty, if any, applicable to the Mortgage Loan), except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller in connection with the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller in connection with the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan. Notwithstanding the foregoing, but without limiting the other representations and warranties set forth elsewhere in this Agreement, if any error, omission or negligence in the origination of such Mortgage Loan occurred despite Seller's conformance with its Underwriting Guidelines (as in effect at the time such Mortgage Loan was made), then there shall be a presumptive conclusion that there was no error, omission or negligence. In addition, omissions relating to information required under certain loan programs will not constitute omissions for purposes hereof. No fraud, misrepresentation, or similar occurrence or, to Seller's knowledge, error, omission, or negligence with respect to a Mortgage Loan has taken place on the part of any Person (other than Seller), including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

            (n) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (o) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files or any part thereof with respect thereto not delivered to the Custodian, the Purchaser or the Purchaser's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. Upon the Seller's receipt of the Purchase Price, the Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the related Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

            (p) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located to the extent required to ensure enforceability of the Mortgage Loan, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

            (q) LTV, PMI Policy. No Mortgage Loan has an LTV or CLTV greater than 100%. No Mortgage Loan is covered by a PMI Policy;

            (r) Title Insurance. With respect to a Mortgage Loan which is not a Co-op Loan, the Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to pursuant to the Seller's Underwriting Guidelines and each such title insurance policy is issued by a title insurer acceptable to prudent lenders in the secondary mortgage market and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first (with respect to a First Lien Loan) or second (with respect to a Second Lien Loan) priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (i), (ii) and
(iii) of paragraph (j) of this Section 9.02, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (s) No Defaults. Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

            (t) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (u) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (v) Origination; Payment Terms. The Mortgage Loan was originated by
(i) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority or (ii) by a correspondent mortgage banker or broker licensed or authorized to do business in the jurisdiction in which the related Mortgaged Property is located, as indicated on the Mortgage Loan Schedule, in which case the Mortgage Loan was re-underwritten by the Seller prior to purchasing the Mortgage Loan in accordance with its Underwriting Guidelines in effect on the date such Mortgage Loan was originated. Unless such Mortgage Loan is an Interest-Only Loan, principal payments on the Mortgage Loan commenced no more than seventy days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as, in the case of an Adjustable Rate Mortgage Loan, the Lifetime Rate Cap and the Periodic Cap are as set forth on the related Mortgage Loan Schedule. Unless identified on the related Mortgage Loan Schedule as an Internet-Only Loan or Balloon Mortgage Loan, the Mortgage
Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan, unless such Mortgage Loan is an Interest-Only Loan or Balloon Mortgage Loan, fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization (or forty years for Mortgage Loans identified on the Mortgage Loan Schedule as a Balloon Mortgage Loan with a forty year amortization period), the Mortgage Loan is payable on the first day of each month. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. Unless identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan, the Mortgage Loan does not require a balloon payment on its stated maturity date;

            (w) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (x) Conformance with Agency and Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines (a copy of which shall be attached to each related Assignment and Conveyance Agreement). The Mortgage Note and Mortgage are on forms acceptable to prudent lenders in the secondary mortgage market and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

            (y) Occupancy of the Mortgaged Property. As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

            (z) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

            (aa) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (bb) [Reserved];

            (cc) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

            (dd) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Underwriting Guidelines;

            (ee) Transfer of Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

            (ff) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of the Seller's knowledge, such provision is enforceable, subject to bankruptcy, equitable principles and laws affecting creditor rights;

            (gg) Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents do not allow an assumption of such Mortgage Loan by any other party;

            (hh) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (ii) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the applicable Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first (with respect to a First Lien Loan) or second (with respect to a Second Lien Loan) lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to prudent lenders in the secondary market. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (jj) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or, to the Seller's knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in at least the same condition or better than its condition at the time of its appraisal. There have not been any condemnation proceedings with respect to the Mortgaged Property;

            (kk) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Seller with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

            (ll) Conversion to Fixed Interest Rate. The Mortgage Loan is not a Convertible Mortgage Loan;

            (mm) Other Insurance Policies; No Defense to Coverage. No action, inaction or event has occurred and no state of facts exists or has existed on or prior to the Closing Date that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy, PMI Policy or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured), irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

            (nn) No Violation of Environmental Laws. To the best of the Seller's knowledge, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property;

            (oo) Servicemembers' Civil Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Relief Act, or other similar state statute;

            (pp) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of the Underwriting Guidelines and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

            (qq) Disclosure Materials. The Seller has executed a statement to the effect that (i) the Mortgagor has received all disclosure materials required by the Mortgagor, and (ii) the Seller has complied with all applicable law with respect to the making of the Mortgage Loans. The Seller shall maintain such statement in the Mortgage File;

            (rr) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction (other than a "construct-to-perm" loan) or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

            (ss) Escrow Analysis. If applicable, with respect to each Mortgage, the Seller has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

            (tt) Prior Servicing. Each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices;

            (uu) No Default Under First Lien. With respect to each Second Lien Loan, the related First Lien Loan related thereto is in full force and effect, and there is no default, breach, violation or event which would permit acceleration existing under such first Mortgage or Mortgage Note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration thereunder;

            (vv) Right to Cure First Lien. With respect to each Second Lien Loan, the related first lien Mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien Mortgage;

            (ww) No Failure to Cure Default. The Seller has not received a written notice of default of any senior mortgage loan related to the Mortgaged Property which has not been cured;

            (xx) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with the Purchaser's secondary marketing operations and the purchase and sale of mortgages or Servicing Rights thereto;

            (yy) Leaseholds. If the Mortgage Loan is secured by a leasehold estate, (1) the ground lease is assignable or transferable; (2) the ground lease will not terminate earlier than five years after the maturity date of the Mortgage Loan; (3) the ground lease does not provide for termination of the lease in the event of lessee's default without the mortgagee being entitled to receive written notice of, and a reasonable opportunity to cure the default; (4) the ground lease permits the mortgaging of the related Mortgaged Property; (5) the ground lease protects the mortgagee's interests in the event of a property condemnation; (6) all ground lease rents, other payments, or assessments that have become due have been paid; and (7) the use of leasehold estates for residential properties is a widely accepted practice in the jurisdiction in which the Mortgaged Property is located;

            (zz) Prepayment Penalty. Each Mortgage Loan that is subject to a prepayment penalty as provided in the related Mortgage Note is identified on the related Mortgage Loan Schedule. With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of five (5) years following origination. With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of three (3) years following origination;

            (aaa) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law;

            (bbb) Single-premium credit life insurance policy. In connection with the origination of any Mortgage Loan, no proceeds from such Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy;

            (ccc) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage under Section 860G(a)(3) of the Code;

            (ddd) Tax Service Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract issued by Fidelity National Tax Service (or another tax service contract provider acceptable to prudent lenders in the secondary market), and such contract is transferable;

            (eee) Origination. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan;

            (fff) Recordation. Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

            (ggg) Co-op Loans. With respect to a Mortgage Loan that is a Co-op Loan, (i) a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan, (ii) the stock that is pledged as security for the Mortgage Loan is held by a person as a "tenant-stockholder" and the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation," each within the meaning of
Section 216 of the Code and (iii) there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;

            (hhh) Mortgagor Bankruptcy. On or prior to the date 60 days after the related Closing Date, the Mortgagor has not filed and will not file a bankruptcy petition or has not become the subject and will not become the subject of involuntary bankruptcy proceedings or has not consented to or will not consent to the filing of a bankruptcy proceeding against it or to a receiver being appointed in respect of the related Mortgaged Property;

            (iii) No Prior Offer. The Mortgage Loan has not previously been rejected by a third party purchaser;

            (jjj) Credit Reporting. The Seller has, in its capacity as servicer for each Mortgage Loan, caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

            (kkk) Fannie Mae Guides Anti-Predatory Lending Eligibility. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae Guides;

            (lll) Mortgagor Selection. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Seller which is a higher cost product designed for less creditworthy mortgagors, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Seller;

            (mmm) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the related Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the related Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the related Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

            (nnn) Mortgage Loans with Prepayment Premiums. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the related Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan's origination, the related Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium; provided, that such offer may have been evidenced by the Seller's rate sheet/pricing grid relating to such Mortgage Loan, which provided that the Mortgage Loan had a full prepayment premium buy-out pricing adjustment available, (iii) the prepayment premium is disclosed to the related Mortgagor in the Mortgage Loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Seller, as servicer, shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the related Mortgagor's default in making the Mortgage Loan payments;

            (ooo) Purchase of Insurance. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, property, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, property, accident, unemployment, mortgage or health insurance) in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

            (ppp) Points and Fees. All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. Except (i) as set forth on the related Mortgage Loan Schedule or (ii) in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no Mortgagor was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such Mortgage Loan, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Guides;

            (qqq) Disclosure of Fees and Charges. All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

            (rrr) No Arbitration. No Mortgage Loan originated on or after July 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction; and

            (sss) Balloon Mortgage Loans. No Balloon Mortgage Loan has an original stated maturity of less than seven (7) years.